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                                                                   EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement And Plan Of Reorganization (this "Agreement") is made and entered into as of the 12th day of August, 1996, by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Aames Acquisition Corporation, a Delaware corporation to be formed as a wholly owned subsidiary of Aames ("Merger Sub"), and One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"), and (solely for purposes of Article IV hereof) Neil B. Kornswiet who, along with his spouse, is the principal stockholder of One Stop (the "Principal Stockholder").

                                    RECITALS

     A. Aames and One Stop desire to effect a merger (the "Merger") of Merger Sub with and into One Stop in accordance with the terms of this Agreement and the Articles of Merger (as defined herein).

     B. The respective Boards of Directors of Aames and One Stop believe that the proposed Merger, on the terms and conditions set forth herein, is in the best interests of their respective corporations and stockholders.

     C. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
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     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the terms defined in this ARTICLE I have the meanings assigned to them in this ARTICLE I and the singular includes the plural.

     1.1 "Aames" has the meaning set forth in the first paragraph of this Agreement.

     1.2 "Aames Rights Agreement" means the Rights Agreement, dated June 21, 1996 by and between Aames and Wells Fargo Bank, N.A.

     1.3 "Aames Schedules" means the Schedules prepared and delivered by Aames pursuant to Article V.

     1.4 "Aames SEC Filings" has the meaning set forth in Section 5.3.

     1.5 "Aames Stock" means the common stock, par value $.001 per share, of Aames.

     1.6 "Affiliate" of, or a person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     1.7 "Agency" means any governmental agency, bureau, department or other regulatory body having or purporting to have any jurisdiction or authority over any aspect of the business or assets of One Stop, determine the investment or servicing requirements with regard to loans originated, purchased or serviced by One Stop, or otherwise participate in or promote mortgage lending.

     1.8 "Alternative Transaction" means any of the following involving One Stop for purposes of Section 6.2: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer
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or other disposition of all or substantially all of the assets of One Stop; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of One Stop; an exchange offer for at least 10% of the outstanding shares of One Stop; or a public announcement of a proposal, plan, or intention to do any of the foregoing.

     1.9 "Applicable Requirements" mean (i) federal, state and local laws, rules and regulations with respect to the origination, funding, closing, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Mortgage Loan, a Pipeline Loan or a Previously Disposed Loan; (ii) the responsibilities and obligations set forth in any written agreement between One Stop and an Investor, or an Insurer; (iii) the laws, rules, regulations, guidelines, handbooks and other written requirements of an Investor, Agency, Insurer, public housing program or Investor program with respect to the origination, funding, closing, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a Mortgage Loan, a Pipeline Loan or a Previously Disposed Loan; and (iv) the terms and provisions of the Loan Documents.

     1.10 "Articles of Merger" means the Articles of Merger to be filed by One Stop substantially in the form of Exhibit A hereto, but subject to any changes that may be necessary to conform to any requirements of any regulatory agency having authority over the Merger.

     1.11 "Average Price of Aames Stock" means the average of the Closing Prices of Aames Stock for the 10 consecutive trading days ending on (and including) the second trading day immediately preceding the Closing Date
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(subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the NYSE and on which trading in Aames Stock has not been halted or suspended. In the event Aames pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the Aames Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of Aames Stock.

     1.12 "Business Day" means any day other than Saturday, Sunday or a day on which commercial banks in Los Angeles are permitted to be closed.

     1.13 "Certificate of Merger" means the certificate of merger to be filed by Merger Sub with the Delaware Secretary under the DGLL.

     1.14 "Closing" means the consummation of the Merger (as defined herein) on the Closing Date (as defined herein) at the offices of Troop Meisinger Steuber & Pasich, LLP, 10940 Wilshire Boulevard, Los Angeles, CA 90024, or at such other place as the parties may agree upon.

     1.15 "Closing Date" means a Business Day to be designated by the Parties.

     1.16 "Closing Price of Aames Stock" means the closing price of Aames Stock as reported on the NYSE Composite Transaction Tape.

     1.17 "Code" means the Internal Revenue Code of 1986, as amended.

     1.18 "Conversion Ratio" has the meaning set forth in Section 2.1(c).

     1.19 "Convertible Debt" means the 5-1/2% Convertible Subordinated Debentures of Aames due 2006.

     1.20 "Correspondent Agreement" means a contract, arrangement or Understanding pursuant to which One Stop funds or purchases Mortgage Loans on a regular basis and the Mortgage Loans so purchased are underwritten according to
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One Stop's standards, Servicing Released Loans funded or originated by others.

     1.21 "Delaware Secretary" means the Secretary of State of the State of Delaware.

     1.22 "DGCL" means the Delaware General Corporation law.

     1.23 "Effective Time" means the date and time of the filing of the Articles of Merger with the Wyoming Secretary and the Certificate of Merger with the Delaware Secretary.

     1.24 "Encumbrance" means any mortgage, lien, pledge, security interest, claim, charge, easement, limitation, commitment, restriction or encumbrance of any kind or nature whatsoever.

     1.25 "Environmental Law" means any federal, state, or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources; (B) exposure of persons, including employees, to Hazardous Substances or other products, materials or chemicals; (C) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemical or other substances from industrial or commercial activities; or (D) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; (3) the Resource
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Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 ET
SEQ., (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 ET SEQ; (5) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 ET SEQ.; (6) The Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Section 1101 ET SEQ.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 ET SEQ.;
(9) the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and (10) all comparable state and local laws, laws of other jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code Section 25300 ET SEQ.

     1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.27 "Escrow Agent" means the entity selected by Aames and One Stop to initially serve as the escrow agent under the Escrow Agreement.

     1.28 "Escrow Agreement" means the agreement, dated as of the Closing Date, by and among Aames, One Stop and the Escrow Agent, substantially in the form of Exhibit B.

     1.29 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.30 "Exchange Agent" means the financial institution appointed by Aames with the consent of One Stop to effect the exchange contemplated by Article II hereof.

     1.31 "Existing Credit Facilities" means (i) that certain Amended and Restated Warehouse and Security Agreement, Working Capital Loan Agreement and
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Standby Financing Agreement, each between One Stop and LCPI dated June 28, 1996.

     1.32 "Financial Statements of One Stop" means (i) the audited financial statements and notes thereto of One Stop and the related opinions for the year ended December 31, 1995; and (ii) the unaudited interim financial statements and notes thereto of One Stop for the quarters ended March 31 and June 30, 1996.

     1.33 "GAAP" means generally accepted accounting principles as used in the United States as in effect at the time any applicable financial statements were prepared.

     1.34 "Hazardous Substances" means (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity;" (ii) oil, petroleum or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to Persons on or about such property; and (iv)
asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
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     1.35 "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     1.36 "Insurer" means a Person (other than One Stop) who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans or Servicing Released Loans, including, without limitation, any Agency which provides such insurance or guarantees and any private mortgage insurer, and providers of life, hazard, disability, title or other insurance with respect to any of the Mortgage Loans or Servicing Released Loans or the collateral underlying such loans.

     1.37 "Investor" means any Person who has acquired a Mortgage Loan or Servicing Released Loan from One Stop.

     1.38 "IRS" means the Internal Revenue Service.

     1.39 "Knowledge" or "knowledge" (and variations thereof such as "known to" or "knows of") means, for any Person which is a corporation, business trust, partnership or other entity, the knowledge attributable to such Person based solely on the actual, personal and direct knowledge of the senior vice presidents (and all officers senior to such Persons) of such Person and, for any person that is a natural person, the actual, personal and direct knowledge of such Person.

     1.40 "LB" means Lehman Brothers Holdings Inc., a Delaware corporation.

     1.41 "LCPI" means Lehman Commercial Paper, Inc., a New York corporation.

     1.42 "Licenses" means all certifications, authorizations, licenses, permits and other approvals.

     1.43 "Loan Documents" means the credit and closing packages, custodial documents, escrow documents, and all other documents: (i) in the possession of One Stop specifically pertaining to a Mortgage Loan or a Pipeline Loan, (ii)
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reasonably necessary for prudent servicing of a Mortgage Loan or a Pipeline
Loan, or (iii) necessary to establish the eligibility of the Mortgage Loan or a Pipeline Loan for insurance by an Insurer or sale to an Investor, in each case as required by Applicable Requirements.

     1.44 "Loan Properties" means any property in which One Stop holds a security interest and, where required by the context, said term means the owner or operator of such property or Encumbrance.

     1.45 "Loss" means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

     1.46 "Material Adverse Effect" means when used in connection with One Stop or Aames or any of Aames' subsidiaries, as the case may be, any condition, change or effect that, individually or when taken together with all other such conditions, changes or effects that existed or occurred prior to the date of determination of the existence or occurrence of the Material Adverse
Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), financial condition or results of operations of One Stop or Aames and its subsidiaries taken as a whole, as applicable.

     1.47 "Merger Sub" has the meaning set forth in the first paragraph of this Agreement.

     1.48 "Merger Sub Stock" means the common stock of Merger Sub.

     1.49 "Mortgage Banking Agreements" shall mean any Understanding pursuant to which: (i) One Stop is or has been provided with funding (A) to originate and close, purchase and/or securitize Mortgage Loans or Servicing Released Loans,
(B) to acquire real estate upon foreclosure of Mortgage Loans or Servicing Released
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Loans and/or (C) for working capital or similar purposes; (ii) Mortgage Loans are serviced or subserviced by One Stop or any other Person; (iii) Mortgage Loans or Servicing Released Loans are or have been sold, assigned, transferred or pledged to any other Person; and (iv) any Mortgage Loan or Servicing Released Loan, or a borrower under any such loan, is insured or guaranteed against risk of loss by an Insurer.

     1.50 "Mortgage Loan" means any closed mortgage loan (including all Warehouse Loans) of One Stop in the Mortgage Servicing Portfolio.

     1.51 "Mortgage Servicing Portfolio" means the portfolio of Mortgage Loans subserviced, serviced or master serviced by or on behalf of One Stop or any of its Affiliates pursuant to Mortgage Banking Agreements or otherwise, together with all Warehouse Loans.

     1.52 "New Certificates" has the meaning set forth in Section 2.3(b).

     1.53 "Non-Compete Agreement" means the agreement, dated as of the Closing Date, by and between the Principal Stockholder, One Stop and Aames, substantially in the form attached hereto as Exhibit C.

     1.54 "NYSE" means the New York Stock Exchange, Inc.

     1.55 "Old Certificates" has the meaning set forth in Section 2.3(b).

     1.56 "One Stop" has the meaning set forth in the first paragraph of this Agreement.

     1.57 "One Stop Employee Plans" has the meaning set forth in Section 4.20.

     1.58 "One Stop Real Property" has the meaning set forth in Section 4.9.

     1.59 "One Stop Scheduled Contracts" has the meaning set forth in Section 4.16.
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     1.60 "One Stop Schedules" has the meaning set forth in Section 6.3(j).

     1.61 "One Stop Stock" means the common stock, no par value per share, of One Stop.

     1.62 "One Stop Stockholders' Consent" means the consent of One Stop's stockholders referred to in Section 6.6 hereof.

     1.63 "One Stop Supplied Information" has the meaning set forth in Section 4.43.

     1.64 "Other Real Estate Owned" means any real property of One Stop owned or acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted for in good faith.

     1.65 "Party" means any of Aames, Merger Sub or One Stop or, solely for purposes of Article IV hereof, the Principal Stockholder. "Parties" shall mean Aames, Merger Sub and One Stop and, solely for purposes of Article IV hereof, the Principal Stockholder.

     1.66 "Person" means any individual, corporation, association, partnership, limited liability company, limited liability partnership, joint venture, trust, estate, other entity, government or governmental department or agency or other entity of whatsoever kind or nature.

     1.67 "Pipeline Loans" means those pending loans to be secured by a mortgage lien on a one-to-four family residence with respect to which, as of the Closing Date, an application has been filed or submitted by the prospective borrower with (i) One Stop or (ii) a correspondent, broker or originator (and which, in the case of those loans referred to in this clause (ii), such correspondent, or brokerage or originator has registered or submitted such loan with One Stop), and which have not yet closed or been purchased from the correspondent, broker or originator on the Closing Date.
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     1.68 "Previously Disposed Loan" means any Mortgage Loan and/or the servicing rights related thereto which is not a Warehouse Loan, a Pipeline Loan or a Mortgage Loan in the Mortgage Servicing Portfolio as of the Closing Date, and which was sold to any Person by One Stop, any of its Affiliates or any of their predecessors prior to the Closing Date.

     1.69 "Principal Stockholder" has the meaning set forth in the first paragraph of this Agreement.

     1.70 "Recourse Loan" has the meaning set forth in Section 4.27.

     1.71 "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     1.72 "Schedules" means the One Stop Schedules and the Aames Schedules, collectively.

     1.73 "SEC" means the Securities and Exchange Commission.

     1.74 "Securities Act" means the Securities Act of 1933, as amended.

     1.75 "Servicing Released Loans" has the meaning set forth in Section 4.27.

     1.76 "Servicing Rights" means the right to receive the servicing fees and any other income the servicer is entitled to receive arising from or connected to the Mortgage Loans and the related obligations to (i) administer and collect payments for the reduction of principal and/or interest, (ii) pay taxes and insurance premiums, (iii) remit all amounts in accordance with any servicing agreements, (iv) provide foreclosure services and full escrow administration and (v) perform such other obligations as may, from time to time, be imposed under any Mortgage Banking Agreement.
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     1.77 "State Agency Approvals" has the meaning set forth in Section 4.6.

     1.78 "Subsidiary" means, when used with respect to any party, any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     1.79 "Surviving Company" has the meaning set forth in Section 2.1(a) hereof.

     1.80 "Transferred Employees" has the meaning set forth in Section 12.1.

     1.81 "Understanding" means any contract, agreement, understanding, commitment or offer, whether written or oral, which may become a binding obligation if accepted by another Person.

     1.82 "Warehouse Lender" shall mean LCPI.

     1.83 "Warehouse Loans" means Mortgage Loans owned by One Stop and which have not been sold or delivered to a party other than One Stop.

     1.84 "Warrant" means that certain Warrant, dated June 28, 1996, issued to LCPI by One Stop.

     1.85 "WBCA" means the Wyoming Business Corporation Act.

     1.86 "Wyoming Secretary" means the Secretary of State of the State of Wyoming.


                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

     2.1 THE MERGER. The Merger shall become effective upon the filing of the Articles of Merger with the Wyoming Secretary in accordance with the provisions of the WBCA and the Certificate of Merger with the Delaware Secretary under the DGCL. At the Effective Time, the following transactions will be deemed to have occurred simultaneously:
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          (a) Merger Sub shall be merged with and into One Stop, the separate corporate existence of Merger Sub shall cease and One Stop shall be the surviving corporation in the Merger (the "Surviving Company").

          (b) Each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled and cease to be an issued and outstanding share of Merger Sub Stock and shall be converted into one
(1) share of common stock of the Surviving Company.

          (c) Subject to Sections 2.2 and 2.12, each share of One Stop Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically canceled and cease to be an issued and outstanding share of One Stop Stock and shall be converted into the right to receive 16,497 shares of Aames Stock (the "Conversion Ratio").

     2.2 FRACTIONAL SHARES. No fractional shares of Aames Stock shall be issued in the Merger. In lieu thereof, each holder of One Stop Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest thousandth) obtained by multiplying (a) the Average Price of Aames Stock times (b) the fraction of the share of Aames Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.3  EXCHANGE PROCEDURES.

          (a) On or before the Effective Time, Aames will deliver to the Exchange Agent certificates representing a sufficient number of shares of Aames Stock issuable in the Merger and funds representing a sufficient amount of cash payable in lieu of fractional shares in the Merger.

          (b) Upon surrender for cancellation to the Exchange Agent of one or
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more certificates for shares of One Stop Stock ("Old Certificates"), accompanied by (x) stock powers duly endorsed in blank, and (y) a duly executed letter of transmittal in the form attached hereto as Exhibit "D", the Exchange Agent shall, promptly after the Effective Time, deliver (i) to the Escrow Agent the number of shares of Aames Stock required to be deposited pursuant to the Escrow Agreement, and (ii) to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Aames Stock to which the parties are entitled pursuant to this Agreement ("New Certificates"), together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

          (c) Until Old Certificates have been surrendered and exchanged as herein provided, each outstanding Old Certificate shall represent, on and after the Effective Time, the right to receive the shares of Aames Stock and/or the cash into which the number of shares of One Stop Stock shown thereon have been converted, as provided herein. No dividends or other distributions that are declared on Aames Stock will be paid to Persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such Persons in accordance with the terms of such Aames Stock. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          (d) No transfer taxes shall be payable by any stockholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered shall have been registered, it shall be a condition of such issuance that the Person requesting such issuance shall properly endorse the certificate or
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certificates and shall pay to Aames any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of Aames that such taxes have been paid or are not payable.

          (e) Any Aames Stock or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not issued pursuant to this
Section 2.3 at the end of six months from the Effective Time shall be returned to Aames.

          (f) Notwithstanding anything to the contrary set forth in Sections 2.3(b) and 2.3(c) hereof, if any holder of One Stop Stock shall be unable to surrender his Old Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an indemnity bond in form and substance reasonably satisfactory to Aames.

          (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Aames Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Aames Stock for the account of the Persons entitled thereto.

     2.4 NO LIABILITY. None of Aames, Merger Sub, the Exchange Agent or any other Person shall be liable to any former holder of shares of One Stop Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     2.5 EFFECT OF MERGER. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Merger Sub and One Stop shall be vested in and be held and enjoyed by the Surviving Company, without further act or deed, and all the estates and interests of every kind of Merger Sub and One

Stop, including all debts due to either of them, shall be as effectively the property of the Surviving Company as they were of Merger Sub and One Stop, and the title to any real estate vested by deed or otherwise in either Merger Sub or One Stop shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of Merger Sub and One Stop shall be preserved unimpaired and all debts, liabilities and duties of Merger Sub and One Stop shall be debts, liabilities and duties of the Surviving Company and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     2.6 NAME OF SURVIVING COMPANY. The name of the Surviving Company shall be One Stop Mortgage, Inc.

     2.7 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING COMPANY. The Articles of Incorporation and Bylaws of One Stop as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the Surviving Company.

     2.8 DIRECTORS AND OFFICERS OF SURVIVING COMPANY. At the Effective Time, the Board of Directors of One Stop shall consist of Neil B. Kornswiet and a person to be designated by Neil B. Kornswiet and reasonably acceptable to Aames and three persons selected by Aames, each of whom shall be the directors of the Surviving Company until their successors have been chosen and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Company. The officers of One Stop immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Company until they resign or are replaced or terminated by the Board of Directors of the Surviving Company or otherwise in accordance with the Surviving Company's Articles of Incorporation and Bylaws.

     2.9 WARRANT. At the Effective Time, upon payment to Aames by LCPI of the exercise price referred to therein, the Warrant shall be exchanged for the right to receive 675,000 shares of Aames Stock. As soon as practicable following Closing, Aames shall cause the appropriate number of Share Certificates to be issued to LCPI and the Escrow Agent as provided in the Escrow Agreement and this Agreement.

     2.10 EMPLOYEE OPTIONS. Each of the outstanding options to purchase One Stop Stock, whether vested or unvested, shall, subject to the terms of any applicable stock option agreement evidencing the same, remain outstanding following the Effective Time. At the Effective Time, such stock options shall, by virtue of the Merger and without any further action on the part of One Stop, Aames, Merger Sub or the holder of any such stock option, be assumed by Aames in such manner that Aames (x) is a corporation "assuming a stock option in a transaction to which Section 424 applies" within the meaning of Section 422A of the Code or (y) to the extent Section 424 of the Code does not apply to any such stock option, would be such a corporation were Section 424 applicable to such option. Each stock option assumed by Aames shall be exercisable upon the same terms and conditions as under the applicable stock option agreement or other applicable agreement evidencing the same, except that (i) each such stock option shall be exercisable for that number of shares of Aames Stock (rounded to the nearest whole share) into which the number of shares of One Stop Stock subject to such stock option immediately prior to the Effective Time would be converted under
Section 2.1(c) of this Agreement, and (ii) the option price per share of Aames Stock shall be equal to (x) the per share exercise price of such stock option in effect immediately prior to the Effective Time multiplied by the number of shares of One Stop Stock subject to such stock option immediately prior to the Effective Time, DIVIDED BY (y) the number of shares of Aames Stock subject to such stock option immediately after the Effective Time. No payment shall be made for fractional interests. From and after the date hereof, no additional stock options or other purchase rights shall be granted by One Stop and no "vesting" or exercise schedule of One Stop stock options shall be modified or accelerated (other than pursuant to the express terms of such stock option) and no exercise price of any stock option shall be modified without the prior written consent of Aames.

     2.11 CONVERSION. As a result of the Merger, all of the outstanding securities of One Stop, as of the Effective Time, will be converted into right to receive (x) 1,649,700 shares of Aames Stock issuable to the Principal Stockholder and his spouse, (y) 675,000 shares of Aames Stock issuable to LB, and (z) 375,300 shares of Aames Stock issuable upon exercise of the options assumed pursuant to Section 2.10 above.

     2.12 ADJUSTMENTS. The Conversion Ratio and the number of shares of Aames Stock to be issued to LCPI pursuant to Section 2.9 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to shares of Aames Common Stock or shares of One Stop Common Stock, occurring after the date hereof and prior to the Closing.


                                   ARTICLE III

                                   THE CLOSING

     3.1  CLOSING DATE.  The Closing shall take place on the Closing Date.

     3.2 EXECUTION OF MERGER AGREEMENTS. As soon as practicable after execution of this Agreement, the Articles of Merger and the Certificate of

Merger shall be executed by Aames and One Stop. On the Closing Date, the Articles of Merger, together with all requisite certificates, shall be duly filed with the Wyoming Secretary and the Certificate of Merger, together with all requisite certificates, shall be filed with the Delaware Secretary as required by applicable laws and regulations.

     3.3 DOCUMENTS TO BE DELIVERED. At the Closing, the Parties shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the Parties, to effect the transactions contemplated by this Agreement. From and after the Effective Time, each of the Parties hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Articles of Merger, and the officers and directors of the Parties shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Articles of Merger.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF ONE STOP

     One Stop and the Principal Stockholder, jointly and severally represent and warrant to Aames as set forth in this Article IV. All of the representations and warranties of the Principal Stockholder in this Article IV are made solely to the knowledge of the Principal Stockholder.

     4.1 INCORPORATION, STANDING AND POWER. One Stop has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming. One Stop has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. One Stop is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and in each jurisdiction in which such licensing or qualification is required in order to foreclose upon any Encumbrance, in each case, except where the failure to be so licensed or qualified, individually or in the aggregate, would not have a Material Adverse Effect on One Stop.

     4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of One Stop consists of 1,000 shares of One Stop Stock, of which 100 shares are outstanding. All of the outstanding shares of One Stop Stock are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights or applicable federal or state securities laws. As of the date hereof, except as set forth on SCHEDULE 4.2(a) of the One Stop Schedules, there are (i) no options, warrants, calls, subscriptions, convertible securities or other rights (including preemptive rights), agreements, Understandings, arrangements or commitments of any character obligating One Stop now or at any time in the future to issue or sell any of its capital stock or other equity interests of One Stop; (ii) there are no obligations, contingent or otherwise, of One Stop to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of One Stop or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity; (iii) there are no outstanding bonds, debentures, notes or other obligations of One Stop the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Principal Stockholder on any matter; (iv) there are no obligations, contingent or otherwise, guaranteeing the value of any of the shares of One Stop Stock either now or at any time in the future; and (v) there are no voting trusts, proxies or other agreements or Understandings to which One Stop is a party or is bound with respect to the voting of any capital stock or other equity interests of One Stop. SCHEDULE 4.2(a) also sets forth a true and complete list of the following:
(1) the names of all Persons who hold any security or instrument described in
Section 4.2(i); (2) the number of securities so held or securities purchasable upon exercise of any security or instrument described in Section 4.2(i); (3) the exercise price of security or instrument described in Section 4.2(i) or purchase price of any such securities or instrument; (4) the date of grant, issuance or sale of such securities or instrument, as applicable; (5) the vesting schedule for any security or instrument described in Section 4.2(i); (6) the termination date for any security or instrument described in Section 4.2(i); and (7) any other material terms of the security or instrument described in Section 4.2(i). Each Person listed on Schedule 4.2(a) has executed or on or prior to the Closing will execute an agreement substantially in the form attached hereto as Exhibit "E". SCHEDULE 4.2(b) of the One Stop Schedules sets forth the ownership of One Stop Stock as of the date of this Agreement.

     4.3 SUBSIDIARIES. One Stop does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or other voting interest in any corporation, partnership, joint venture or other entity.

     4.4 FINANCIAL STATEMENTS. One Stop has previously furnished to Aames a copy of the Financial Statements of One Stop. The Financial Statements of One

Stop: (a) present fairly the financial condition of One Stop as of the respective dates indicated and its results of operations and changes in cash flow, as applicable, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; and (b) have been prepared in accordance with GAAP consistently applied (except as otherwise indicated therein).

     4.5 REPORTS. One Stop has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since its inception with any Agency, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, all such reports, registrations and statements complied in all material respects with all the rules and regulations promulgated by the applicable Agency or regulatory authorities and the information contained therein was true and complete in all material respects. Except for normal examinations conducted by an Agency in the regular course of the business of One Stop or as set forth in SCHEDULE 4.5 of the One Stop Schedules, no Agency has initiated any proceeding or, to the best knowledge of One Stop, investigation into the business or operations of One Stop, since One Stop's inception. There is no unresolved material violation, criticism, or exception by any Agency with respect to any report or statement relating to any examinations of One Stop.

     4.6 AUTHORITY OF ONE STOP. The execution and delivery by One Stop of this Agreement and of the Articles of Merger and, subject to the requisite approval of the stockholders of One Stop, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of One Stop, and this Agreement is, and the Articles of Merger will be upon execution by the respective parties thereto, a valid and binding obligation of One Stop, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in SCHEDULE 4.6 of the One Stop Schedules, none of the (i) execution and delivery by One Stop of this Agreement and the Articles of Merger; (ii) the consummation of the Merger or the transactions contemplated herein or therein; or (iii) compliance by One Stop with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, Understanding or other instrument or obligation to which One Stop is a party, or by which One Stop or any of its properties or assets is bound; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to One Stop or any of its properties or assets; or (d) affect the validity or scope of any License currently possessed by One Stop, except in the case of such breaches, defaults, rights of termination, cancellation or acceleration or violations referred to in clauses (b) and (c) that would not have a Material Adverse Effect on One Stop. Except as set forth in SCHEDULE 4.6 of the One Stop Schedules, no consent of, approval of, notice to or filing with any Agency, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by One Stop of this Agreement or the Articles of Merger, or the consummation by One Stop of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of One Stop; (ii) the filing of the Articles of Merger with the Wyoming Secretary and the Certificate of Merger with the Delaware Secretary, (iii) the filing of applications and notices, as applicable, with the agencies or licensing entities in each state where One Stop does business, which such agencies or entities are listed on
SCHEDULE 4.6 of the One Stop Schedules (the "State Agency Approvals"); and (iv) the compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

     4.7 INSURANCE. One Stop has policies of insurance and bonds with respect to its assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customary in the industry for companies similar to One Stop and/or which are required by the Applicable Requirements for One Stop's business, operations, properties and assets. To One Stop's knowledge, all such insurance policies and bonds are in full force and effect. To the knowledge of One Stop and except as set forth on SCHEDULE 4.7 of the One Stop Schedules, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. To the knowledge of One Stop, and except as set forth on
SCHEDULE 4.7 of the One Stop Schedules, One Stop is not in default under any such policy or bond, all material claims thereunder have been filed in a timely fashion and no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed which has resulted or will result in an exclusion from, denial of, or defense to coverage under any such insurance policy. Set forth on SCHEDULE 4.7 of the One Stop Schedules is a list of all policies of insurance carried and owned by One Stop, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. One Stop has delivered to Aames a copy of each such policy of insurance.

     4.8 TITLE TO ASSETS. One Stop has good and marketable title to all its material properties and assets, other than real property, owned by One Stop, free and clear of all Encumbrances of any kind or nature except: (a) as set forth in the Financial Statements of One Stop; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business of businesses similar in size, scope and character to One Stop (and none of which, either individually or in the aggregate, have or are likely to have a Material Adverse Effect); (d) for Encumbrances that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of One Stop; or
(e) as set forth on SCHEDULE 4.8 of the One Stop Schedules. One Stop has a valid license or other right to use all material properties and assets, other than real property, used by One Stop in the conduct of its business which is not owned by One Stop free and clear of all Encumbrances of any kind or nature other than those listed in clause (a) through (e) inclusive above.

     4.9 REAL ESTATE. SCHEDULE 4.9 of the One Stop Schedules sets forth a list of real property, including leaseholds, owned or leased by One Stop (the "One Stop Real Property"). One Stop has good and marketable title to the One Stop Real Property owned by it, and valid leasehold interests in the leaseholds in the One Stop Real Property used but not owned by One Stop (which leaseholds are described on SCHEDULE 4.9 of the One Stop Schedules), free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for Encumbrances of public record; (d) for such imperfections of title and Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described on SCHEDULE 4.9 of the One Stop Schedules.

     4.10 LITIGATION. Except as set forth on SCHEDULE 4.10 of the One Stop Schedules, there is no private or governmental suit, claim, action or proceeding pending, nor to One Stop's knowledge, threatened, against One Stop or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of One Stop (including any Loan Properties) that has had or may have a Material Adverse Effect on One Stop or the transactions contemplated hereby or which may involve a payment by One Stop in excess of $50,000 of applicable insurance coverage. To the knowledge of One Stop, there is no reasonable basis for any suit, claim, action or proceeding as described in the previous sentence, except as will not individually or in the aggregate have a Material Adverse Effect on One Stop. Also, except as disclosed on SCHEDULE 4.10 of the One Stop Schedules, there are no material judgments, decrees, stipulations or orders against One Stop enjoining it or any of its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. One Stop has previously provided to Aames true and complete summary reports of One Stop's attorneys relating to all pending litigation to which One Stop is a party and which names One Stop as a defendant or cross-defendant and a true, correct and complete list of all pending litigation in which One Stop is a named party.

     4.11 TAXES.

          (a) One Stop has filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by it and has paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. One Stop has filed all required payroll tax returns, has fulfilled all tax withholding obligations and has paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by One Stop in connection with the tax returns described in the preceding two sentences were reasonable and asserted in good faith. Adequate provision has been made in the books and records of One Stop and, to the extent required by GAAP, reflected in the Financial Statements of One Stop, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. SCHEDULE 4.11 of the One Stop Schedules sets forth the date or dates through which the IRS has examined the federal tax returns of One Stop and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of One Stop. SCHEDULE 4.11 of the One Stop Schedules also contains a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from One Stop and lists each tax case of One Stop currently pending in audit, at the administrative appeals level or in litigation.

SCHEDULE 4.11 of the One Stop Schedules further lists the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to One Stop within the last twelve (12) months. Except as set forth in SCHEDULE 4.11 of the One Stop Schedules, neither the IRS nor any foreign, state, local or other taxing authority has, since One Stop's inception, examined or is in the process of examining any federal, foreign, state, local or other tax returns of One Stop. To the knowledge of One Stop, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth on SCHEDULE 4.11 of the One Stop Schedules.

     4.12 COMPLIANCE WITH LAWS AND REGULATIONS. One Stop is not in default under or in breach of any provision of its Articles of Incorporation or Bylaws, or, to One Stop's knowledge, any law, ordinance, rule, regulation, Applicable Requirement or policy and/or guideline promulgated by any Agency, other than such defaults or breaches that would not have a Material Adverse Effect on One Stop. Except as set forth on SCHEDULE 4.12 of the One Stop Schedules, no investigation or review by any Agency with respect to One Stop is pending or, to the knowledge of One Stop, threatened, nor has any such governmental entity or regulatory authority provided notice to One Stop or any Affiliate of One Stop of any intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on One Stop.

     4.13 PERFORMANCE OF OBLIGATIONS. One Stop has performed in all material respects all of the obligations required to be performed by it to date is not in default under or in breach of any term or provision of any One Stop

Scheduled Contract and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on One Stop. Except for loans and leases made by One Stop in the ordinary course of business, to One Stop's knowledge, no party with whom One Stop has an Understanding is in default thereunder. All One Stop Scheduled Contracts are in full force and effect, and are enforceable in accordance with their respective terms against One Stop and, to One Stop's knowledge, against any other party thereto. No Person who is a party to such Understandings has notified One Stop that it intends to cancel or modify, or reduce the benefits available to One Stop under, any such One Stop Scheduled Contract. As of the date hereof, no Person with which One Stop does business has notified One Stop that it intends to cease or modify the nature or scope of its business relationship with One Stop, except where such cessation or modification would not have a Material Adverse Effect.

     4.14 EMPLOYEES. There are no controversies pending or threatened between One Stop and any of its employees that are likely to have a Material Adverse Effect on One Stop. One Stop is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong. Except as previously disclosed in writing to Aames, there are no Understandings with respect to the employment of any officer or employee of One Stop which are not terminable by One Stop without liability on not more than thirty (30) days' notice. Except as disclosed in the One Stop Financial Statements or as previously disclosed in writing to Aames, all material sums due for employee compensation have been paid or accrued and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any One Stop Employee

Plan have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on SCHEDULE 4.14 of the One Stop Schedules as of the date hereof, no director, officer or employee of One Stop is entitled to receive any payment or any amount under any existing One Stop Employee Plan, Understanding, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement or the Articles of Merger.

     4.15 BROKERS AND FINDERS. One Stop is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

     4.16 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 4.16 of the One Stop Schedules (all items listed or required to be listed on SCHEDULE 4.16 of the One Stop Schedules being referred to herein as "One Stop Scheduled Contracts"), One Stop is not a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that requires payment by One Stop of $50,000 or more per annum (except to the extent such payments are made to commissioned loan agents of One Stop under its standard commission arrangements) or any employment, management, severance or consulting contract with any current or former officer, director, or holder of more than 10% of the outstanding shares of the One Stop Stock or with any entity in which any of the foregoing is a more than 10% equity owner, officer, director, employee or consultant.

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract not terminable by One Stop on 30 days' or less notice and which requires payment by One Stop of $10,000 or more per annum;

          (c) any contract or agreement that restricts One Stop (or would restrict any Affiliate of One Stop after the Effective Time) or, to the knowledge of One Stop, restricts any of One Stop's employees from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to One Stop in excess of $100,000 per annum other than leases of real property presently used by One Stop as offices;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of One Stop (other than as mortgagor or pledgor in the ordinary course of its business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $100,000 or more;

          (f) any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

          (g) other than agreements entered into in the ordinary course of business, including sales of Other Real Estate Owned, any agreement for the sale of any property or assets in which One Stop has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (h) any agreement for the borrowing of any money (other than liabilities made in the ordinary course of its business and reflected in the Financial Statements of One Stop);

          (i) any restrictive covenant contained in any deed to or lease of real property owned or leased by One Stop or (as lessee) that materially restricts the use, transferability or value of such property;

          (j) any guarantee or indemnification which involves the sum of $100,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          (k) any supply, maintenance or landscape contracts not terminable by One Stop without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

          (l) any (i) sales of assets of One Stop outside the ordinary cause of business and (ii) any sale of a Mortgage Loan by One Stop with recourse of any kind to One Stop except as contemplated under Section 4.27(a).

          (m) any Understanding of any other kind not terminable on 30 days' or less notice which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by One Stop other than payments made under or pursuant to Mortgage Loans;

          (n) any contract, arrangement, commitment or Understanding which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay, liquidated damages or otherwise) becoming due from Aames, One Stop, the Surviving Company, or any of their respective Subsidiaries to any Person; and

          (o) any Understanding that is otherwise material to the business, financial condition, results of operations or prospects of One Stop.

          One Stop has previously delivered or made available to Aames true and correct copies of all One Stop Scheduled Contracts, including all amendments and supplements thereto.

     4.17 ABSENCE OF MATERIAL CHANGE OR CERTAIN EVENTS. Since its inception, the business of One Stop has been conducted only in the ordinary course and (a) no event has occurred or failed to occur that has had or may have a Material Adverse Effect on One Stop; (b) there has not been (i) any material change in accounting methods, principles and practices by One Stop (except for any such changes required by reason of a concurrent change in GAAP); (ii) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on One Stop; (iii) except as set forth on SCHEDULE 4.17, any entry by One Stop into any commitment or transaction material to One Stop which is not in the ordinary course of business consistent with past practice; (iv) any declaration, payment or setting aside for payment of any dividends; or (v) except as set forth on SCHEDULE 4.17, any grant to any officer or director of any increase in compensation or any loan to any officer or director, or any adoption of any bonus, profit sharing, stock option, employee stock ownership, pension, retirement, deferred compensation, employment or consulting or other plan, agreement or arrangement for the benefit of employees of One Stop.

     4.18 LICENSES AND PERMITS. One Stop has all Licenses that are necessary for the conduct of its business, is in good standing under all applicable federal, state and local laws and regulations thereunder, and such Licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on One Stop. Except as set forth on SCHEDULE 4.18 of the One Stop Schedules and One Stop has complied with all such Licenses, and One Stop knows of no threatened suspension, cancellation or invalidation of, penalties (including fines or refunds) under, any such License. One Stop has previously delivered to Aames true and complete copies of all such Licenses and permits and any restrictions, modifications or supplements thereto.

     4.19 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of One Stop of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability, other than:

          (a) liabilities disclosed in the Financial Statements of One Stop or disclosed in the notes thereto;

          (b)  liabilities disclosed on SCHEDULE 4.19;

          (c) liabilities that have arisen in the ordinary course of business since December 31, 1995 and that could not reasonably be expected to have any Material Adverse Effect; and

          (d) other undisclosed liabilities that, individually or in the aggregate, will not have a Material Adverse Effect.

     4.20 EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE 4.20 of the One Stop Schedules sets forth and describes all employee benefit plans and any collective bargaining agreements or labor contracts in which One Stop participates, or by which it is bound, including, without limitation: (i) profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits; (iii) written employment agreement and any other employment agreement not terminable at will; or (iv) other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) (collectively, the "One Stop Employee Plans"). Except as set forth in SCHEDULE 4.20 of the One Stop

Schedules, (i) there are no negotiations, demands or proposals that are pending or threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (ii) One Stop is in compliance with the material reporting and disclosure requirements of Part 1 of Subtitle IB of ERISA and the corresponding provisions of the Code to the extent applicable to all such employee benefit plans; (iii) One Stop has performed all of its obligations under all such employee benefit plans and employment agreements required to be performed heretofore; and (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of One Stop, threatened against any such employee benefit plans and employment agreements or the assets of such plans, and to the best knowledge of One Stop, no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans.

          (b) The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on SCHEDULE 4.20 of the One Stop Schedules have been duly authorized by the Board of Directors of One Stop. Except as set forth in SCHEDULE 4.20 of the One Stop Schedules, each such plan and associated trust intended to be qualified under Section 401(a) and to be exempt from tax under
Section 501(a) of the Code, respectively, has either received a favorable determination letter from the IRS, has applied for such a determination letter or will apply for such a determination letter before the expiration of the remedial amendment period set forth in Section 401(b) of the Code, as the IRS may extend such period, and to the best knowledge of One Stop, no event has occurred that will or could give rise to disqualification of any such plan which is intended to be qualified under Section 401(a) of the Code or loss of the exemption from tax of any such trust which is intended to be exempt from tax under Section 501(a) of the Code. No event has occurred that will or could subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 406 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans which could subject One Stop to an excise tax or penalty. To the best knowledge of One Stop, no employee of One Stop has engaged in any transactions which could subject One Stop to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan which is required to be funded under Part 3 of Subtitle IB of ERISA and Section 412 of the Code); nor has One Stop failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

          (c) One Stop does not currently sponsor nor participate in, nor has it previously sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

          (d) One Stop does not currently sponsor nor participate in, nor has it previously sponsored or participated in, any employee benefit pension plan that is a "multi employer plan" (within the meaning of Section 3(37) of ERISA) that would subject such Person to any liability with respect to any such plan.

          (e) All group health plans of One Stop (including any plans of Affiliates of One Stop that must be taken into account under Section 162(i) or
(k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

          (f) There have been no acts or omissions by One Stop that have given rise to or may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code which could be imposed on One Stop.

          (g) Except as described in Section 4.20(j), One Stop does not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by One Stop or pursuant to which any other benefit will accrue or vest in any director, officer or employee of One Stop, in either case as a result of the consummation of the transactions contemplated by this Agreement.

          (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

          (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made, or will be made before the expiration of the remedial amendment period set forth under Section 401(b) of the Code, as such period may be extended by the IRS.

          (j) SCHEDULE 4.20 of the One Stop Schedules sets forth the name of each director, officer, employee, agent or representative of One Stop and every other person entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan or Understanding as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance or other benefit plan or Understanding. One Stop has furnished Aames with true and correct copies of all documents with respect to the plans and agreements referred to in SCHEDULE 4.20 of the One Stop Schedules delivered as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of One Stop referred to in SCHEDULE 4.20 of the One Stop Schedules delivered as of the date of this Agreement, One Stop has furnished Aames with true and correct copies of (i) a copy of the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants to the extent required; (ii) the most recent determination letter from the IRS; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with GAAP or on the cash method of accounting applied on a consistent basis.

     4.21 CORPORATE RECORDS. The minute books of One Stop accurately reflect in all material respects all actions taken to this date by the stockholders, boards of directors and committees of One Stop and contain true and complete copies of the Articles of Incorporation, Bylaws and other charter documents, and all amendments thereto.

     4.22 OFFICES. SCHEDULE 4.22 of the One Stop Schedules sets forth the headquarters of One Stop (identified as such) and each of the offices maintained and operated by One Stop and the location thereof. Except as set forth on
SCHEDULE 4.22 of the One Stop Schedules, One Stop does not maintain any other office or conduct business at any other location, and One Stop has not applied for or received permission to operate at any other location.

     4.23 SEC REPORTS. Neither One Stop nor its Affiliates has ever filed any registration statement, prospectus, report, or schedule with the SEC.

     4.24 INTELLECTUAL PROPERTY. One Stop owns or possesses valid and binding licenses and other rights to use without payment all material copyrights, trade secrets, trade names, service marks and trademarks used in its business; and One Stop has not received any notice of conflict with respect thereto that asserts the right of others. One Stop has in all material respects performed all the obligations required to be performed by it and is not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have a Material Adverse Effect on One Stop.

     4.25 ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 4.25, to the knowledge of One Stop,

13
          (a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued to One Stop or any Affiliate of One Stop, no complaint has been filed nor penalty been assessed against One Stop or any Affiliate of One Stop; and no investigation or review is pending, or threatened by any Agency or other Person against One Stop or any Affiliate of One Stop with respect to any (A) alleged violation by One Stop or any Affiliate of any Environmental Law or liability thereunder, (B) alleged failure by One Stop or any Affiliate to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law in connection with the conduct of its business, or (C) release, use, transfer or disposal of Hazardous Materials; and

          (b) No Hazardous Substances are or have been present, used, released or discharged at, under or around any property now or previously owned, leased or operated by One Stop or any Affiliate of One Stop (whether as mortgagee or otherwise) except where such presence would not have a Material Adverse Effect; and

          (c) There has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the current or prior business of One Stop or any Affiliate.

     4.26 LOAN PORTFOLIO. One Stop has previously delivered to Aames a magnetic tape prepared by Advanta containing such information and data as is customarily prepared by Advanta for other Persons with respect to which it acts as subservicer (which, in any event, shall include the number and principal balance of all Warehouse Loans and the payment status of all Mortgage Loans as of July 31, 1996). All information and data contained on the magnetic tape is true and complete in all respects.

     4.27 NO RECOURSE.

          (a) Except as set forth in SCHEDULE 4.27(a) of the One Stop Schedules, One Stop is not a party to: (i) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or Insurer, to repurchase from any such Person any Mortgage Loan, mortgaged property serviced for others or mortgage loan sold by One Stop with servicing released ("Servicing Released Loans") or (ii) any agreement, arrangement or Understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any Mortgage Loan, mortgaged property serviced for others or Servicing Released Loans, except, with respect to any of the Mortgage Loans, mortgaged property serviced for others or Servicing Released Loans described in clauses (i) or (ii) above, insofar as such obligation to repurchase, reimburse, indemnify, hold harmless or otherwise assume liability is (x) based upon a breach by One Stop of a contractual representation, warranty or undertaking, or the misfeasance or malfeasance of One Stop, and (y) not based solely upon the monetary default under or foreclosure or sale of any such Mortgage Loan, mortgaged property or Servicing Released Loan without regard to the occurrence of any such breach, misfeasance or malfeasance. For purposes of this Agreement, the term "Recourse Loan" means, any Mortgage Loan, mortgage property serviced by others or Servicing

Released Loan, including the mortgage loans all of which are identified on
SCHEDULE 4.27(a) of the One Stop Schedules, under which One Stop bears the risk of loss as described in the preceding sentence, except insofar as such risk of loss arises by virtue of the matters set forth in clauses (x) and (y) of the preceding sentence. Except as set forth on Exhibit 4.27(b) of the One Stop Schedules, all payments due under the terms of any Loan Documents relating to any Recourse Loans are less than 60 days past due.

          (b) There has been a reserve established for the Recourse Loans that is adequate to absorb all Losses or advances on account of such Recourse Loans.

     4.28 COMPLIANCE WITH AGENCY, ETC., Requirements. Except as set forth in
SCHEDULE 4.28 of the One Stop Schedules, since One Stop's inception, no Agency, Investor or Insurer has (y) claimed that One Stop has violated or not complied with the applicable underwriting or other standards with respect to Mortgage Loans or Previously Disposed Loans sold by One Stop to an Investor or (z) imposed restrictions on the activities (including commitment or underwriting authority) of One Stop or has threatened to reduce or has reduced or canceled any commitment amount. To the knowledge of One Stop, there exist no facts or circumstances which would entitle an Investor to demand repurchase of a Mortgage Loan, a Pipeline Loan or a Previously Disposed Loan or which would entitle an Insurer to demand indemnification from One Stop with respect to any Mortgage Loan, Pipeline Loan or Previously Disposed Loan.

     4.29 REPRESENTATIONS. Except as set forth in SCHEDULE 4.29 of the One Stop Schedules, One Stop is not in breach or violation of any representation, warranty or covenant made by One Stop, or any of One Stop's Affiliates to any Person under the terms of any Mortgage Banking Agreement which may give rise to repurchase, indemnification or other rights to other parties under such Mortgage Banking Agreements.

     4.30 ADVANCES. One Stop has not made any advances on any Mortgage Loans at any time (including advances of principal, interest, taxes or insurance) whether or not permitted by the Applicable Requirements, nor any payments on behalf of, or to supplement or discharge any obligation of, any mortgagor or under any Mortgage Loan or Servicing Released Loan.

     4.31 PAYMENT OF TAXES, INSURANCE PREMIUMS, ETC. The responsibilities of One Stop and all prior servicers and originators of the Mortgage Loans with respect to the payment of all applicable taxes (including tax reporting for the period prior to the Closing), special assessments, ground rents, flood insurance premiums, hazard insurance premiums, mortgage insurance premiums, water, sewer and municipal charges and leasehold payments relating to the Mortgage Loans and Other Real Estate Owned for which One Stop serves as escrow or paying agent for such purpose have been met.

     4.32 PAYOFF STATEMENTS. Since the inception of One Stop, all payoff and assumption statements with respect to each Mortgage Loan provided by One Stop to borrowers or their agents were, at the time they were provided, complete and accurate, and all such payoff and assumption statements were provided to the appropriate borrower or agent in a timely manner and in accordance with all Applicable Requirements and the Loan Documents (except to the extent the failure to provide payoff statements would not have a Material Adverse Effect).

     4.33 CORRESPONDENT AGREEMENTS. To the knowledge of One Stop, each of the Correspondent Agreements is a valid and subsisting contract in full force and effect and enforceable in accordance with its terms. One Stop is not in default under any Correspondent Agreement, and, to the knowledge of One Stop, no other party to any such agreement is in material default thereunder, has claimed One

Stop is in default thereunder or has an ongoing dispute with One Stop. To the knowledge of One Stop, there are no facts or conditions that have occurred which, through the passage of time or the giving of notice, or both, would constitute a material default by any party under any Correspondent Agreement, or would cause an acceleration of any material obligation of any party thereto or the creation of an Encumbrance upon any asset of One Stop, and no such agreement gives any other party thereto the right to terminate such agreement except upon proper notice as provided therein. To the knowledge of One Stop, each correspondent, broker or originator from whom One Stop has acquired Mortgage Loans or Servicing Released Loans had at the time of any such purchase acquisition and has currently all Licenses necessary to conduct its business and is in good standing under all applicable federal, state and local laws and regulations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval of any Correspondent. To the knowledge of One Stop, no Correspondent conducts all or substantially all of its mortgage origination business or activities by or through One Stop.

     4.34 AFFILIATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 4.34 of the One Stop Schedules, no director or officer of One Stop, nor any of their respective Affiliates (i) has any ownership interest directly or indirectly, in any competitor, supplier or customer of One Stop; (ii) has any outstanding loan or other extension of credit to or from One Stop; (iii) is a party to, or has any interest in, any contract or agreement with One Stop; or (iv) has engaged in any transaction with One Stop since One Stop's inception.

     4.35 SECURITIZATION TRANSACTIONS. Neither One Stop nor any Affiliate of One Stop is a party to or bound by any transaction under which One Stop or any of its Affiliates has sold, pledged or transferred or will sell, pledge or transfer Mortgage Loans in a securitization or under which securities collateralized or backed by Mortgage Loans will be issued.

     4.36 PREPAYMENT PENALTIES. Any provision of the Loan Documents purporting to provide for the payment of a prepayment fee or penalty complies with all Applicable Requirements and is enforceable in accordance with its terms.

     4.37 NO ESCROW ACCOUNTS. No escrow, impound or similar accounts are maintained or are required to be maintained by One Stop under any Applicable Requirement.

     4.38 APPRAISALS AND UNDERWRITING POLICIES. The appraisal and underwriting practices, policies and procedures of One Stop have been established and carried out in accordance with all Applicable Requirements and customary mortgage banking practices for companies involved in extending financing to credit impaired borrowers.

     4.39 FRAUD. No fraud has been committed on the part of One Stop or its employees or Affiliates in connection with the Mortgage Loans or the Servicing Released Loans that has or may have a Material Adverse Effect.

     4.40 RESERVES AND OTHER ACCOUNTS. The reserve for losses on loans sold and serviced and the unearned insurance premiums reflected in the Financial Statements of One Stop have been established in accordance with GAAP and, in the opinion of One Stop's management, are adequate.

     4.41 HEDGES, ETC. SCHEDULE 4.41 contains a complete and accurate list of any type of hedge position of One Stop used for the purpose of managing interest rate risk or any other purpose, including any forward commitments, futures, caps, swaps, floors and option agreements and other derivative and mortgage derivative interest rate management arrangements, together with a complete and accurate description of One Stop's policy for such hedging positions.

     4.42 POWER OF ATTORNEY. Except as set forth on SCHEDULE 4.42, One Stop has not granted any Person a power of attorney or similar authorization that is currently in effect or outstanding.

     4.43 DISCLOSURE DOCUMENTS AND APPLICATIONS. To One Stop's knowledge, none of the information supplied or to be supplied by or on behalf of One Stop ("One Stop Supplied Information") for inclusion in the documents to be filed with the SEC or any other governmental entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated in One Stop Supplied Information or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.44 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. Each representation and warranty of One Stop set forth in this Agreement and the One Stop Schedules and the information and data contained in the magnetic tape provided to Aames under Section 4.26 is true and correct in all material respects and does not omit any material fact required to be included therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF AAMES

     Aames represents and warrants to One Stop as follows:

     5.1 INCORPORATION, STANDING AND POWER. Aames has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Aames has all requisite corporate power and authority to own and lease its properties and assets and to carry on its business as currently conducted.

     5.2  CAPITALIZATION.

          (a) As of the date of this Agreement, the authorized capital stock of Aames consists of 51,000,000 shares, consisting of 50,000,000 shares of Aames Stock, of which 13,503,869 shares are outstanding, and 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. All of the outstanding shares of Aames Stock are duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, except for employee stock options covering 2,015,490 shares of Aames Stock, $115,000,000 of Convertible Debt convertible into 4,107,142 shares of Aames Stock, outstanding warrants convertible into 20,055 shares of Aames Stock and pursuant to the Aames Rights Agreement, there were no outstanding options, warrants or other rights in or with respect to the unissued shares of Aames Stock or Aames preferred stock nor any securities convertible into such stock. Aames is not obligated to issue any additional shares of Aames Stock or preferred stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

          (b) The shares of Aames Stock to be issued pursuant to Sections 2.1 and 2.9 shall be duly authorized and, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid, nonassessable, free from preemptive and other similar rights, qualified (or exempt from qualification) under applicable state securities laws.

     5.3 FILINGS. As of their respective dates, each report, registration statement, proxy statement or other form filed since June 1, 1993 by Aames with the SEC (such reports and filings referred to as "Aames SEC Filings") was, and all future Aames SEC Filings will be, true, complete and comply with applicable rules in all material respects. As of their respective dates no past Aames SEC Filings did, and no future Aames SEC Filings will, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading, or fail in any material respect to comply with applicable laws, statutes, rules and regulations. Aames has delivered to One Stop all Aames SEC Filings (excluding exhibits) filed by Aames under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since June 1, 1995. Any financial statement contained in any of the Aames SEC Filings fairly presented the financial position of Aames, on a consolidated basis, as of the respective dates indicated and its results of operation and cash flow, as applicable, for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and was prepared in accordance with GAAP consistently applied, except as stated therein, during the periods involved.

     5.4 AUTHORITY OF AAMES AND MERGER SUB. The execution and delivery by Aames of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Aames, and this Agreement is a valid and binding obligation of Aames, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Merger Sub, upon its formation, will have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly and validly approved by the Board of Directors of Merger Sub. Upon the due and valid approval by Aames as the sole stockholder of Merger Sub, and by the Board of Directors of Merger Sub, no other corporate proceedings on the part of Merger Sub will be necessary to consummate the transactions contemplated hereby. This Agreement, upon execution and delivery by Merger Sub, will be duly and validly executed by Merger Sub and will (assuming due authorization, execution and delivery by One Stop) constitute a valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in Schedule 5.4 of the Aames Schedules, none of (i) the execution and delivery by Aames or Merger Sub of this Agreement; (ii) the consummation of the Merger or the transactions contemplated herein or therein; or (iii) compliance by Aames or Merger Sub with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Aames or similar governing documents of Merger Sub; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Aames or Merger Sub is a party, or by which Aames or Merger Sub or any of their respective properties or assets are bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Aames or Merger Sub or any of their respective properties or assets, except in the case of breaches, defaults, rights of termination, cancellation or acceleration or violations referred to in clauses (b) and (c) that would not have a Material Adverse Effect on Aames. No consent of, approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Aames, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Aames or Merger Sub of this Agreement, or the consummation by Aames or Merger Sub of the Merger or the transactions contemplated hereby, except (i) the filing of the Articles of Merger with the Wyoming Secretary and the Certificate of Merger with the Delaware Secretary; (ii) the State Agency Approvals; (iii) the incorporation of Merger Sub as a Delaware corporation; and (iv) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

     5.5 BROKERS AND FINDERS. Except for any agreements between Aames and Smith Barney Inc., and any fees payable thereunder, Aames is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

     5.6 LITIGATION. Except as set forth in the Aames SEC Filings, there is no private or governmental suit, claim, action or proceeding pending, nor to Aames' knowledge, threatened, against Aames or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Aames (including any Loan Properties) that has had or may have a Material Adverse Effect on Aames.

     5.7 COMPLIANCE WITH LAWS AND REGULATIONS. Aames is not in default under or in breach of any provision of its Articles of Incorporation or Bylaws, or, to Aames' knowledge, any law, ordinance, rule, regulation, Applicable Requirement or policy and/or guideline promulgated by any governmental agency having authority over it, other than such defaults or breach that would not have a Material Adverse Effect on Aames. Except as set forth in the Aames SEC Filings, no investigation or review by any governmental entity or regulatory authority with respect to Aames is pending or, to the knowledge of Aames, threatened, nor has any such governmental entity or regulatory authority provided notice to Aames or any Affiliate of Aames of any intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect on Aames.

     5.8 ABSENCE OF MATERIAL CHANGE OR CERTAIN EVENTS. Since March 31, 1996, the business of Aames has been conducted only in the ordinary course and in the same manner as theretofore conducted and (a) no event has occurred or failed to occur that has had or may reasonably be expected to have a Material Adverse Effect on Aames; (b) there has not been (i) any material change in accounting methods, principles and practices by Aames (except for any such changes required by reason of a concurrent change in GAAP); (ii) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on Aames; or (iii) except as set forth in the Aames SEC Filings, or the transactions contemplated hereby or as otherwise disclosed in writing to One Stop, any entry by Aames into any commitment or transaction material to Aames which is not in the ordinary course of business consistent with past practice. The approval of this Agreement by the Board of Directors of Aames shall constitute board of directors' approval pursuant to Rule 16b-3(d), as amended effective August 15, 1996, sufficient to allow (i) the acquisition by the Principal Stockholder of the shares of Aames Stock which he is entitled to receive pursuant to this Agreement, and (ii) any distribution of such shares out of the escrow established by the Escrow Agreement, to be exempt transactions under Rule 16b-3.


                                   ARTICLE VI

                              COVENANTS OF ONE STOP
                      PENDING EFFECTIVE TIME OF THE MERGER

     One Stop covenants and agrees with Aames as follows:

     6.1 LIMITATION ON ONE STOP'S CONDUCT PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time, except as contemplated by this Agreement, One Stop agrees to conduct its business only in the normal and customary manner and in accordance with sound mortgage banking practices, and One Stop shall not, without the prior written consent of Aames:

          (a) issue any One Stop Stock, One Stop preferred stock, any other securities (including long term debt) or propose the issuance of any One Stop Stock, One Stop preferred stock or any other securities or any rights, options or securities to acquire any One Stop Stock, One Stop preferred stock, any other securities (including long term debt) of One Stop, or split, combine or reclassify any shares of One Stop's stock or any other securities;

          (b) declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of, One Stop Stock;

          (c)  amend its Articles of Incorporation or its Bylaws;

          (d) grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (e) grant any material increase in salary, incentive compensation or employee benefits or pay any bonus to any Person except for payments in the ordinary course of business consistent with past practices or pursuant to any pre-existing contract, arrangement or bonus plan;

          (f) make any capital expenditure in excess of $50,000, except for ordinary repairs, renewals and replacements;

          (g) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

          (h) grant or commit to grant any new extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of ten percent (10%) or more of the outstanding One Stop Stock, or to any corporation, partnership, trust or other entity controlled by any such person;

          (i) relocate, close or open any offices at which business is conducted;

          (j) adopt or amend any One Stop Employee Plan or other benefit plan or arrangement of any such type except for such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement;

          (k) change any of One Stop's accounting policies and practices, except such changes as may be required in the opinion of One Stop's management to respond to economic or market conditions or as may be required by the rules of the Institute of Certified Public Accountants or Financial Accounting Standards Board or by applicable governmental authorities;

          (l)  change any of One Stop's personnel policies;

          (m)  grant any Person a power of attorney or similar authority;

          (n)  make any material investment by purchase of stock or securities,

or assets, contributions to capital, property transfers or otherwise in any other Person, except for investments made in the ordinary course of business consistent with past practice;

          (o) amend, modify or terminate, except in accordance with its terms, any One Stop Scheduled Contract or enter into any agreement or contract that would be a One Stop Scheduled Contract under Section 4.16;

          (p) create or incur or suffer to exist any Encumbrance of any kind against or in respect of any property or right of One Stop, except in connection with Encumbrances related to One Stop's Existing Credit Facilities;

          (q) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to One Stop, except in the ordinary course of business consistent with past practice;

          (r)  make any extraordinary payment to any Person;

          (s) except as required by law, take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as a tax free reorganization under Section 368 of the Code or prevent the transactions contemplated hereby from qualifying for pooling-of-interests accounting treatment;

          (t)  enter into any new line of business;

          (u) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with prudent mortgage banking practices;

          (v) create, incur or assume any debt other than under the Existing Credit Facilities consistent with past practice prior to June 30, 1996, and in the ordinary course of business; or assume, guarantee, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person;

          (w) materially alter or vary its methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, mortgage loans, (ii) hedging (which term includes both buying futures and forward commitments from financial institutions) its Mortgage Loan positions or commitments, and (iii) obtaining financing and credit other than as provided in Section 6.1 (v) hereof;

          (x) enter into or terminate any Mortgage Banking Agreement, except in accordance with the provisions thereof as in effect on the date of this Agreement;

          (y)  enter into any Understanding with respect to a Recourse Loan;

          (z) take any action which would cause a material breach of any representations and warranties contained in this Agreement or prevent One Stop from performing or cause One Stop not to perform its covenants hereunder in any material respect; or

          (aa) agree to do any of the foregoing.

     6.2  NO SOLICITATION, ETC.

          (a) One Stop shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, solicit, initiate, encourage, entertain or participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect, or enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any Alternative Transaction, other than the Alternative Transaction contemplated by this Agreement.

          (b) One Stop shall promptly communicate to Aames the terms of any proposal which it may receive in respect of any Alternative Transaction.

     6.3  AFFIRMATIVE CONDUCT OF ONE STOP PRIOR TO EFFECTIVE TIME.   Between
the date hereof and the Effective Time, One Stop shall:

          (a) use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with borrowers, employees, mortgage brokers, correspondents, originators and others having business relationships with One Stop;

          (b) use its best efforts to keep in full force and effect all of the existing material permits and Licenses of One Stop;

          (c) use its best efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any thereof;

          (e) duly and timely file all reports and returns required to be filed with any federal, state or local governmental authority, unless any extensions have been duly granted by such authority;

          (f) duly observe and conform to all lawful requirements applicable to its business that are material to the business of One Stop;

          (g) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (h) promptly notify Aames regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of One Stop, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of One Stop;

          (i) furnish to Aames, as soon as practicable, and in any event within five days after it is prepared, (i) a copy of any report (other than a report with respect to the transactions contemplated hereby) submitted to the board of directors of One Stop, provided, however, that One Stop need not furnish to Aames communications of One Stop's legal counsel regarding One Stop's rights and obligations under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product; (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from any governmental or regulatory entity; (iii) monthly unaudited balance sheets and statements of operations of One Stop; and (iv) such other reports as Aames may reasonably request relating to One Stop;

          (j) not later than the Closing Date, amend or supplement the Schedules prepared and delivered pursuant to Article IV (the "One Stop Schedules") and the magnetic tape referred to in Section 4.26 of the One Stop Schedules to ensure that the information set forth in such One Stop Schedules and/or the magnetic tape accurately reflects the then current status of the information set forth therein;

          (k) use its best efforts to obtain any third party consent with respect to any contract, agreement, lease, License, amendment, permit or release that is material to the business of One Stop or that is contemplated or required in connection with this Agreement or the Merger;

          (l) promptly notify Aames of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding or notice of any claim against One Stop or any of its assets; and

          (m) prepare and timely file all tax returns and amendments thereto required to be filed by it on or before the Closing Date. Aames shall have a reasonable opportunity to review all such re turns and amendments thereto on a pre-filing basis. One Stop shall discharge all taxes, assessments and governmental charges in the nature of taxes upon or against it or any of its properties or assets, and all tax liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such manner not to cause any Material Adverse Effect on One Stop; and (ii) One Stop shall have set aside on its books appropriate reserves in the amount of the demanded principal imposition together with interest and penalties relating thereto, if any.

     6.4 ACCESS TO INFORMATION. One Stop will afford Aames and its representatives, counsel, accountants, agents and employees access during normal business hours to all of its businesses, operations, properties, books, files and records and will do everything reasonably necessary to enable Aames and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of One Stop and the condition thereof and to update such examination at such intervals as Aames shall deem appropriate. Such examination shall be conducted in cooperation with the officers of One Stop and in such a manner as to minimize any disruption of, or interference with, the normal business operations of One Stop. Upon the request of Aames, One Stop will request that KPMG Peat Marwick provide reasonable access to auditors' work papers with respect to the businesses and properties of One Stop, including tax accrual work papers prepared for One Stop since its inception, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that One Stop is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of Aames of the right to rely upon the representations and warranties made by One Stop herein; provided, that Aames shall disclose in writing to One Stop any fact or circumstance it may discover which Aames believes renders any representation or warranty made by One Stop hereunder incorrect in any respect.

Aames covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning One Stop so obtained (except to the extent that such documents or information are a matter of public record or any of the public information or any applications required to be filed with any governmental or regulatory agency to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be promptly returned to One Stop and, in the case of any original materials prepared by or on behalf of Aames based on such documents, such materials shall be promptly destroyed.

     6.5 NOTICES; REPORTS. One Stop will promptly notify Aames of any event of which One Stop obtains knowledge which has or may have a Material Adverse Effect on One Stop or in the event that One Stop determines that it is unable to fulfill any of the conditions to the performance of Aames' obligations hereunder, as set forth in Articles IX or X herein.

     6.6 ONE STOP STOCKHOLDERS' CONSENT. Promptly after execution of this Agreement, One Stop will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting or solicit the written consent of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby and thereby. The Board of Directors of One Stop shall obtain the affirmative vote of the holders of the largest possible percentage of the outstanding One Stop Stock to approve this Agreement and the transactions contemplated hereby.

     6.7 AUDITED FINANCIAL STATEMENTS. One Stop shall provide to Aames no less than five (5) Business Days prior to the Closing Date an audited balance sheet for June 30, 1996, an audited income statement for the 6-month period ended June 30, 1996 and audited restated financial statements at and for the period ended December 31, 1995, in each case accompanied by the unqualified opinion of One Stop's independent accountants. The financial statements referred to herein will
(a) present fairly the financial condition of One Stop as of the date indicated and its results of operations and cash flow, as applicable, for the respective periods then ended; and (b) will be prepared in accordance with GAAP consistently applied.

     6.8 FILINGS; APPLICATIONS. One Stop will cooperate with Aames in the preparation of the statements or applications to be filed to obtain the necessary regulatory approvals to consummate the transactions contemplated by this Agreement. Prior to the Closing Date, One Stop covenants and agrees that all information furnished by One Stop for inclusion in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Merger will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


`                                   ARTICLE VII

            COVENANTS OF AAMES PENDING EFFECTIVE TIME OF THE MERGER

     Aames covenants and agrees with One Stop as follows:

     7.1 ACCESS TO INFORMATION. Aames will afford One Stop and its representatives, counsel, accountants, agents and employees access during normal business hours to all of its businesses, operations, properties, books, files and records and will do everything reasonably necessary to enable One Stop and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of Aames and the condition thereof and to update such examination at such intervals as One Stop shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Aames and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Aames. Upon the request of One Stop, Aames will request that Price Waterhouse LLP provide reasonable access to auditors' work papers with respect to the businesses and properties of Aames, including tax accrual work papers prepared for Aames during the preceding seventy-two (72) months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Aames is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of One Stop of the right to rely upon the representations and warranties made by Aames herein; provided, that One Stop shall disclose in writing to Aames any fact or circumstance it may discover which One Stop believes renders any representation or warranty made by Aames hereunder incorrect in any respect. One Stop covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning Aames so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in any of the public information or any applications required to be filed with any governmental or regulatory agency to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Aames.

     7.2 NOTICES; REPORTS. Aames will promptly notify One Stop of any event of which Aames obtains knowledge which has had or may reasonably be expected to have a materially adverse effect on the financial condition, operations, business or prospects of Aames on a consolidated basis or in the event that Aames determines that it is unable to fulfill any of the conditions to the performance of One Stop's obligations hereunder, as set forth in Articles IX or XI herein.

     7.3 FILINGS; APPLICATIONS. Aames will prepare promptly and file any statements or applications necessary to obtain the regulatory approvals required to consummate the transactions contemplated by this Agreement. Aames covenants and agrees that all information included by Aames and in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Merger, and other transactions contemplated by this Agreement, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE VIII

                                GENERAL COVENANTS

     The Parties hereto hereby mutually covenant and agree with each other as follows:

     8.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each Party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2 BLUE SKY. Aames shall take any action required to be taken under any applicable state securities laws in connection with the issuance of Aames Stock in the Merger, and One Stop shall furnish all information concerning One Stop as may be reasonably requested in connection with any such action.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO THE MERGER

     The obligations of each of the Parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1 STOCKHOLDER APPROVAL. The transactions contemplated hereby shall have received all requisite approvals of the stockholders of One Stop.

     9.2 NO JUDGMENTS OR ORDERS. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any governmental entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the Party against which such action or proceeding was instituted or threatened renders to the other Parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3 REGULATORY APPROVALS. To the extent required by applicable law or regulation, all approvals or consents of any governmental authority, including, without limitation, the State Agency Approvals, shall have been obtained or granted for the Merger and the transactions contemplated hereby, and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4 LB FINANCING. One Stop shall have provided written notice to LB and LCPI of its intention to terminate the Existing Credit Facilities effective as of a date which is not more than five business days following the Closing Date, substantially in the form attached hereto as Exhibit "J."

     9.5 POOLING OF INTERESTS ACCOUNTING TREATMENT. Price Waterhouse LLP shall have confirmed in writing to Aames that the Merger will qualify for pooling of interests accounting treatment.

     9.6  EMPLOYMENT AGREEMENT.  An Employment Agreement between Aames and Neil
B. Kornswiet, substantially in the form attached hereto as Exhibit F, shall have been entered into by Neil B. Kornswiet, effective immediately after the Effective Time.


                                    ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF AAMES

     All of the obligations of Aames and Merger Sub to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Aames:

     10.1 LEGAL OPINION. Aames shall have received the opinion of Brown & Wood, special counsel to One Stop, dated as of the Closing Date, in substantially the form of Exhibit G hereto.

     10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by One Stop at or before the Closing Date shall have been complied with and performed in all material respects; the representations and warranties of One Stop contained in Article IV hereof shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     10.3 AUTHORIZATION OF MERGERS. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Articles of Merger by One Stop, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and stockholders of One Stop, as required by applicable law, and One

Stop shall have full power and right to merge pursuant to the Articles of Merger.

     10.4 REGULATORY APPROVALS AND RELATED CONDITIONS. Other than the State Agency Approvals, any governmental and regulatory approvals and consents which are referred to in this Agreement and are required to consummate the Merger shall have been granted without the imposition of conditions that are or would have become applicable to Aames and that Aames reasonably and in good faith concludes would materially adversely affect the consolidated financial condition or operations of Aames or otherwise would be materially burdensome to Aames on a consolidated basis and all applicable waiting periods shall have expired.

     10.5 STATE AGENCY APPROVALS. Aames and One Stop shall have obtained all State Agency Approvals necessary to permit the Merger and the transactions contemplated herein to be consummated.

     10.6 THIRD PARTY CONSENTS. Aames shall have obtained the consents listed on Appendix I and One Stop shall have obtained the consents listed on Appendix I.

     10.7 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time, there shall have been no materially adverse change, or development or discovery involving a prospective materially adverse change, in the business, financial condition, or results of operations of One Stop, whether or not such change or development or discovery is reflected in the One Stop Schedules as amended or supplemented after the date of this Agreement, other than such change or developments resulting from (x) any economic decline in the economy generally, and (y) the public disclosure of this Agreement.

     10.8 OFFICERS' CERTIFICATE. There shall have been delivered to Aames on the Closing Date a certificate executed by the President and the Chief Financial Officer of One Stop certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.6 and 10.7.

     10.9 [Intentionally omitted.]

     10.10 STOCKHOLDERS' VOTING AGREEMENTS. Concurrently with the execution of this Agreement, the Principal Stockholder and shall have executed and delivered to Aames an agreement substantially in the form of Exhibit H attached hereto.

     10.11 DIRECTOR RESIGNATIONS. Each director of One Stop other than the Principal Stockholder shall have submitted his resignation as a director of One Stop, effective immediately prior to the Effective Time.

     10.12 LCPI LETTER. Concurrently with the execution of this Agreement, LCPI shall have executed and delivered to Aames a letter substantially in the form of Exhibit I attached hereto.

     10.13 FINANCIAL STATEMENTS. The Financial Statements of One Stop delivered to Aames under Section 6.7 do not reflect any material adverse changes from the unaudited interim financial statements for the quarter ended June 30, 1996 included in the Financial Statements of One Stop.

     10.14 NON-COMPETE AGREEMENT. The Principal Stockholder shall have executed and delivered the Non-Compete Agreement on or prior to the Closing Date.

     10.15 EMPLOYEE AGREEMENTS. Each of the employees of One Stop listed on Appendix II entitled to any of the options assumed by Aames pursuant to Section
2.10 hereof shall have executed and delivered to One Stop, on or prior to the Closing Date, an agreement substantially in the form of Exhibit E attached hereto.

     10.16 LB RELEASE. LB and LCPI shall each have executed and delivered to Aames the release attached hereto as Exhibit J.

     10.17 ESCROW AGREEMENT. LB and Neil B. Kornswiet shall have executed and delivered to Aames the Escrow Agreement.


                                   ARTICLE XI

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ONE STOP

     All of the obligations of One Stop to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by One Stop:

     11.1 LEGAL OPINION. One Stop shall have received the opinion of the General Counsel of Aames, dated as of the Closing Date, in substantially the form of Exhibit K hereto.

     11.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All covenants, terms and conditions of this Agreement to be complied with and performed by Aames at or before the Closing Date shall have been complied with and performed in all material respects; the representations and warranties of Aames contained in Article V hereof shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     11.3 AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Articles of Merger by Aames and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and stockholders of Aames, as required by applicable law, and Aames shall have full power and right to merge pursuant to the Articles of Merger.

     11.4 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time, there shall have been no materially adverse change, or development involving a prospective materially adverse change in, the business, financial condition or results of operations of Aames on a consolidated basis, other than such change or developments resulting from (x) any economic decline in the economy generally, and (y) the public disclosure of this Agreement.

     11.5 OFFICERS' CERTIFICATE. There shall have been delivered to One Stop on the Closing Date a certificate executed by the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer of Aames certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2,
11.3 and 11.4.

     11.6 THIRD PARTY CONSENTS. Aames shall have obtained the consents listed on Appendix I of the Aames Schedules and One Stop shall have obtained the consents listed on Appendix I.

     11.7 NYSE LISTING. The shares of Aames Stock issuable pursuant to this Agreement shall have been duly authorized for listing, subject to notice of issuance, on the NYSE or on such other national exchange on which the shares of Aames Stock are listed.

     11.8 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement by and between Aames, on the one hand, and each of the Principal Stockholder and LCPI, on the other, substantially in the form attached hereto as Exhibit L, shall have been entered into effective immediately after the Effective Time.

     11.9 DIRECTOR APPOINTMENT. Effective immediately after the Effective Time, The Principal Stockholder shall be appointed to the Board of Directors of Aames.

     11.10 ESCROW AGREEMENT. Aames and the Escrow Agent shall have executed and delivered to the Principal Stockholder the Escrow Agreement.


                                   ARTICLE XII

                                EMPLOYEE BENEFITS

     12.1 EMPLOYEE BENEFITS. At and as of the Effective Time the former officers and employees of One Stop who become officers and employees of the Surviving Company ("Transferred Employees") shall, in that capacity, be entitled to participate in all employee benefits and benefit programs of Aames in accordance with the terms of such employee benefit programs. Aames shall recognize such Transferred Employees' service with One Stop for purposes of eligibility and vesting under all such benefit programs. Surviving Company or Aames shall also cover under its health plans, without the application of any pre-existing limitation or exclusion, all Transferred Employees and their covered dependents who are covered under similar One Stop health plans as of the Closing Date and who change coverage to Aames's health plans at the time such Transferred Employees are first provided the option to enroll in health plans.

                                  ARTICLE XIII

                                   TERMINATION

     13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

          (a)  by mutual agreement of the parties, in writing;

          (b) by One Stop immediately upon expiration of ten (10) days from delivery of written notice by One Stop to Aames of Aames' breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by One Stop from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by One Stop or cured by Aames prior to expiration of such ten (10) day period);

          (c) by Aames immediately upon expiration of ten (10) days from delivery of written notice by Aames to One Stop of One Stop's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by Aames from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Aames or cured by One Stop, prior to expiration of such ten (10) day period);

          (d) by One Stop or Aames upon the expiration of five (5) days after any governmental or regulatory authority denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, (i) within said five (5) day period after such denial or refusal, all Parties hereto agree to re-submit the application to the regulatory authority that has denied or refused to grant the approval, consent or qualification requested; or (ii) such denial or refusal would not have a Material Adverse Effect on One Stop or Aames.

          (e) by One Stop, if any conditions set forth in Article XI shall not have been met, by Aames if any conditions set forth in Article X, shall not have been met, or by One Stop or Aames, if any conditions set forth in Article IX shall not have been met by August 30, 1996 (or September 15, 1996 if necessary to allow for compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act), or such earlier time as it becomes apparent that such conditions cannot be met; or

     13.2 TERMINATION DATE. This Agreement shall be terminated if the Closing Date shall not have occurred by August 30, 1996 (or September 15, 1996 if necessary to allow for compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvement Act).

     13.3 EFFECT OF TERMINATION. No termination of this Agreement under this
Article XIII for any reason or in any manner shall release, or be construed as so releasing, Aames or One Stop from their respective obligations under the last sentence of Section 6.4, Section 7.1 or under Section 15.1 hereof, or any Party hereto from any liability or damage to any other Party hereto arising out of in connection with or otherwise relating to, directly or indirectly, said Party's material breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1 EXPENSES; DAMAGES.

          (a) Subject to Section 14.1(b), each Party hereto shall pay its own costs and expenses, including but not limited to those of its attorneys, financial advisors, and accountants, in connection with this Agreement and the Articles of Merger and the transactions covered and contemplated hereby and thereby.

          (b) In the event (i) all the conditions in ARTICLE IX and ARTICLE X are met prior to August 30, 1996 (or September 15, 1996, if extended, as provided in Section 13.1(e)), and (ii) Aames terminates this Agreement or fails to close this Agreement, then Aames shall pay to One Stop a fee of $5,000,000. In addition, in the event (i) all of the conditions set forth in Sections 9.1, 9.4, 9.6, 10.1, 10.3, 10.8 and 10.10 through 10.17 are met prior to August 30,

1996 (or September 15, 1996, if extended, as provided in Section 13.1(e)), all the covenants, terms and conditions of this Agreement to be complied with and performed by One Stop at or before the Closing Date shall have been complied with and performed in all material respects and the representations and warranties of One Stop contained in Article IV hereof shall have been true and correct in all material respects on and as of the date of this Agreement and
(ii) Aames terminates this Agreement or fails to close this Agreement, then One Stop shall have the right, by delivering written notice to Aames within 10 days following the effective date of termination, to cause Aames to acquire all Warehouse Loans which are more than 60 days past due as of the date One Stop provides such notice to Aames (but in no event more than ten percent of all Warehouse Loans as of the date hereof) at a purchase price equal to the outstanding principal amount of the Warehouse Loans so purchased. To the extent that the volume of Warehouse Loans that are more than 60 days past due exceeds ten percent of all Warehouse Loans, then Aames shall have the right, in its sole discretion, to select those Warehouse Loans it is obligated to acquire under this Section 14.1. All Warehouse Loans acquired by Aames shall comply with the agreement for purchase of Mortgage Loans between Aames Capital and One Stop which is currently in effect and, in the event of any breach or violation of such agreement with respect to any Warehouse Loan or Warehouse Loans, shall be subject to indemnification or repurchase by One Stop to the same extent as if such Warehouse Loans had been sold by One Stop to Aames under such agreement.

          (c) In the event (i) all the conditions in ARTICLE IX and ARTICLE XI are met prior to August 30, 1996 (or September 15, 1996, if extended, as provided in Section 13.1(e)) and (ii) One Stop terminates this Agreement or fails to close this Agreement, then One Stop shall pay to Aames, a fee of

$5,000,000.

          (d) Subject to Section 14.15 hereof, the Parties agree and stipulate the foregoing is reasonable and full liquidated damages and reasonable compensation for the involvement of the Parties and is not a penalty or forfeiture.

     14.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:


If to Aames or Merger Sub, addressed to:

     Aames Financial Corporation
     3731 Wilshire Boulevard
     Los Angeles, California 90010
     Attention:     Barbara S. Polsky, Esq.
               Senior Vice President
               and General Counsel


With a copy addressed to:

     Troop Meisinger Steuber & Pasich, LLP
     10940 Wilshire Boulevard
     Los Angeles, California 90024
     Attention:  C. N. Franklin Reddick III, Esq.


If to One Stop or the Principal, addressed to:

     One Stop Mortgage, Inc.
     200 Baker Street, Suite 101
     Costa Mesa, California 92626
     Attention: Neil B. Kornswiet


With a copy addressed to:

     Brown & Wood LLP
     One World Trade Center
     58th Floor

     New York, NY 10048
     Attention:  Jack M. Costello, Jr., Esq.


     Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or sent by facsimile transmission, or on the third business day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.3 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the Parties hereto may not be assigned or delegated by any Party hereto without the prior written consent of the other Parties hereto.

     14.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one original document.

     14.5 EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties contained in this Agreement or the Schedules shall survive for a period of twelve (12) months after the Effective Time.

     14.6 THIRD PARTIES. Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than the Parties hereto.

     14.7 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release in a form mutually agreeable to Aames and One Stop and Aames and One Stop shall, subject to Aames's legal obligations as a public company, use reasonable efforts to agree upon the text of any other press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     14.8 LISTS; EXHIBITS; INTEGRATION. Each Schedule, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Schedules and letters need not be attached to each copy of this Agreement. This Agreement, together with such Schedules, exhibits and letters, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.9 GOVERNING LAW. This Agreement is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.10 SCHEDULES. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth in any Schedule. In the event there is any representation contained in this Agreement that is modified by a Schedule, said representation shall also be modified by any other applicable information contained in any other Schedule.

     14.11 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.12 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.13 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Articles of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of Aames or One Stop without action by their respective stockholders.

This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.14 ATTORNEY'S FEES. In the event any of the Parties to this Agreement brings an action or suit against any other Party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other Party, the prevailing Party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing Party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing Party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

     14.15 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of

Article VI of this Agreement were not performed in accordance with their specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the covenants set forth in Article VI of this Agreement and to enforce specifically the terms and provisions thereof in any California court; provided that this equitable remedy shall be in addition to any other remedy to which the parties may be entitled at law or in equity for such breach.

     14.16 JURY WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              AAMES FINANCIAL CORPORATION,
                             a Delaware corporation


                              By:  /s/ CARY H. THOMPSON
                                 ------------------------------
                                   Cary H. Thompson

                              Its: Chief Operating Officer


                              AAMES ACQUISITION CORPORATION,
                              a Delaware corporation


                              By:  /s/ CARY H. THOMPSON
                                 ------------------------------
                                   Cary H. Thompson

                              Its: Executive Vice President
                                   and Secretary

ACCEPTED AND AGREED:

ONE STOP MORTGAGE, INC.,
a Wyoming corporation



By:  /s/ NEIL B. KORNSWIET
   --------------------------------
     Neil B. Kornswiet

Its: President



PRINCIPAL STOCKHOLDER, SOLELY

WITH RESPECT TO ARTICLE IV HEREOF:


/s/ NEIL B. KORNSWIET
- ----------------------------------
Neil B. Kornswiet

                                TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II     THE MERGER AND RELATED MATTERS. . . . . . . . . . . . . . . . 10

          2.1  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . 10
          2.2  FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . 10
          2.3  EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . . . . 10
          2.4  NO LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 11
          2.5  EFFECT OF MERGER. . . . . . . . . . . . . . . . . . . . . . . 11
          2.6  NAME OF SURVIVING COMPANY . . . . . . . . . . . . . . . . . . 12
          2.7  ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING COMPANY . . 12
          2.8  DIRECTORS AND OFFICERS OF SURVIVING COMPANY . . . . . . . . . 12
          2.9  WARRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          2.10 EMPLOYEE OPTIONS. . . . . . . . . . . . . . . . . . . . . . . 12
          2.11 CONVERSION. . . . . . . . . . . . . . . . . . . . . . . . . . 13
          2.12 ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE III    THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . 13
          3.1  CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . . 13
          3.2  EXECUTION OF MERGER AGREEMENTS. . . . . . . . . . . . . . . . 13
          3.3  DOCUMENTS TO BE DELIVERED . . . . . . . . . . . . . . . . . . 13

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF ONE STOP. . . . . . . . . . 14
          4.1  INCORPORATION, STANDING AND POWER . . . . . . . . . . . . . . 14
          4.2  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . 14
          4.3  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . 15
          4.4  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . 15
          4.5  REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          4.6  AUTHORITY OF ONE STOP . . . . . . . . . . . . . . . . . . . . 15

          4.7  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 16
          4.8  TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . 16
          4.9  REAL ESTATE . . . . . . . . . . . . . . . . . . . . . . . . . 17
          4.10 LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . 17
          4.11 TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          4.12 COMPLIANCE WITH LAWS AND REGULATIONS. . . . . . . . . . . . . 18
          4.13 PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . . . . . 18
          4.14 EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . 19
          4.15 BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . . . 19
          4.16 MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . . 19
          4.17 ABSENCE OF MATERIAL CHANGE OR CERTAIN EVENTS. . . . . . . . . 21
          4.18 LICENSES AND PERMITS. . . . . . . . . . . . . . . . . . . . . 21
          4.19 NO UNDISCLOSED MATERIAL LIABILITIES . . . . . . . . . . . . . 21
          4.20 EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . 22
          4.21 CORPORATE RECORDS . . . . . . . . . . . . . . . . . . . . . . 24
          4.22 OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          4.23 SEC REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . 24
          4.24 INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . 24
          4.25 ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . 25
          4.26 LOAN PORTFOLIO. . . . . . . . . . . . . . . . . . . . . . . . 25
          4.27 NO RECOURSE . . . . . . . . . . . . . . . . . . . . . . . . . 25
          4.28 COMPLIANCE WITH AGENCY, ETC., REQUIREMENTS. . . . . . . . . . 26
          4.29 REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . 26
          4.30 ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
          4.31 PAYMENT OF TAXES, INSURANCE PREMIUMS, ETC.. . . . . . . . . . 26
          4.32 PAYOFF STATEMENTS . . . . . . . . . . . . . . . . . . . . . . 27

          4.33 CORRESPONDENT AGREEMENTS. . . . . . . . . . . . . . . . . . . 27
          4.34 AFFILIATED PARTY TRANSACTIONS . . . . . . . . . . . . . . . . 27
          4.35 SECURITIZATION TRANSACTIONS . . . . . . . . . . . . . . . . . 27
          4.36 PREPAYMENT PENALTIES. . . . . . . . . . . . . . . . . . . . . 27
          4.37 NO ESCROW ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . 28
          4.38 APPRAISALS AND UNDERWRITING POLICIES. . . . . . . . . . . . . 28
          4.39 FRAUD . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
          4.40 RESERVES AND OTHER ACCOUNTS . . . . . . . . . . . . . . . . . 28
          4.41 HEDGES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . 28
          4.42 POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . 28
          4.43 DISCLOSURE DOCUMENTS AND APPLICATIONS . . . . . . . . . . . . 28
          4.44 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED . . . . . . 28

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF AAMES . . . . . . . . . . . 29
          5.1  INCORPORATION, STANDING AND POWER . . . . . . . . . . . . . . 29
          5.2  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . 29
          5.3  FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
          5.4  AUTHORITY OF AAMES AND MERGER SUB . . . . . . . . . . . . . . 30
          5.5  BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . . . 31
          5.6  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . 31
          5.7  COMPLIANCE WITH LAWS AND REGULATIONS. . . . . . . . . . . . . 31
          5.8  ABSENCE OF MATERIAL CHANGE OR CERTAIN EVENTS. . . . . . . . . 31

ARTICLE VI     COVENANTS OF ONE STOP PENDING EFFECTIVE TIME OF THE MERGER. . 32
          6.1  LIMITATION ON ONE STOP'S CONDUCT PRIOR TO EFFECTIVE TIME. . . 32
          6.2  NO SOLICITATION, ETC. . . . . . . . . . . . . . . . . . . . . 34
          6.3  AFFIRMATIVE CONDUCT OF ONE STOP PRIOR TO EFFECTIVE TIME . . . 34
          6.4  ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . 36

          6.5  NOTICES; REPORTS. . . . . . . . . . . . . . . . . . . . . . . 36
          6.6  ONE STOP STOCKHOLDERS' CONSENT. . . . . . . . . . . . . . . . 37
          6.7  AUDITED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . 37
          6.8  FILINGS; APPLICATIONS . . . . . . . . . . . . . . . . . . . . 37

ARTICLE VII    COVENANTS OF AAMES PENDING EFFECTIVE TIME OF THE MERGER . . . 37
          7.1  ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . 37
          7.2  NOTICES; REPORTS. . . . . . . . . . . . . . . . . . . . . . . 38
          7.3  FILINGS; APPLICATIONS . . . . . . . . . . . . . . . . . . . . 38

ARTICLE VIII   GENERAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . 38
          8.1  BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . 38
          8.2  BLUE SKY. . . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE IX     CONDITIONS PRECEDENT TO THE MERGER . . . . . . . . . . . . .  39
          9.1  STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . 39
          9.2  NO JUDGMENTS OR ORDERS. . . . . . . . . . . . . . . . . . . . 39
          9.3  REGULATORY APPROVALS. . . . . . . . . . . . . . . . . . . . . 39
          9.4  LB FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . 39
          9.5  POOLING OF INTERESTS ACCOUNTING TREATMENT . . . . . . . . . . 39
          9.6  EMPLOYMENT AGREEMENT. . . . . . . . . . . . . . . . . . . . . 39

ARTICLE X      CONDITIONS PRECEDENT TO OBLIGATIONS OF AAMES. . . . . . . . . 40
          10.1 LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . 40
          10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. . . 40
          10.3 AUTHORIZATION OF MERGERS. . . . . . . . . . . . . . . . . . . 40
          10.4 REGULATORY APPROVALS AND RELATED CONDITIONS . . . . . . . . . 40
          10.5 STATE AGENCY APPROVALS. . . . . . . . . . . . . . . . . . . . 40

          10.6 THIRD PARTY CONSENTS. . . . . . . . . . . . . . . . . . . . . 40
          10.7 ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . 40
          10.8 OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . . 41
          10.9 FAIRNESS OPINION. . . . . . . . . . . . . . . . . . . . . . . 41
          10.10 STOCKHOLDERS' VOTING AGREEMENTS. . . . . . . . . . . . . . . 41
          10.11 DIRECTOR RESIGNATIONS . . . . . . . . . . . . . . . . . . .  41
          10.12 AFFILIATE'S LETTER. . . . . . . . . . . . . . . . . . . . . .41
          10.13 FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . .41
          10.14 NON-COMPETE AGREEMENT . . . . . . . . . . . . . . . . . . . .41
          10.15 EMPLOYEE AGREEMENTS.. . . . . . . . . . . . . . . . . . . . .41
          10.16 LB RELEASE. . . . . . . . . . . . . . . . . . . . . . . . . .41

ARTICLE XI     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ONE STOP. . . . . .42
          11.1 LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . 42
          11.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. . . 42
          11.3 AUTHORIZATION OF MERGER . . . . . . . . . . . . . . . . . . . 42
          11.4 ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . 42
          11.5 OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . . 42
          11.6 THIRD PARTY CONSENTS. . . . . . . . . . . . . . . . . . . . . 42
          11.7 NYSE LISTING. . . . . . . . . . . . . . . . . . . . . . . . . 42
          11.8 REGISTRATION RIGHTS AGREEMENT . . . . . . . . . . . . . . . . 42
          11.9 DIRECTOR APPOINTMENT. . . . . . . . . . . . . . . . . . . . . 43
          11.10 ESCROW AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE XII    EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . . . 43
          12.1 EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE XIII   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . .  43

          13.1 TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 43
          13.2 TERMINATION DATE. . . . . . . . . . . . . . . . . . . . . . . 44
          13.3 EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . 44

ARTICLE XIV    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 44
          14.1 EXPENSES; DAMAGES . . . . . . . . . . . . . . . . . . . . . . 44
          14.2 NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
          14.3 SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . 46
          14.4 COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . 46
          14.5 EFFECT OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . 46
          14.6 THIRD PARTIES . . . . . . . . . . . . . . . . . . . . . . . . 46
          14.7 PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . 47
          14.8 LISTS; EXHIBITS; INTEGRATION. . . . . . . . . . . . . . . . . 47
          14.9 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . 47
          14.10 SCHEDULES. . . . . . . . . . . . . . . . . . . . . . . . . . 47
          14.11 CAPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .47
          14.12 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .47
          14.13 WAIVER AND MODIFICATION . . . . . . . . . . . . . . . . . . .47
          14.14 ATTORNEY'S FEES . . . . . . . . . . . . . . . . . . . . . . .48
          14.15 ENFORCEMENT OF AGREEMENT. . . . . . . . . . . . . . . . . . .48
          14.16 JURY WAIVER . . . . . . . . . . . . . . . . . . . . . . . . .48

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H
EXHIBIT I
EXHIBIT J

EXHIBIT K
EXHIBIT L
APPENDIX I
APPENDIX II

                                                                       EXHIBIT A

                              ARTICLES OF MERGER OF
                             ONE STOP MORTGAGE, INC.

                                      INTO

                          AAMES ACQUISITION CORPORATION

          The undersigned surviving corporation following merger hereby files Articles of Merger with respect to the merger of One Stop Mortgage, Inc., a Wyoming corporation (hereinafter "One Stop"), and Aames Acquisition Corporation, a Delaware corporation (hereinafter "AAC") pursuant to W.S. Section 17-16-1105 of the Wyoming Business Corporation Act, as follows:

I.       The plan of merger:

         See the attached Agreement and Plan of Reorganization, which is hereby incorporated herein by this reference.

II. Shareholder approval of each corporation party to the merger was required and given, as follows:

          A. The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation:

                                  Number of Shares            Designation             Number of Votes
One Stop                                 100                     common                     100

AAC                                      100                     common                     100

          B. The number of votes cast for and against the plan by each voting group entitled to vote separately:

                                    Number Voting for               Number Against
One Stop                                   100                            0

AAC                                        100                            0


III. The merger shall be effective immediately upon the filing of Articles of Merger with the Secretary of State of the State of Delaware.

          Dated: __________________         One Stop Mortgage, Inc.,
                                            a Wyoming corporation

                                            By: ________________________________
                                                   Authorized Agent

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

          This Escrow Agreement (this "Escrow Agreement") is made and entered into as of the _____ day of August, 1996, by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Neil B. Kornswiet ("NK"), Lehman Brothers Holdings Inc., a Delaware corporation ("LB") and
______________________, a __________________ (the "Escrow Agent"). NK and LB are
each referred to herein as a "One Stop Stockholder" and are collectively referred to herein as the "One Stop Stockholders."

                                    RECITALS

     A. Aames, One Stop Mortgage Inc., a Wyoming corporation ("One Stop") and Aames Acquisition Corporation, a wholly owned subsidiary of Aames ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of August 12, 1996 (the "Agreement"), pursuant to which Merger Sub will merge with and into One Stop. Capitalized terms not otherwise defined herein shall take the meanings given them in the Agreement.

     B. Pursuant to the terms of the Agreement, at the Effective Time, Aames will deposit shares of the Aames Stock issuable to the Principal Stockholders in connection with the Merger to the Escrow Agent (the "Escrow Deposit"), to be held and disposed of in accordance with the terms and conditions hereof.

                                    AGREEMENT

          NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

          1. Indemnity.

               (a) Indemnification Obligations. Subject to Section 1(b), the One Stop Stockholders shall indemnify, save and keep Aames and its officers, directors, employees, and stockholders (each an "Indemnified Party") harmless against and from all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim ) (collectively, "Damages") which arise out of or by virtue of:

                    (i) any inaccuracy in or breach of any representation and warranty made by One Stop set forth in the Agreement or any One Stop Schedule; and

                    (ii) the breach by One Stop, or failure of One Stop to comply with, any of the covenants or obligations under the Agreement to be performed by One Stop.

This Escrow Agreement shall constitute the sole and exclusive remedy of the Indemnified Parties for all Damages which arise out of or by virtue of the foregoing. The representations and warranties included in the Agreement are exclusive, and the parties hereto confirm that they have not relied upon any representations, warranties or covenants not contained therein, in any Schedule thereto or the other documents delivered in connection therewith to enter into this Escrow Agreement.

               (b) Limitation on Indemnification Obligations. The One Stop Stockholders' obligations under Section 1 (a) above shall be subject to the following limitations:

                    (i) Subject to the provisions of Section 1(b)(v) below, no Indemnified Party shall be entitled to recover under this Escrow Agreement unless a claim has been asserted by a Claim Notice (as defined below) delivered to the One Stop Stockholders on or prior to the date (the "Applicable Date") as is the earlier to occur of (i) the date of issuance of the first independent audit report of Aames which includes any period ending after the Effective Time, or (ii) the close of business on the first anniversary of the Closing Date;

                    (ii) Subject to the provisions of Section 1(b)(v) below, notwithstanding anything to the contrary herein contained, the One Stop Stockholders shall not be obligated hereunder with respect to any Damages until such time as the Damages asserted by all Indemnified Parties in the aggregate exceed $2,000,000 (the "Threshold"), at which time all Damages in excess of the Threshold shall be recoverable (except as limited by the other provisions of this Escrow Agreement);

                    (ii) Subject to the provisions of Section 1(b)(v) below, notwithstanding anything to the contrary herein contained, the One Stop Stockholders shall not be obligated hereunder with respect to any Damages to the extent that such Damages exceed the value of the Escrow Shares. The One Stop Stockholders shall have no right of contribution against One Stop or against Aames or any of Aames' subsidiaries by reason or arising from any Claim asserted by an Indemnified Party under this Agreement;

                    (iii) The amount of any recovery by an Indemnified Party pursuant to this Section 1 shall be net of any insurance benefits actually received by such Indemnified Party on or prior to the date such Claim actually results in a distribution of Escrow Shares to such Indemnified Party pursuant to the terms of this Escrow Agreement;

                    (iv) Subject to the provisions of Section 1(b)(v) below, the obligations of the One Stop Stockholders under this Escrow Agreement shall be satisfied solely by the distribution to the Indemnified Party of Escrow Funds held pursuant to this Escrow Agreement. Subject to the provisions of Section 1(b)(v) below, after there are no Escrow Funds held pursuant to this Escrow Agreement, the One Stop Stockholders shall have no further obligation under this Escrow Agreement; and

                    (v) Notwithstanding anything to the contrary herein contained, the limitations contained in this Section 1(b) shall not apply to any Damages to the extent it arises out of fraud or intentional misrepresentation by One Stop's stockholders.

               (c) At the Closing, Aames shall deposit a number of shares of Aames Stock to be received by the One Stop Stockholders pursuant to Section 2.1 of the Agreement (the "Indemnification Shares") in escrow with the Escrow Agent, to be held and administered in accordance with the terms and conditions of this Escrow Agreement, that has an aggregate market value of $5,000,000 based upon the Average Price of Aames Stock. Of the Indemnification Shares, 75% shall be deposited by or for the account of NK and 25% shall be deposited by or for the account of LB. Fractional shares of Aames Stock shall not be deposited in escrow. In lieu thereof, each One Stop Stockholder shall round up such fractional share to the nearest whole number and deposit in escrow an additional share of Aames Stock. The Indemnification Shares shall be registered in the name of the respective One Stop Stockholders and shall be accompanied by stock powers endorsed in blank.

          2. Escrow Funds.

               (a) The Escrow Agent shall hold the Indemnification Shares and all other amounts deposited with it pursuant to Section 6 of this Escrow Agreement in an account entitled the "Indemnification Escrow Account" (the "Escrow Account"). The Indemnification Shares, and such other amount from time to time held by the Escrow Agent in the Escrow Account are hereinafter referred to as the "Escrow Funds."

               (b) The Escrow Agent hereby acknowledges receipt of the Indemnification Shares. The Escrow Agent is directed to hold, deal with and dispose of the Escrow Funds as hereinafter set forth.

          3. Charges Against Escrow Funds. In the event that, and from time to time as, an Indemnified Party determines that it has a claim of indemnification pursuant to Section 1(a) of this Agreement (a "Claim"), Aames shall provide a notice to each of the One Stop Stockholders and the Escrow Agent in the form attached as Exhibit A hereto (a "Claim Notice") of such Claim (whether liquidated or unliquidated) against the Escrow Funds, stating the amount thereof and a brief description of the facts upon which the Claim is based. The Claim Notice to the Escrow Agent shall certify the date of delivery of such Claim Notice to each of the One Stop Stockholders. Unless the Escrow Agent receives prior notice from NK pursuant to Section 4 below, the Escrow Agent shall deliver to the Indemnified Party out of the Escrow Account Escrow Funds having a value equal to the amount of such Claim or Claims as specified in the Claim Notice. Subject to the provisions of Section 4 herein, delivery of any Escrow Funds to an Indemnified Party shall be made on the Business Day that is, or, if the 15th calendar day is not a Business Day, immediately follows, the 15th calendar day after delivery to the Escrow Agent of a Claim Notice (or as soon as practicable thereafter). For all purposes under this Escrow Agreement, the Indemnification Shares and all other amounts deposited in the Escrow Account pursuant to Section 6 of this Escrow Agreement shall be valued at a per share value equal to the Average Price of the Aames Stock.

          4. Dispute of Claim.

               (a) NK shall have the right to dispute, in whole or in part, any Claim prior to the Business Day that is, or, if the 15th calendar day is not a Business Day, immediately follows the 15th calendar day following the delivery to NK of a Claim Notice. Such dispute shall be made by delivering to the Escrow Agent written notice in substantially the form attached hereto as Exhibit B (an "Objection Notice") that NK disputes, in whole or in part, the matters set forth in the Claim Notice either with respect to the validity or the amount of the Claim, or on the basis that the matter in question is not properly chargeable against the Escrow Account under the terms hereof. Such Objection Notice shall include the basis, with reasonable specificity, of NK's objection. The Escrow Agent shall promptly, and in no event later than the Business Day that is, or if the 15th calendar day is not a Business Day, immediately follows, the day that is two calendar days after receipt thereof, furnish the Indemnified Party with a copy of any Objection Notice.

               (b) During the thirty (30) day period following receipt of an Objection Notice NK and the Indemnified Party in good faith shall attempt to reach agreement (it being understood that neither the Indemnified Party or NK shall be required to reach such an agreement) on an amount due (or that no amount is due) with respect to the Damages asserted in the Claim Notice and denied in the Objection Notice and report such agreement in writing to the Escrow Agent (it being understood that such writing shall be executed by both the Indemnified Party and NK). After its receipt of any such written report, if applicable, the Escrow Agent shall promptly cause to be transferred to the Indemnified Party such Escrowed Funds as is agreed to be due to such Indemnified Party. If the Indemnified Party and NK do not reach such agreement within said thirty (30) day period, then the Escrow Agent shall continue to hold in escrow, and shall take no action with respect to, Escrow Funds having a value equal to the Damages asserted in the Claim Notice and denied in the Objection Notice except as provided in Section 5 hereof and except that the Escrow Agent shall distribute such Escrow Funds to the Indemnified Party (i) upon receipt of joint written instructions to such effect executed by both the Indemnified Party and NK, or (ii) upon receipt of written notice executed by the Indemnified Party that the dispute has been resolved by arbitration granting an award of Damages to the Indemnified Party, which notice shall be accompanied by the order of the arbitrator.

               (c) In the event that NK has delivered an Objection Notice to the Escrow Agent disputing all or a portion of a Claim asserted by an Indemnified Party and the Indemnified Party and NK cannot within the 30 day period referred to above agree upon their respective rights regarding the disputed Claim, then either the Indemnified Party or NK may submit the dispute to binding arbitration in Los Angeles, California, pursuant to the procedures and rules for commercial arbitration of the American Arbitration Association. The Indemnified Party and NK shall bear their respective costs and expenses of any such arbitration. The arbitration provided hereunder shall be the exclusive means of resolving any dispute hereunder and shall be binding on all parties.

          5. Termination: Release of Escrow Funds. Subject to Section 10(d) and
(e) herein, the Escrow Agent shall distribute to the One Stop Stockholders at the first anniversary of the Closing Date (the "Termination Date") the Escrow Funds less the aggregate amount of such Escrow Funds (if any) which has been distributed to the Indemnified Parties pursuant to Claim Notices and such Escrow Funds (if any) which is then subject to a pending Claim Notice (whether or not an Objection Notice has been given with respect thereto). Any Escrow Funds that are not distributed to the One Stop Stockholders on the Termination Date because it is subject to a pending Claim Notice as to which NK has given or, if the time for giving such notice has not yet expired, gives, an Objection Notice shall be distributed in accordance (i) with joint written instructions executed by both the Indemnified Party and NK, or (ii) with written notice executed by the Indemnified Party and NK that the dispute has been resolved by arbitration and that the attached arbitration order or other determination should be promptly followed by the Escrow Agent to the extent it deals with the Escrow Funds held in the Escrow Account, or (iii) with an effective and final, nonappealable order of a court of competent jurisdiction. All Escrow Funds distributed to the One Stop Stockholders hereunder shall be distributed 75% to NK and 25% to LB.

          6. Holding of Escrow Funds. The Escrow Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Escrow Funds held by it from time to time hereunder. All dividends and other distributions (other than cash dividends paid on the Aames Stock held as part of the Escrow Funds) paid or made on a portion or all of the Escrow Funds (including without limitation any stock split affecting the Aames Stock included as part of the Escrow Funds, and any dividend or distribution declared with respect to the Aames Stock included as part of the Escrow Funds that is paid in whole or in part with shares of stock) shall be deemed to have been paid or made to the One Stop Stockholders for income tax purposes, but shall be received by the Escrow Agent and held and distributed by it in the same manner as, and shall constitute a part of, the Escrow Funds. A stock split affecting or a dividend or distribution declared with respect to the Aames Stock included as part of the Escrow Funds that is paid in whole or in part with shares of stock shall not be deemed to change the number or value of the Aames Stock included as part of the Escrow Funds held hereunder (although any such split, dividend or distribution shall constitute a part of the share of Aames Stock with respect to which it is paid or relates). Unless and until such time as the Aames Stock held as part of the Escrow Funds or a portion of them are distributed to an Indemnified Party as provided herein, the One Stop Stockholders shall have the full right to vote such shares. If the Escrow Agent shall receive any cash dividends paid on or with respect to the Aames Stock included as part of the Escrow Funds, the Escrow Agent shall distribute such cash dividends to the One Stop Stockholders promptly following receipt thereof. All such dividends distributed to the One Stop Stockholders hereunder shall be distributed 75% to NK and 25% to LB.

          7. Grant of Security Interest. It is understood and agreed by the parties hereto that the Escrow Account established pursuant to this Escrow Agreement is intended to secure the obligations and undertakings of each of NK and LB under this Escrow Agreement. Accordingly, to secure its obligations thereunder, each of NK and LB hereby irrevocably grants to Aames a first priority security interest, in and to (a) the Escrow Account, (b) all Escrow Funds and (c) all proceeds of the foregoing, in each case to the extent that the same are subject to the escrow established by this Escrow Agreement (collectively, the "COLLATERAL"). Upon release of any Collateral to any party hereto in accordance with the terms hereof, the security interest created hereunder shall automatically terminate without further action by any party hereto.

          8. Acknowledgment of Escrow Agent. The Escrow Agent hereby acknowledges the security interest in the Collateral in favor of Aames. The parties hereto shall take all actions requested by Aames as may be reasonably necessary to perfect the security interest created under this Escrow Agreement in the Collateral and cause it to be prior to all other security interests and liens including, without limitation, placing appropriate restrictive legends on the certificates evidencing the Indemnification Shares.

          9. Designated Officers. Aames and NK shall from time to time provide the Escrow Agent with a certificate which shall be signed, in the case of Aames, by two authorized officers of Aames, and in the case of NK, by NK, which certificate shall contain (a) the names of the person(s) who are authorized to execute any written notice, instruction or certificate to the Escrow Agent required or permitted by the terms of this Escrow Agreement (which, in the case of NK shall be NK), and (b) a specimen signature(s) of such authorized person(s) ("Certificate of Designation"). The initial authorized officers of Aames and their respective signatures, and the signature of NK, will be set forth on Certificates of Designation of Aames and NK, delivered to the Escrow Agent on the Closing Date. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated to the Escrow Agent by telecopy, the receipt of which by the Escrow Agent shall be confirmed by telephone call from the sending party, and a confirmation copy of which shall be sent by first class mail the same day. All notices, instructions or other certificates from the Escrow Agent to the other parties hereto shall be by first class mail. The Escrow Agent may conclusively rely without any inquiry or investigation on each notice, instruction or other certificate received by it in the manner set forth above if signed by those persons designated in each Certificate of Designation. The addresses of the parties as set forth below may be changed by notice to all other parties.

                         (i) if to Aames, to:

                             Aames Financial Corporation
                             3731 Wilshire Boulevard
                             Los Angeles, California 90010
                             Attention: Barbara S. Polsky, Esq.
                                        Senior Vice President
                                        and General Counsel

                         (ii) if to NK, to:
                              Neil B. Kornswiet
                              16105 Whitecap Lane
                              Huntington Beach, California 92649

                         (iii) if to LB, to:
                              LEHMAN BROTHERS HOLDINGS INC.
                              3 WORLD FINANCIAL CENTER
                              NEW YORK, NY 10285
                              Attention: Robert B. Millard
                                         Managing Director

                         (iv) if to the Escrow Agent, to:

                              ----------------------------
                              ----------------------------
                              ----------------------------

                              with a copy to:

                              ----------------------------
                              ----------------------------
                              ----------------------------

                              and confirming calls to:

                              ----------------------------
                              ----------------------------
                              ----------------------------

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received three (3) calendar days after mailing by the Escrow Agent. The Escrow Agent is not obligated to take any action with respect to any request or demand of Aames or NK, its successor, or, if there is no such successor, its designee, unless properly authenticated and delivered in the form required hereunder.

          10. Regarding the Escrow Agent. In consideration of the acceptance by the Escrow Agent of its duties hereunder, it is agreed by all parties hereto that:

               (a) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement, and it shall not be subject to, or obliged to recognize, any other agreement between the Parties hereto even though reference thereto may be made herein; provided, however, that with the Escrow Agent's written consent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by or on behalf of Aames, the Escrow Agent and NK. The Escrow Agent may withhold such consent only if such amendment would adversely affect the rights or liabilities of the Escrow Agent.

               (b) The Escrow Agent is authorized, in its reasonable discretion, to disregard any and all notices or instructions given by any of the Parties hereto or by any other person, firm or corporation, except only (i) such notices or instructions as are herein specifically provided for, and (ii) orders or process of any court with jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon or under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then, and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

               (c) The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith. In taking any action whatsoever hereunder, the Escrow Agent shall be fully protected in relying upon any written notice, paper, demand, certificate or other document reasonably believed by it in good faith to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter deposited hereunder, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing and delivering or purporting to execute or deliver any such document. The Escrow Agent shall not be responsible for the sufficiency of any deposit received or any portion of the Escrow Funds, and its only duties hereunder are the express duties detailed herein, and no duties or covenants shall be implied as to the Escrow Agent.

               (d) If the Escrow Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with this Escrow Agreement, or in case it becomes involved in litigation on account of being Escrow Agent hereunder or on account of having received property subject hereto, then in either case, the Escrow Agent's costs, expenses, and reasonable attorneys' fees shall be reimbursed by Aames and the One Stop Stockholders (on a joint and several basis).

               (e) Aames shall pay the regular fees and charges of the Escrow Agent, and shall pay in arrears, when billed by the Escrow Agent, the transaction and out-of-pocket costs of the Escrow Agent together with any extraordinary fees. Aames hereby agrees to indemnify and hold harmless the Escrow Agent from and against all claims, damages and losses, including legal and accounting fees and expenses, arising out of this Escrow Agreement, provided that no indemnification will be made for gross negligence or willful misconduct by the Escrow Agent; provided, further, that NK and LB shall jointly and severally indemnify and hold harmless the Escrow Agent from and against all claims, damages and losses attributable to claims or demands made by NK or LB or by third parties against NK or LB, except that no indemnification will be made for gross negligence or willful misconduct by the Escrow Agent.

          11. Resignation, Removal of Escrow Agent. The Escrow Agent may at any time resign by giving 60 days' written notice of resignation to Aames and the One Stop Stockholders. Aames and NK may jointly at any time remove the Escrow Agent by giving written notice to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be either a bank, trust company or other financial institution, having an office in Los Angeles, California satisfactory to both Aames and NK, shall be appointed by written instrument executed and delivered by both Aames and the One Stop Stockholders to the Escrow Agent and to such successor Escrow Agent, and upon the resignation or removal of the predecessor Escrow Agent, the successor Escrow Agent shall, without any further act, deed or conveyance, become vested with all the right, title and interest to all property held hereunder, of such predecessor Escrow Agent; but nevertheless such predecessor Escrow Agent shall, on the written request of the NK, Aames or such successor Escrow Agent execute and deliver to such successor Escrow Agent an instrument transferring to such successor Escrow Agent all right, title and interest hereunder in and to the property in the Escrow Funds and all other rights hereunder, of such predecessor Escrow Agent. If no successor Escrow Agent has been appointed at the end of 60 days after notice of resignation by the Escrow Agent, the Escrow Agent may file interpleader proceedings in an appropriate court in the County of Los Angeles in which Aames and the One Stop Stockholders shall be joined as parties.

          12. Governing Agreement; Amendments. The Escrow Agent hereby acknowledges receipt of a copy of the Agreement, but except for reference thereto for definitions of certain words and the terms not defined herein, the Escrow Agent is not charged with any duty or obligation arising under the Agreement and the responsibilities and duties of the Escrow Agent shall be governed by this Escrow Agreement. As between the Escrow Agent, on the one hand, and the other parties hereto, on the other hand, this Escrow Agreement (including those sections of the Agreement referenced herein and attached hereto) constitutes the entire agreement with respect to the subject matter herein. As between the other parties hereto, this Escrow Agreement shall govern to the extent of any conflict between it and the Agreement; provided, that the Principal Stockholder and Aames agree to make such amendments herein as may be necessary to reconcile any conflict between the terms hereof and the Agreement. No change in, addition to, or waiver of the terms and conditions hereof shall be binding upon any of the parties hereto unless approved in writing by the other parties hereto.

          13. Applicable Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

          14. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which is an original but all of which together shall constitute one and the same instrument.

          15. Assignment. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, designees and legal representatives. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto. The Principal Stockholder may not sell, assign or in any other manner transfer any right to receive funds from the Escrow Account other than by will, the laws of intestacy or nonvoluntarily by operation of law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   AAMES FINANCIAL CORPORATION,

                                   a Delaware corporation

                                   By: ____________________________
                                   Its: ___________________________

                                   ______________________________
                                   Neil B. Kornswiet

                                   LEHMAN BROTHERS HOLDINGS INC.,

                                   a Delaware corporation

                                   By: ___________________________
                                   Its: Vice President

                                    EXHIBIT A

                                                                          [DATE]

                                  CLAIM NOTICE

                    Re: Escrow Agreement dated            , 1996 (the
                    "Agreement") by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Neil B. Kornswiet ("NK"), Lehman Brothers Holdings Inc., a Delaware corporation ("LB") and ________________, a ________________("Escrow
                    Agent")

          You hereby are notified that Aames has determined that Aames Stock
with an Average Price of Aames Stock equal to $        [is chargeable/can be
reserved] as a Claim or Claims (as defined in Section 3 of this Escrow Agreement) against the Escrow Funds. The basis for such Claim or Claims is/are:

          [insert a paragraph stating with reasonable specificity the facts upon which the Claim or Claims is/are based]

                                   AAMES FINANCIAL CORPORATION

                                   By:

                                        [Designee as identified in Section 6]

                                    EXHIBIT B

                                                                          [DATE]

                                OBJECTION NOTICE

                    Re: Escrow Agreement dated _______________, 1996 (the "Agreement") by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Neil B. Kornswiet ("NK"), Lehman Brothers Holdings Inc., a Delaware corporation ("LB"), and _________, a ___________ ("Escrow Agent")

          You hereby are notified that the One Stop Designee disputes [in part/in its entirety] the Claim or Claims (as defined in Section 3 of this Escrow Agreement) against the Escrow Funds set out in the Claim Notice of Aames
dated                   , a copy of which is attached hereto ("Aames's Claim").
This Objection Notice is being delivered to you within the period set forth in
Section 4 of the Escrow Agreement following delivery to you of Aames's Claim. The basis for disputing such Claim/Claims is/are:

          [insert a paragraph stating with reasonable specificity the portion of the Claim or Claims which is/are being disputed and the basis of the objection]]

                                       By:
                                            Neil B. Kornswiet

                                                                       EXHIBIT C

                              NON-COMPETE AGREEMENT

     This Non-Compete Agreement (this "Agreement") is made and entered into as of the ___ day of August, 1996, by and between Aames Financial Corporation, a Delaware corporation ("Aames") and Neil B. Kornswiet ("Stockholder"), with reference to the following:

                                    RECITALS

     A. Aames, Aames Acquisition Corporation, a wholly-owned subsidiary of Aames and a Delaware corporation ("Merger Sub"), and One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"), have entered into that certain Agreement and Plan of Reorganization ("Merger Agreement"), dated as of August 12, 1996, pursuant to which Merger Sub will merge into One Stop ("Merger").

     B. Stockholder is a shareholder, director and officer of One Stop.

     C. As an inducement to Aames and Merger Sub to enter into the Merger Agreement, Stockholder desires to agree to refrain from competing with, using trade secrets or soliciting customers or employees of One Stop.

     D. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

          "Business" shall mean the business of home equity lending.

          "One Stop Enterprises" shall mean any of the businesses conducted by One Stop whether on the date of the Merger Agreement or thereafter.

          "Trade Secrets" shall mean:

               (a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, customer lists, potential customers, broker list, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, proposals otherwise pertaining to same, with respect to Aames, or One Stop or their respective affiliates.

               (b) Notwithstanding any other provisions of this Agreement to the contrary, "Trade Secrets" shall not include any information which is or has become available from an independent third party whose disclosure of such information has not breached any obligation to One Stop or Aames or any of their subsidiaries; information which is obtained by Stockholder from a third person who is lawfully in possession of such information and not in violation of any contractual, legal or fiduciary obligation to One Stop or Aames or any of their affiliates with respect to such information; and information readily ascertainable from public, trade or other nonconfidential sources.

                                    AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

     1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with One Stop he has developed considerable expertise in the business operations of One Stop and has access to extensive confidential information with respect to One Stop. Stockholder recognizes that Aames and One Stop would be irreparably damaged, and Aames' substantial investment in One Stop materially impaired, if Stockholder were to enter into an activity competing with the Business of either Aames, One Stop, their respective affiliates, or their respective successors in violation of the terms of this Agreement, or if Stockholder were to disclose or make unauthorized use of any Trade Secrets, or if Stockholder were to solicit customers or employees of Aames, One Stop, their respective affiliates, or their respective successors. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects.

     2. NONCOMPETITION; TRADE SECRETS; NO SOLICITATION; EXCEPTIONS.

          (a) Until the sixth anniversary of the Closing Date, Stockholder shall not, directly or indirectly, without the prior written consent of Aames, (i) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in the Business within the United States ("Territory"); (ii) engage in any other manner, within the Territory, in the Business; or (iii) induce or attempt to induce any Person who is a customer, supplier, distributor, officer or employee of Aames, One Stop, or their respective affiliates (whether on the Closing Date or thereafter) to terminate such Person's relationships with, or to take any action that would be disadvantageous to, Aames, One Stop, or their respective affiliates. Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs (i) or
(ii) above, if Stockholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, provided such securities are publicly traded.

          (b) Without limiting the generality of the foregoing, other than for the benefit of Aames or One Stop, Stockholder (i) shall make no use of Trade Secrets, or any part thereof, and (ii) shall not disclose the Trade Secrets, or any part thereof, to any other Person, firm or corporation, and (iii) shall deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by Stockholder, to Aames.

          (c) Notwithstanding any provision of this Agreement to the contrary, Stockholder may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

               (i) Stockholder is required to disclose or reveal under any applicable law or regulation, provided Stockholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Aames and One Stop prompt advance notice of such requirement;

               (ii) Stockholder is otherwise required to disclose or reveal by any governmental entity, provided Stockholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Aames prompt advance notice of such requirement; or

               (iii) which, in the opinion of Stockholder's counsel, Stockholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided Stockholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Aames prompt advance notice of such requirement.

     3. INDEPENDENCE OF OBLIGATIONS. The covenants of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Aames or One Stop, on the other, or any of their subsidiaries; and the existence of any claim or cause of action by Stockholder against One Stop or Aames or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Stockholder.

     4. EQUITABLE RELIEF. Stockholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Stockholder of the covenants set forth in Section 2 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to equitable relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Stockholder of any of said covenants.

     5. SEVERABILITY, ETC. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     6. CONDITION PRECEDENT. It shall be a condition precedent to the obligations of Stockholder under this Agreement that the Merger has occurred.

     7. NOTICES. Any notice or communication required or permitted hereunder shall be deemed to have been given if in writing and (a) delivered in person,
(b) telexed, or (c) telecopied (provided that any notice given pursuant to clauses (b) and (c) is also mailed by certified or registered mail, postage prepaid) as follows:

If to Aames, addressed to:

          Aames Financial Corporation
          3731 Wilshire Boulevard
          Los Angeles, California 90010
          Attention: Barbara S. Polsky, Esq.
                     Senior Vice President
                     and General Counsel

With a copy addressed to:

          Troop Meisinger Steuber & Pasich, LLP
          10940 Wilshire Boulevard
          Los Angeles, California 90024
          Attention:  C. N. Franklin Reddick III, Esq.

If to Stockholder, addressed to:

          Neil B. Kornswiet
          16105 Whitecap Lane
          Huntington Beach, California 92649

With a copy addressed to:

         Brown & Wood LLP
         One World Trade Center
         58th Floor
         New York, NY 10048
         Attention:  Jack M. Costello, Jr., Esq.

or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this Section 7.

     8. WAIVER OF BREACH. Any failure or delay by Aames in enforcing any provision of this Agreement shall not operate as a waiver thereof; and the waiver by Aames of a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

     9. ASSIGNMENT. This Agreement shall be assignable by Aames only to any Person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Aames or acquire any of the One Stop Enterprises or which acquires all or substantially all of the assets or outstanding capital stock of Aames.

     10. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

     11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Aames and its successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

     12. GOVERNING LAW. The Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

     13. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        AAMES FINANCIAL CORPORATION,

                                        a Delaware corporation

                                        By:___________________________
                                        Its:__________________________

                                        STOCKHOLDER

                                        ______________________________
                                        Neil B. Kornswiet

                                                                       EXHIBIT D

                              LETTER OF TRANSMITTAL

To:      Aames Financial Corporation
         3731 Wilshire Boulevard
         Los Angeles, California  90010
         Attention:   Barbara S. Polsky, Esq.
                  Senior Vice President
                  and General Counsel

                                                        _______________, 19_____

Dear Sirs:

     1. Pursuant to the Agreement and Plan of Reorganization dated August 12, 1996 (the "Agreement"), by and among Aames Financial Corporation ("Aames"), Aames Acquisition Corporation ("Merger Sub"), and One Stop Mortgage, Inc. ("One Stop"), providing for the merger of Merger Sub with and into One Stop (the "Merger"), the undersigned hereby surrenders the certificate(s) issued by One Stop and numbered ____ (the "Certificate(s)") representing _______ Common Shares, no par value, of One Stop (the "One Stop Shares"), in exchange for payment in the form of (i) ________ shares of Common Stock of Aames (the "Aames Shares") and, if applicable, (ii) a check in lieu of any fractional share of Common Stock of Aames. Also enclosed are stock powers duly endorsed in blank. Delivery of the enclosed Certificate(s) and stock powers shall be effected, and risk of loss and title to such Certificate(s) and stock powers shall pass, only upon delivery thereof to you.

     2. The undersigned hereby represents and warrants (a) the undersigned is the exclusive owner of the One Stop Shares represented by the Certificates and is entitled to all rights evidenced thereby, and (b) the One Stop Shares are free and clear of all liens, claims and encumbrances. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of, the undersigned. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent to be necessary or desirable to complete the surrender of the Certificate(s).

     3. I understand that all questions as to the validity, form and acceptance of this Letter of Transmittal and the Certificate(s) surrendered hereby will be determined by Aames and the Exchange Agent, which determination shall be final and binding. Aames reserves the right to waive any irregularities or defects in the surrender of any Certificate(s) and its interpretations of the terms and conditions of this Letter of Transmittal with respect to such irregularities or defects shall be final and binding. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

                                         _______________________________________
                                                      Signature(s)

                                         _______________________________________
                                                      Signature(s)

                                         Dated____________________________, 1996

                                         Name(s)________________________________
                                                     (Please Print)

                                         Name(s)________________________________
                                                     (Please Print)

                                         Capacity (full title)__________________

                                         Area Code and Telephone Number_________

                                         Social Security No.____________________

                                        (Must be signed by registered holder(s)
                                        exactly as name(s) appear(s) on stock
                                        certificate(s) or by person(s)
                                        authorized to become registered
                                        holder(s) by certificates and documents
                                        transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.)

                            IMPORTANT TAX INFORMATION

     Federal income tax law requires that a One Stop stockholder whose surrendered shares of beneficial interest of One Stop are accepted for exchange must provide the Exchange Agent (as payer) with his or her correct and properly certified taxpayer identification number ("TIN"), which, in the case of a One Stop stockholder who is an individual, is his or her Social Security number. If the Exchange Agent is not provided with the correct TIN, the One Stop stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service ("IRS") and, in addition, delivery to such stockholder of any cash for fractional shares pursuant to the Agreement may be subject to backup withholding in an amount equal to 31% of any such payment. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

     To prevent backup withholding, each surrendering One Stop stockholder must provide his or her correct TIN by completing the "Substitute Form W-9" set forth below, certifying that the TIN provided is correct (or that such stockholder is awaiting a TIN) and that (i) the stockholder has not been notified by the IRS that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the IRS has notified the stockholder that he or she is no longer subject to backup withholding. Failure to provide the information on the form may subject the stockholder to 31% federal income tax withholding on any cash payment he or she is otherwise entitled to receive pursuant to the Agreement. The box in Part 3 of the form may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked, the certification located below the Substitute Form W-9 must be completed. If the box in Part 3 is checked, the Exchange Agent will withhold 31% of the cash payment that the stockholder is otherwise entitled to receive until a TIN is provided to the Exchange Agent. However, if a properly certified TIN is provided to the Exchange Agent within 60 days, the backup tax will be refunded upon request.

     The One Stop stockholder is required to give the Exchange Agent the Social Security number or employer identification number of the registered owner of the shares of beneficial interest of One Stop being surrendered herewith. If the One Stop Shares are in more than one name or are not in the name of the actual owner, consult the enclosed instructions for Substitute IRS Form W-9 for information on which number to report.

- ---------------------------------------------------------------------------------------------------------------------------------
            SUBSTITUTE              Part 1 - PLEASE PROVIDE YOUR TIN BELOW AND CERTIFY BY
             FORM W-9                        SIGNING AND DATING BELOW

                                    ------------------------------------------
     DEPARTMENT OF THE TREASURY          (Social Security or Employer Identification Number)
     INTERNAL REVENUE SERVICE

     PAYER'S REQUEST FOR
     TAXPAYER IDENTIFICATION
     NUMBER (TIN)

                                    ---------------------------------------------------------------------------------------------

                                    Part2-   Check this box if you are NOT
                                             subject to backup withholding under
                                             the provisions of Section
                                             3406(a)(I)(C) of the Internal
                                             Revenue code because (1) you have
                                             not been notified that you are
                                    /_/      subject to backup withholding as a
                                             result of failure to report all
                                             interest or dividends or (2) the
                                             Internal Revenue Service has notified
                                             you that you are no longer subject
                                             to backup withholding.

                                    ---------------------------------------------------------------------------------------------
                                    CERTIFICATION - UNDER THE PENALTIES OF
                                    PERJURY, I CERTIFY THAT THE INFORMATION
                                    PROVIDED ON THIS FORM IS TRUE, CORRECT AND
                                    COMPLETE.

                                    SIGNATURE __________________________________________

                                                                                                Part 3 ___

                                    DATE ________________________________________________
                                                                                                Awaiting TIN  /_/
- ---------------------------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENT MADE TO YOU PURSUANT TO THE AGREEMENT. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

          YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

- --------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalty of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that because I have not provided a taxpayer identification number, 31% of all reportable payments made to me hereafter will be withheld until I provide a number. If I provide a properly certified taxpayer identification number within 60 days, you will refund the tax if I so request.

- -----------------------------------------     ----------------------------------
               Signature                               Date

                                                                       EXHIBIT E

                        ASSUMPTION STOCK OPTION AGREEMENT

                          (NON-QUALIFIED STOCK OPTION)

         This Assumption Stock Option Agreement (this "Option Agreement") is made and entered into on the execution date of the Option Certificate to which it is attached (the "Certificate"), by and between Aames Financial Corporation, a Delaware corporation (the "Company") and __________________ (the "Employee"), with reference to the following:

                                    RECITALS

         A. Pursuant to that certain Employment Agreement, dated ______, 199_, (the "Employment Agreement") by and between One Stop Mortgage, Inc. ("One Stop") and Employee, Employee has been granted an option to purchase ______ shares of One Stop Common Stock, no par value, at an exercise price of $____ per share (the "Original Option").

         B. Pursuant to that certain Agreement and Plan of Reorganization, dated August 12, 1996, by and among the Company, One Stop and a wholly owned subsidiary of the Company, the Company has agreed to assume all of One Stop's obligations under the Original Option.

         C. The option issued to Employee pursuant to this Option Agreement is provided to Employee in substitution of the Original Option and in satisfaction of the obligation referenced in the immediately preceding recital.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Employee do agree as follows:

         1. ASSUMPTION OF OPTION. The Company, in full satisfaction of One Stop's obligations under the Original Option, hereby provides Employee with the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of the number of shares of Common Stock (the "Shares") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "Exercise Price").

         2. TERM OF OPTION. The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein.

         3. EXERCISE PERIOD.

               (a) Subject to the provisions of Sections 3(b) and 5 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the expiration or termination of the Option.

               (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

         4. EXERCISE OF OPTION. There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

               (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares"); and

               (b) payment of the Exercise Price of the Purchased Shares, either in cash or by check.

               Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Employee a stock certificate or stock certificates evidencing the Purchased Shares.

          5. TERMINATION OF EMPLOYMENT.

               (a) If Employee shall cease to be in the employ of One Stop, any present or future corporation which would be a "subsidiary corporation" ("Subsidiary") as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the "Code"), or any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code ("Parent"), for any reason other than death or permanent disability or termination by the Company "for cause" (a "Terminating Event"), Employee shall have the right to exercise the Option at any time following such Terminating Event until the earlier to occur of (i) 90 days following the date of such Terminating Event and
(ii) the Expiration Date. The Option may be exercised following a Terminating Event only to the extent exercisable as of the date of the Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. The Company, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

                  (b) If, by reason of death or disability (a "Special Terminating Event"), Employee shall cease to be an officer, director, consultant or employee the Company or any Subsidiary or Parent, then Employee, Employee's executors or administrators or any person or persons acquiring the Option directly from Employee by bequest or inheritance, shall have the right to exercise the Option at any time following such Special Terminating Event until the earlier to occur of (i) 12 months following the date of such Special Terminating Event and (ii) the Expiration Date. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code. Employee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Administrator may from time to time require.

                  (c) If Employee shall be terminated "for cause" by One Stop, the Company, or any Subsidiary or any Parent, the Option shall terminate as of the date of termination. For purposes of this Option Agreement, "for cause" shall be defined in the same manner as set forth in the Employment Agreement.

                  (d) Nothing in the Certificate or this Option Agreement shall confer upon Employee any right to continue in the service and/or employ of One Stop, the Company, any other Subsidiary or any Parent or shall affect the right of the Company, any Subsidiary or any Parent to terminate the relationship or employment of Employee, with or without cause.

         6. RESTRICTIONS ON PURCHASED SHARES. None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

                  (a) the Purchased Shares are Transferred pursuant to and in conformity with (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), or (y) an exemption from registration under the Act, and (ii) the securities laws of any state of the United States; and

                  (b) Employee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder, and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

                  Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void ab initio, and of no force or effect.

         7. ADJUSTMENTS UPON RECAPITALIZATION. Subject to any required action by the stockholders of the Company:

                  (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  (b) When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment.

                  (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, and its determination shall be final, binding and conclusive.

                  (d) The provisions of this Section 7 are intended to be exclusive, and Employee shall have no other rights upon the occurrence of any of the events described in this Section 7.

                  (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         8. INVESTMENT INTENT. Employee represents and agrees that if Employee exercises the Option in whole or in part and if at the time of such exercise the Purchased Shares have not been registered under the Act, Employee will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

         9. LEGEND ON STOCK CERTIFICATES. Employee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

         10. NO RIGHTS AS STOCKHOLDER. Employee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Employee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         11. WAIVER OF RIGHTS TO PURCHASE STOCK. By signing this Option Agreement, Employee acknowledges and agrees that none of One Stop, the Company nor any other person or entity is under any obligation to sell or transfer to Employee any option or equity security of One Stop or the Company. By signing this Option Agreement, Employee further acknowledges that all promises, whether written or oral, made by One Stop or the Company regarding the grant of options to purchase shares of the Common Stock of, or other securities of, One Stop or the Company and all grants of such options are superseded and satisfied by this Option Agreement. By signing this Option Agreement, Employee specifically waives all rights which Employee may have had prior to the date of this Option Agreement to receive any option or equity security of One Stop or the Company.

         12. MODIFICATION. The Administrator may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

         13. WITHHOLDING. The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Employee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Employee agrees to take such other action required by the Company to satisfy such withholding requirements.

         14. CHARACTER OF OPTION. The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         15. GENERAL PROVISIONS.

                  (a) FURTHER ASSURANCES. Employee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

                  (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in written and shall be given to the parties hereto as follows:

                           (i)      If to the Company, to:

                                    Aames Financial Corporation
                                    3731 Wilshire Boulevard
                                    Los Angeles, California 90010

                           (ii)     If to Employee, to the address set
                                    forth in the records of One Stop.

or at such other address or addresses as may have been furnished by such party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph
(b).

                  (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

                  (d) OPTION NON-TRANSFERABLE. Employee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Employee only by Employee or by Employee's guardian or legal representative in the case of a disability, and upon Employee's death only by Employee's Estate or by any person who acquired the Option by bequest or inheritance or by reason of the death of Employee.

                  (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

                  (g) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any fight pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

                  The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)

TO: Aames Financial Corporation

                  The undersigned, the holder of the enclosed Stock Option Agreement (Non-Qualified Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ___________ * shares of Common Stock of Aames Financial Corporation (the "Company"), and herewith encloses payment of $________________ in full payment of the purchase price of such shares being purchased.

Dated: ____________________

                             -------------------------------
                             (Signature must conform in all respects to name of holder as specified on the face of the Option)

                             -------------------------------
                             (Please Print Name)

                             -------------------------------
                             (Address)

         * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.

                                   ASSUMPTION
                               OPTION CERTIFICATE
                          (NON-QUALIFIED STOCK OPTION)

         THIS IS TO CERTIFY that Aames Financial Corporation, a Delaware corporation (the "Company"), has issued to the employee named below (the "Employee") an Assumption NonQualified Stock Option (the "Option") to purchase shares of the Corporation's Common Stock, par value $0.001 per share (the "Shares"), as follows:

Name of Employee:

Address of Employee:



Number of Shares:

Option Exercise Price:

Option Expiration Date:

         EXERCISE SCHEDULE: With respect to all Shares underlying the Option, the Option shall become exercisable ("vest") as follows __________________.

         SUMMARY OF OTHER TERMS: This Option is defined in the Assumption Stock Option Agreement (Non-Qualified Option) (the "Option Agreement") which is attached to this Option Certificate (the "Certificate") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this Summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

         Among the terms of the Option Agreement are the following:

         TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company. If your employment ends due to death or permanent disability, the Option terminates 12 months after the date of death or disability, and is exercisable during such 12-month period as to the portion of the Option which had vested prior to the date of death or disability. If your employment terminates "for cause," the Option terminates immediately. In all other cases, the Option terminates 90 days after the date of termination of employment, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment. See Section 5 of the attached Option Agreement.

         TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Section 15(d) of the attached Option Agreement.

         EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the Option Agreement.

         ANTI-DILUTION PROVISIONS: The Option contains provisions which adjust your Option to reflect stock splits, stock dividends, mergers and other major corporate reorganizations which would change the nature of the Shares underlying your Option. See Section 7 of the Option Agreement.

         WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 13 of the Option Agreement.

                                    AGREEMENT

         Aames Financial Corporation, a Delaware corporation (the "Company"), and the above-named person (the "Employee") each hereby agrees to be bound by all of the terms and conditions of the Assumption Stock Option Agreement (Non-Qualified Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.

DATED: _________________


                                      AAMES FINANCIAL CORPORATION



                                      By:
                                         ---------------------------

                                      Its:
                                          --------------------------


                                      EMPLOYEE


                                      ------------------------------
                                      (Signature)



                                      ------------------------------
                                      (Please print your name exactly as
                                      you wish it to appear on any
                                      stock certificates issued to you upon
                                      exercise of the Option)

                                                                       EXHIBIT F

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement (this "Agreement") is made and entered into as of the ____ day of August, 1996, by and between Aames Financial Corporation, a Delaware corporation (the "Parent"), and Neil B. Kornswiet, an individual ("Executive"), with reference to the following:

                                    RECITALS

         A. The Parent is a party to an Agreement and Plan of Reorganization, dated as of August 12, 1996, by and between the Parent, One Stop Mortgage, Inc., a Wyoming corporation (the "Company") and Aames Acquisition Corporation, a Delaware corporation ("Merger Sub") (the "Reorganization Agreement") pursuant to which Merger Sub will be merged with and into the Company, resulting in the Company becoming a wholly owned subsidiary of Parent; and

         B. It is material condition to the consummation of the transactions contemplated by the Reorganization Agreement that the parties enter into and deliver this Agreement to one another.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the parties consummating the transactions contemplated by the Reorganization Agreement and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto to agree as follows:

                  1. EMPLOYMENT AND DUTIES. The Parent hereby employs Executive to serve as Executive Vice President of the Parent and Chief Executive Officer and President and Chairman of the Board of the Company, with the powers and duties customarily accorded to such positions, including those powers and duties set forth in the respective Bylaws of the Parent and Company for such office and such other duties consistent therewith as may be assigned to Executive from time to time by the Chief Executive Officer of the Parent. Executive shall report to the Chief Executive Officer of the Parent. Executive shall devote his entire business time and attention to his duties hereunder and shall endeavor in good faith to perform his duties in an efficient, faithful and business-like manner. During the term of his employment, it is intended that Executive also serve as a Director on the Board of Directors of the Company (the "Company Board") and a Director on the Board of Directors of Parent (the "Parent Board"), and the Parent will take action within its powers to include Executive among the slate of directors proposed to be nominated by the Parent Board at any applicable stockholders meeting.

                  2. TERM. The initial term of this Agreement shall begin on the date hereof and shall expire on the fifth anniversary of the date hereof unless terminated earlier as set forth in Section 6 hereof or by mutual agreement of the parties hereto (the "Initial Term"). At the expiration of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year (the "Extension Term") unless either party shall have given written notice to the other party at least ninety days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. If Executive's employment under this Agreement is extended for an Extension Term, it shall thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in Section 6 or by mutual agreement of the parties hereto.

                  3. COMPENSATION.

                           (a) Base Salary. During the term of this Agreement,
Executive shall be paid a base salary (the "Base Salary"), payable in accordance with the Parent's normal payroll practices in the amount of $750,000 per year. The amount of the Base Salary payable to Executive shall be reviewed at least annually; provided, however, that Executive's Base Salary shall not be reduced below $750,000 per annum during the term of this Agreement.

                           (b) Performance Bonus.

                                    i) In addition to Base Salary to be paid to
Executive hereunder, the Parent shall pay to Executive a bonus (the "Performance Bonus") equal to 7.5 percent of the Company's Adjusted Pre-Tax Income for each fiscal year or portion thereof during the term of Executive's employment hereunder.

                                    ii) The Performance Bonus for each fiscal
year shall be paid in four quarterly payments (the "Quarterly Payments") as set forth in clauses iii) and iv) below.

                                    iii) Within forty-five days following the
end of the first three fiscal quarters during any fiscal year which includes any portion of the employment term hereunder, the Company shall deliver to Executive a statement setting forth the amount of the Company's Adjusted Pre-Tax Income for such quarter and for the period from the beginning of the fiscal year (or, in the case of fiscal 1997, the date of the commencement of Executive's employment hereunder) through the most recent fiscal quarter (the "Measurement Period"), certified by the Chief Financial Officer of Parent, accompanied by a cash payment in the amount by which (x) 7.5% of the Company's Adjusted Pre-Tax Income for the Measurement Period, exceeds (y) the sum of the Quarterly Payments previously paid to Executive with respect to such fiscal year.

                                    iv) Within 90 days following the end of the
fourth quarter of any fiscal year which includes any portion of the employment term hereunder, the Company shall deliver to Executive a reasonably detailed calculation of the Company's Adjusted Pre-Tax

Income for such fiscal year and the Performance Bonus payable hereunder for such fiscal year, prepared by the Parent's outside accounting firm. If the amount of the Performance Bonus for such fiscal year, exceeds the sum of the Quarterly Payments made to Executive with respect to such fiscal year, such calculation shall be accompanied by a cash payment in the amount of the difference between the Performance Bonus payable with respect to such fiscal year and the sum of the Quarterly Payments previously paid to Executive with respect to such fiscal year. If the sum of the Quarterly Payments previously paid to Executive with respect to such fiscal year exceed the amount of the Performance Bonus, then Executive shall, within 15 days of receipt of such calculation, pay such difference to the Company.

                                    v) If the employment term of Executive
hereunder commences or ends during any of the Company's fiscal quarters or years, the applicable Performance Bonus and Quarterly Payment computed hereunder with respect to such fiscal period shall be prorated based upon the actual number of days during such fiscal period included in the employment term of Executive hereunder; provided however, that the Performance Bonus for the fiscal quarter commencing July 1, 1996 shall not be prorated and shall be paid as if Executive had commenced employment pursuant to this Agreement on July 1, 1996.

                                    vi) For purposes of this Agreement, the
Company shall adopt a fiscal year commencing on July 1 and ending on June 30.

                           (c) Adjusted Pre-Tax Income. For purposes of this
Agreement, Adjusted Pre-tax Income shall mean the income of the Company computed on an accrual basis in accordance with generally accepted accounting principles as previously consistently applied by Parent (GAAP), before federal, state and local income taxes; provided that, in determining Adjusted Pre-Tax Income, the following adjustments and exceptions shall apply to the application of GAAP (even if required by "push down" or similar accounting rules under GAAP) and whether or not recorded on the financial statements of the Company:

                                    i) Revenues shall include only revenues (i)
of the Company derived from the origination, purchase, sale or servicing of mortgage loans in the ordinary course of the Company's business, (ii) revenues of the Parent (net of all expenses) derived from the servicing of mortgage loans originated by the Company (for purposes of this subsection (c)i)(ii) revenues shall include, without limitation, all loan interest income net of related carying costs), (iii) revenues received by the Parent (net of commissions paid by the Parent) with respect to the refinancing of any mortgage loan originated by the Company, and (iv) revenues received by Parent (net of commissions paid by the Parent) with respect to credit life, disability and other ancillary products sold in connection with the Company's origination of mortgage loans;

                                    ii) Any equity based benefits to the
employees, directors or agents of the Company, such as profit interests or appreciation rights, shall be excluded from Adjusted Pre-Tax Income;

                                    iii) The legal, accounting and other
professional fees and expenses (whether incurred before or after the consummation of the merger) and all other costs associated with negotiating, entering and closing the Lehman Financing and Warrant Transactions, Reorganization Agreement and the other agreements entered into in connection therewith incurred by the Company, Parent or Merger Sub, or their respective affiliates, shall be excluded from the computation of Adjusted Pre-Tax Income;

                                    iv) All transactions between the Company and
the Parent or any of the affiliates of Parent shall be entered into only on an arms-length basis, consistent with the past practices of Parent;

                                    v) Charges from Parent (or its affiliates)
for outside legal and accounting services relating to the operations of the Company, shall be based on the actual out-of-pocket costs charged by such third party professionals;

                                    vi) There shall be established an
intercompany account between Parent and the Company. All transfers of cash between the two companies shall be accounted for in the intercompany account as a loan from one company to the other and not as an equity contribution or dividend payment to the extent the cash so transferred was raised by Parent through the issuance of debt securities or under any credit or other financing facilities now or hereafter made available to Parent. Adjusted Pre-Tax Income shall reflect an interest expense on the amount owing to Parent in the intercompany account computed using the weighted average interest rate payable by Parent during the relevant period on Parent's outstanding debt.

                                    vii) All costs, fees and expenses incurred
by the Company with respect to any loss which the Executive or other stockholders of the Company actually indemnify the Company, pursuant to the Reorganization Agreement, or which are covered by insurance (but only to the extent of the indemnification or insurance payments actually made to the Company), shall be excluded from the calculation of Adjusted Pre-Tax Income;

                                    viii) All costs, fees and expenses incurred
by the Parent with respect to any department or division that provides administrative services or support to both the Parent and the Company shall be allocated among the Parent and the Company pro rata based upon total loan originations and, if not included in the calculation of total loan originations, loan purchases of the Parent (and its subsidiaries) and the Company during the relevant period; and

                                    ix) The proceeds or other amounts received,
if any, by the Company from life or other key man insurance on Executive shall not be included in income or otherwise considered in any way in computing Adjusted Pre-tax Income.

                           (d) Stock Bonus. Executive shall be eligible to
receive stock options under the Parent's stock option plans with annual awards to be determined by the Compensation Committee of the Parent Board. All options granted to Executive by the Parent in connection with the Executive's employment are hereinafter referred to collectively as the "Options."

                  4. OTHER EXECUTIVE BENEFITS. During the term of this Agreement, the Parent shall provide to Executive benefits commensurate with his position, including each of the following benefits:

                           (a) Medical and Dental Coverage. The Parent agrees to
provide coverage to Executive and dependent members of his family under the same medical and dental plans as may be maintained from time to time in the discretion of the Parent Board for the benefit of the Chief Executive Officer of Parent (the "CEO") and the dependent members of his family.

                           (b) Vacation. Executive shall be entitled to four (4)
weeks of paid vacation during Executive's first year of employment with the Parent and shall be entitled to five (5) weeks during each year of employment with the Parent thereafter for the term of this Agreement. In each case, such entitlement shall accrue pro rata over the contract year and shall be taken at such time or times as shall not unreasonably interfere with the operations of the Company.

                           (c) Business Expenses. The Parent will pay or
reimburse Executive for any out-of-pocket expenses incurred by Executive in the course of providing his services hereunder, which comply with Parent's travel and expense policies adopted from time to time by the Parent Board for the CEO. Such reimbursement shall be made by the Parent in the same manner and within the same time period as applicable to the other executive officers of the Parent.

                           (d) Automobile. The Parent shall provide Executive
with the use of a luxury automobile that is selected by Executive. On the earlier of significant damage or destruction or attaining three years of age, the Company shall replace such automobile with a new automobile selected by Executive. The Company shall pay all costs of insurance, repair, maintenance and operation of such automobile.

                           (e) Benefit Plans. Executive shall be entitled to
participate in any pension, profit-sharing, stock option, stock purchase or other benefit plan of the Parent and the Company now existing or hereafter adopted for the benefit of employees generally or the senior executives of the Parent and the Company.

                           (f) Life Insurance. Provided the following policies
may be obtained at a reasonable cost, the Parent shall provide Executive with a $1,000,000 standard term life insurance policy and a $1,000,000 standard term accidental death policy.

                           (g) Disability. Provided the following policy may be
obtained at a reasonable cost, the Parent shall provide Executive with a long-term disability policy which provides for an annual disability payment in an amount equal to 125% of Executive's Base Salary.

                  5. CONFIDENTIAL INFORMATION.

                           (a) Non-Disclosure. Executive hereby agrees, during
the term of this Agreement, he will not disclose to any person or otherwise use or exploit any proprietary or confidential information, including, without limitation, trade secrets, processes, records of research, proposals, reports, methods, processes, techniques, computer software or programming, or budgets or other financial information, regarding the Company, the Parent or any of their respective subsidiaries or any of their respective businesses, properties, customers or affairs (collectively, "Confidential Information") obtained by him at any time during the term, except to the extent required by Executive's performance of his assigned duties. Notwithstanding anything herein to the contrary, the term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by Executive in violation of this Agreement, (ii) is or becomes available to Executive on a non-confidential basis from a source other than the Company, the Parent or any of their respective subsidiaries, provided that such source is not known by Executive to be furnishing such information in violation of a confidentiality agreement with or other obligation of secrecy to the Company, the Parent or any of their respective subsidiaries, (iii) has been made available, or is made available, on an unrestricted basis to a third party by the Company, by an individual authorized to do so or (iv) is known by Executive prior to its disclosure to Executive. Executive may use and disclose Confidential Information to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Information or its use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Executive, or if Executive receives a request to disclose all or any part of the information contained in the Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Executive.

                           (b) Injunctive Relief. Executive agrees that the
remedy at law for any breach by him of the covenants and agreements set forth in this Section 5 may be inadequate and that in the event of any such breach, the Company, the Parent or their respective subsidiaries may, in addition to the other remedies that may be available to it at law, seek injunctive relief prohibiting him (together with all those persons associated with him) from the breach of such covenants and agreements.

                  6. TERMINATION.

                           (a) Termination by Parent for "Cause or Voluntarily
by Executive. The Parent may terminate this Agreement for "Cause" effective immediately upon written notice thereof to Executive. For purposes of this Agreement, "Cause" shall mean and be limited to the following events: (i) an act of fraud, embezzlement or similar conduct by Executive involving the Company, the Parent or any of their respective subsidiaries; (ii) any action by

Executive involving the arrest of Executive for violation of any criminal statute constituting a felony if the Board reasonably determines that the continuation of Executive's employment after such event would have an adverse impact on the operations or reputation of the Company, the Parent or any of their respective subsidiaries in the financial community; or (iii) a continuing, repeated willful failure or refusal by Executive to perform his duties; provided, however, that this Agreement may not be terminated under this subclause (iii) unless Executive shall have first received written notice from the Board advising Executive of the specific acts or omissions alleged to constitute a failure or refusal to perform and such failure or refusal to perform continues after Executive shall have had a reasonable opportunity to correct the acts or omissions cited in such notice.

                  In the event of termination for "Cause" or voluntarily by Executive other than as permitted in Sections 6(b)(i) and (ii) and 6(c), (x) Executive shall be entitled to receive that portion of the Base Salary and all benefits accrued through the date of termination and (y) all Options that have become exercisable as of the date of termination shall remain so for a period of 90 days.

                           (b) Termination by Parent Other Than for "Cause."

                                       i) Death. Provided that notice of
         termination has not previously been given under any Section hereof, if Executive shall die during the term of this Agreement, this Agreement and all of the Parent's obligations hereunder shall terminate, except that Executive's estate or designated beneficiaries shall be entitled to receive (A) all earned and unpaid Base Salary through the date of termination; (B) the Base Salary and Performance Bonus and all benefits with respect to the then current contract year which would have been payable or provided to Executive had the term ended two years following the last day of the month in which Executive's death occurred; and (C) all other benefits that may be due to Executive or Executive's estate or beneficiaries under the general provisions of any benefit plan, stock incentive plan or other plan in which Executive is then a participant, which benefits shall continue to be provided for a period of two years following the date of death. In addition, all Options that have become exercisable as of the date of death shall remain so for a period of twelve (12) months.

                                       ii) Disability. Provided that notice of
         termination has not previously been given under any Section hereof, if Executive becomes ill or is injured or disabled during the term such that Executive fails to perform all or substantially all of the duties to be rendered hereunder and such failure continues for a period in excess of 26 consecutive weeks (a "Disability"), the Parent shall continue to employ Executive under this Agreement for one year from the date of the Disability (which one year period shall commence at the beginning of the 26 week period referred to herein) and shall continue to pay Executive the Base Salary in effect on the date of the Disability (determined at the beginning of the 26 week period referred to herein), the Performance

         Bonus and all benefits then in effect; provided, that (A) the Parent may relieve Executive of his duties and responsibilities hereunder to the extent permitted by law and (B) any long-term disability payments received by Executive under any disability insurance plan made available to Executive by the Parent if the premiums were paid by the Parent shall be deducted from the salary and bonus payments otherwise required to be paid to Executive hereunder. If during the term and subsequent to the Disability commencement date (which shall be at any time following the end of the 26 week period referred to herein) Executive shall fully recover, the Parent shall have the right (exercisable within 60 days after receipt of notice from Executive of such recovery), but not the obligation, to restore Executive to full-time service at full compensation. If the Parent elects not to restore Executive to full-time service, Executive shall be entitled to obtain other employment. If Executive is not restored to full-time employment with the Parent, all Options that have become exercisable as of the date of Disability (determined at the end of the 26 week period referred to herein) shall remain so for a period of 12 months.

                                     iii) Without Cause. If the Parent elects to
         terminate Executive for any reason whatsoever other than as provided in
         Section 6(a) or if the Parent causes a Defacto Termination of Executive (as defined below) (each, a "Severance Termination"), Executive shall receive the "Separation Package." As used herein, the "Separation Package" shall consist of (x) Base Salary for the Severance Period (at the annual rate in effect at the date of the Severance Termination), plus (y) an amount equal to the Performance Bonus actually paid to Executive with respect to the period prior to the date of the Severance Termination equal to the Severance Period (or if Executive has been employed for a term less than the Severance Period, the amount of Performance Bonus paid to Executive for the entire period of employment multiplied by a fraction, the numerator of which is the number of days in the Severance Period and the denominator of which is the actual number of days for which Executive was employed by the Parent), and (z) an amount, if any, necessary to reimburse Executive on a net after tax basis for any applicable federal excise tax. In addition, all Options which are scheduled to vest during the 12 months following the date of the Severance Termination shall vest as of such date. Further, all Options which have become exercisable as of the date of the Severance Termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for a period of 12 months. In the event of a Severance Termination, Executive will also be provided with reasonable office space and secretarial support as well as the same mailing address and telephone number which Executive had during the term for up to six months, and the Parent shall pay the costs of out placement services with a provider of its choice at a level appropriate to Executive's title and position as requested by Executive. For purposes of this paragraph, the "Severance Period" shall be the longer of (x) three years, and (y) the remaining portion of the Initial Term of Executive's employment hereunder. For purposes of this paragraph, a "Defacto Termination" shall include any of the following events: (i) the Parent shall fail to pay or shall reduce the Base Salary, Performance Bonus or other benefits provided herein, except as permitted hereunder, or shall otherwise breach any material provision hereof which breach is not cured within 10 days after receipt of notice thereof from Executive;
         (ii) the Parent shall fail to cause Executive to remain the Executive Vice President of the Parent and Chief Executive Officer and President and Chairman of the Board of the Company; (iii) Executive shall not be continuously afforded the authority, powers, responsibilities and privileges contemplated in Section 1 above (whether or not accompanied by a change in title); (iv) the Parent shall require Executive's primary services to be rendered in an area other than the Company's principal offices in Orange County; or (v) after a Change in Control (as defined below), the Parent increases the base salary for senior executives of the Parent generally without similarly increasing the Base Salary of Executive. For purposes of clause (iii), Executive shall be deemed not to have been continuously afforded the authority, powers, responsibilities and privileges contemplated in Section 1 above if there shall occur any reduction in the scope, level or nature of Executive's employment hereunder, or any demotion, any phasing out or assignment to others, of the duties contemplated herein.

                           (c) Change in Control.

                                    i) Following a Change in Control, this
Agreement shall continue to be binding upon the Company and Executive shall be entitled to the payments provided for in this Section 6 in the event of termination resulting from death, disability, cause, or a Separation Termination, all as provided for in Section 6(a) and 6(b).

                                    ii) Executive may (but shall not be
obligated to) terminate this Agreement effective 30 days after the giving of such notice given at any time within two years following a Change in Control. In the event that Executive elects to terminate this Agreement pursuant to this
Section 6(c)(ii), Executive shall be entitled to the following payments:

                                            (A) If the Change in Control is
effected to an Adverse Person (as defined below), then Executive shall be entitled to and receive the Severance Package. In addition, all Options then held by Executive which are not yet vested shall vest as of the date of such termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for the entire remaining term of the Options.

                                            (B) If the Change in Control is
effected to a person other than an Adverse Person, Executive shall be entitled to receive the Severance Package. In addition, all Options which are scheduled to vest during the 12 months following the termination date shall vest as of the date of such termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for a period of 12 months.

                           (d) Payment of Termination Amounts. Executive may
elect to have all amounts to be paid to Executive pursuant to this Section 6 payable (i) over the remaining term of this Agreement or for such shorter period as expressly provided for herein, as applicable, or (ii) in a lump sum within 30 days following termination; provided, however, in the case of death or disability, the Performance Bonus shall be payable at such time as performance-based bonuses are paid to similarly situated employees of the Parent. In the event Executive elects to be paid pursuant to clause (i), Executive agrees promptly to notify the Parent in writing of Executive's acceptance of full-time employment; within 15 days after receipt of such notice, the Parent shall pay Executive in a lump sum any amounts which remain otherwise due to Executive hereunder.

                           (e) Stock and Similar Rights. Except with regard to
the vesting and exercise dates of Options as set forth in this Section 6, Executive's rights under any other agreement or plan under which stock options, restricted stock or similar awards are granted shall be determined in accordance with the terms and provisions of such plans or agreements.

                           (f) No Mitigation. Payment of any sum under this
Section 6 shall not be subject to any claim of mitigation.

                           (g) Other Insurance Policies. Upon any termination of
Executive's employment, and upon reimbursement of the Company of all amounts paid by the Company in connection with such policies, Executive shall have the right to purchase or otherwise direct the disposition or assignment of any disability insurance policy on him held by the Company (excluding only group disability insurance policies) upon the payment of One Dollar ($1.00) as the total consideration for each such policy.

                           (h) Officer and Director Positions. Executive agrees
that if this Agreement is terminated for any reason, he shall immediately resign from all officer and director positions he then holds with the Company, the Parent, or any of their respective subsidiaries.

                  7. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events which occur after the date of the Original Agreement:

                           (a) The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) of more than 50% of the combined voting power of the then outstanding voting securities of the Company or of 20% or more of the combined voting power of the then outstanding securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Voting Securities of Parent"); provided, however, that neither of the following acquisitions shall constitute a Change in Control;
(i) any acquisition by the Company, the Parent or their respective subsidiaries or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, the Parent or their respective subsidiaries or any corporation controlled by the Company, Parent or any of their respective subsidiaries; or

                           (b) Individuals who, as of the date hereof constitute
the Parent Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the Original Agreement whose election, or nomination for election by the stockholders of the Company, shall be approved by a vote of a least a majority of the directors then compromising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                           (c) Approval by the stockholders of the Parent of a
reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (i) more than 60% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation, which may be the Parent or any of its subsidiaries (the "Resulting Corporation") entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation; (ii) no Person (excluding the Company, the Parent or any of their respective subsidiaries or any employee benefit plan (or related trust) sponsored by any of them, the Resulting Corporation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly 20% or more of the combined voting power of the Resulting Corporation Voting Securities; and (iii) at least a majority of the members of the Board shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (d) Approval by the stockholders of the Parent of (i)
a complete liquidation or dissolution of the Parent or (ii) the sale or other disposition of all or substantially all of the assets of the Company or Parent, other than to a corporation (the "Buyer") with respect to which (x) following such sale or other disposition, more than 60% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buyer Voting Securities"), shall be owned beneficially, directly or indirectly, by Parent, any of its subsidiaries, any employee benefit plan sponsored by the Company, the Parent or any their respective subsidiaries or by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or other disposition; (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or Buyer and any

Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities), shall own beneficially, directly or indirectly, 20% or more of the combined voting power or, Buyer Voting Securities; and (z) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition or assets of the Company.

                  For purposes of this Agreement, an Adverse Person shall mean any person which acquires control of the Parent in a transaction involving a Change in Control other than a transaction which, before the time of the transaction, has been approved by the Board of Directors of the Parent.

         8. INSURANCE. During the term, the Parent shall maintain, at no cost to Executive, officers and directors liability insurance that would cover Executive in an amount of no less than $45,000,000.

         9. GENERAL PROVISIONS.

                           (a) Notices. All notices, requirements, requests,
demands, claims or other communications hereunder shall be in writing. Any notice, requirement, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been set by registered or certified mail, return-receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below, and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service under circumstances by which such service guarantees next day delivery, the date following the date so sent:

If to the Company, to:

         Aames Financial Corporation
         3731 Wilshire Boulevard
         Los Angeles, California 90010
         Attention:        Barbara S. Polsky, Esq.
                           Senior Vice President
                           and General Counsel

If to Executive, to:

         Neil B. Kornswiet
         16105 Whitecap Lane
         Huntington Beach, California 92649

Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                           (b) Assignment. This Agreement and the benefits
hereunder are personal to the Parent and the Company and are not assignable or transferable, nor may be the services to be performed hereunder be assigned by the Parent and the Company to any person, firm or corporation; provided however, that this Agreement and the benefits hereunder may be assigned by the Parent and the Company to any corporation into which the Parent and the Company may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such corporation, subject, however, to Executive's right to terminate this Agreement to the extent provided in Section
6. In the event of any assignment of this Agreement to any corporation acquiring all or substantially all of the assets of the Parent or the Company or to any other corporation into which the Parent or the Company may be merged or consolidated, the responsibilities and duties assigned to Executive by such successor corporation shall be the responsibilities and duties of, and compatible with the status of, a senior executive officer of such successor corporation. The Parent or the Company may delegate any of its obligations hereunder to any subsidiary of the Company, provided that such delegation shall not relieve the Parent or the Company of any of its obligations hereunder. Executive may not assign its rights hereunder or delegate his duties hereunder to any Person.

                           (c) Complete Agreement. This Agreement contains the
entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all previous written or oral negotiations, commitments, understandings, agreements and any other writings or communications in respect of such subject matter.

                           (d) Amendments. This Agreement may be modified,
amended, superseded or terminated only by a writing duly signed by both parties.

                           (e) Severability. Any provision of this Agreement
which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                           (f) No Waiver. Any waiver by either party of a breach
of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall be considered a waiver or to deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           (g) Binding Effect. This Agreement shall be binding
on, and shall inure to the benefit of, the parties hereto and their permitted assigns, successors and legal representatives.

                           (h) Counterparts. This Agreement may be executed by
the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

                           (i) Governing Law. This Agreement has been negotiated
and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

                           (j) Arbitration. The parties hereby expressly agree
that any controversy or claim relating to this Agreement, including the construction, enforcement or application of the terms hereof, shall be submitted to arbitration in Los Angeles, California by the American Arbitration Association in accordance with the Commercial Arbitration Rules of such association. The arbitrator shall be a retired judge of the Los Angeles Superior Court or other party acceptable to the parties and the rules of evidence shall apply. The costs of the arbitrator shall be borne equally. Each party shall be responsible for its own attorneys' fees and costs. However, the arbitrator shall have the right to award costs and expenses (including actual attorneys' fees) to the prevailing party as well as equitable relief. The award of the arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph shall preclude the parties from seeking an injunction or other equitable relief from a court of competent jurisdiction under appropriate circumstances.

                           (k) Headings. The headings included in this Agreement
are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             AAMES FINANCIAL CORPORATION,
                                             a Delaware corporation

                                             By:
                                                ------------------------------

                                             Its:
                                                 -----------------------------



                                             EXECUTIVE


                                             ----------------------------------
                                             Neil B. Kornswiet

                                                                       EXHIBIT G

              FORM OF OPINION OF ONE STOP MORTGAGE, INC.'S COUNSEL

         The opinion of counsel required by Section 10.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to Aames Financial Corporation ("Aames"), and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Agreement).

                  1. One Stop Mortgage, Inc. ("One Stop") is a Wyoming corporation duly incorporated, validly existing and in good standing under the laws of the state of Wyoming and is qualified to do business as a foreign corporation in each other jurisdiction in which it is required to do so.

                  2. One Stop has all necessary corporate power and authority to own or lease its properties and assets, and to carry on its business as now conducted.

                  3. The authorized capital of One Stop is as set forth in
Section 4.2 of the Agreement. All of the outstanding shares of One Stop Stock are duly authorized, validly issued, fully paid and nonassessable. To our knowledge, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of One Stop Stock or any other securities convertible into One Stop Stock other than the shares of One Stop Stock issuable under the Warrant, as set forth in Exhibit A hereto, and the shares of One Stop Stock underlying the Employee Stock Options, as set forth in Exhibit A hereto, and One Stop is not obligated to issue any additional shares of One Stop Stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

                  4. The execution and delivery by One Stop of the Agreement, the Articles of Merger and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of One Stop. Each of the Agreement and the Articles of Merger constitutes a valid and binding obligation of One Stop, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally, and general equitable principles.

                  5. Neither the execution and delivery by One Stop of the Agreement or the Articles of Merger, nor the consummation of the transactions contemplated thereby, nor compliance by One Stop with any of the provisions thereof, will (i) conflict with or result in the breach of, or default under any provision of the articles, certificate of incorporation or bylaws of One Stop,
(ii) to our knowledge, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which One Stop is a party, or by which it or any of its properties or assets is bound, except where such breach or default would not have a material adverse effect on the financial condition, results of operations, business, affairs and properties of One Stop; or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to One Stop or any of its properties or assets, except where such violation would not have a material adverse effect on the financial condition, results of operations, business, affairs and properties of One Stop.

                  6. All approvals under Delaware, Wyoming and federal law required to be obtained by One Stop in order to permit the consummation by One Stop of the Merger have been obtained.

                  7. Except as to those matters set forth on Schedule 4.10 of the Agreement, to our knowledge, (i) there is no private or governmental suit, claim, action or proceeding pending, nor private or governmental suit, claim, action or proceeding threatened against One Stop or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of One Stop; and (ii) there are no judgments, decrees, stipulations or orders against One Stop enjoining it or any of its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of One Stop in any area.

                  In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of One Stop. The opinion need refer only to matters of Wyoming, Delaware and federal law, and such counsel may expressly exclude any opinions as to choice of law matters, antitrust matters and securities law matters and may add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to Aames.

                                                                       EXHIBIT H

                             STOCKHOLDER'S AGREEMENT

                  This Stockholder's Agreement (this "Agreement") is made and entered into as of the _________ day of August, 1996, by and among Aames Financial Corporation, a Delaware corporation ("Aames"), and Neil B. Kornswiet and Debra Kornswiet (collectively, the "Stockholder"), with reference to the following:

                                    RECITALS

         A. Aames, One Stop Mortgage, Inc. Corporation, a Wyoming corporation ("One Stop"), and Aames Acquisition Corporation, a Delaware corporation ("Merger Sub"), entered into that certain Agreement and Plan of Reorganization dated as of August 12, 1996 (the "Reorganization Agreement").

         B. The Stockholder is a beneficial stockholder of shares of common stock, no par value, of One Stop (the "One Stop Stock").

         C. The Stockholder is a director of One Stop and a beneficial owner of more than 10% of the outstanding One Stop Stock.

         D. As an inducement to Aames to enter into the Reorganization Agreement, and in order to ensure pooling-of-interests accounting treatment for the Merger contemplated by the Reorganization Agreement, the Stockholder desires to enter into this Agreement.

         E. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

                                    AGREEMENT

         NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do agree as follows:

                                    ARTICLE I

                             STOCKHOLDER'S AGREEMENT

         1.1 AGREEMENT TO VOTE. Stockholder shall (i) vote or cause to be voted at any meeting of stockholders of One Stop ("Stockholders' Meeting") or (ii) consent in any written consent solicitation ("Stockholder Consent"), to approve the principal terms of the Reorganization Agreement, the Merger and the transactions contemplated thereby, all of the shares of One Stop Stock as to which Stockholder has sole or shared voting power (the

"Shares") as of the record date established to determine stockholders who have the right to vote at any such Stockholders' Meeting or as of the date of receipt of the written consent.

         1.2 RESTRICTIONS ON DISPOSITIONS. The Stockholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the Stockholder will not take any action that will transfer, assign, pledge, sell or otherwise dispose of, or alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of Aames or (ii) to change such right from that of a shared right of the Stockholder to vote the Shares to a sole right of the Stockholder to vote the Shares.

         1.3 INVESTMENT INTENT. The Stockholder represents and warrants that the Stockholder is acquiring the Aames Stock for investment purposes only, for the Stockholder's own account, not as nominee or agent for any other person, firm or corporation and not with a view to, or for resale in connection with, a distribution or public offering thereof within the meaning of the Securities Act.

         1.4 OPPORTUNITY TO ASK QUESTIONS. The Stockholder hereby acknowledges that there has been direct communication and negotiation between the Stockholder and Aames, and that the Stockholder has had the opportunity to ask questions of, and receive answers from, senior officers and other representatives of Aames or any person acting on its behalf concerning the financial condition, business affairs and prospects of Aames.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         The Stockholder represents and warrants to Aames that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1 OWNERSHIP AND RELATED MATTERS. There are no proxies, voting trusts or other agreements or understandings to or by which the Stockholder or the Stockholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement;

         2.2 AUTHORIZATION AND BINDING AGREEMENT. The Stockholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement; and this Agreement is the valid and binding obligation of the Stockholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity; and

         2.3 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Stockholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Stockholder is a party or by which any of Stockholder's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Stockholder; or (d) violate any law, rule or regulation to which the Stockholder is subject.

                                   ARTICLE III

                                     GENERAL

         3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time

         3.2 INTEGRATION. Except for the Reorganization Agreement and the other documents to be executed in connection therewith, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 SPECIFIC PERFORMANCE. The Stockholder and Aames each expressly acknowledge that, in view of the uniqueness of the obligations of the Stockholder contemplated hereby, Aames would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Stockholder in accordance with its terms, and therefore the Stockholder and Aames agree that Aames shall be entitled to specific performance of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

         3.4 TERMINATION. This Agreement shall terminate automatically without further action at the earlier of the Effective Time or the termination of the Reorganization Agreement in accordance with its terms. Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

         3.5 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Aames or the Stockholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.6 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.8 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, (c) sent by overnight carrier, postage prepaid with return receipt requested, or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to Aames, addressed to:

                  Aames Financial Corporation
                  3731 Wilshire Boulevard
                  Los Angeles, California 90010
                  Attention: Barbara S. Polsky, Esq.
                             Senior Vice President
                             and General Counsel

With a copy addressed to:

                  Troop Meisinger Steuber & Pasich, LLP
                  10940 Wilshire Boulevard
                  Los Angeles, California 90024
                  Attention: C. N. Franklin Reddick III, Esq.

If to Stockholder, addressed to:

                  Neil B. Kornswiet and Debra Kornswiet
                  16105 Whitecap Lane
                  Huntington Beach, California 92649

With a copy addressed to:

                  Brown & Wood LLP
                  One World Trade Center
                  58th Floor
                  New York, New York 10048
                  Attention: Jack M. Costello, Jr., Esq.

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.9 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

         3.10 SEVERABILITY AND THE LIKE. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.11 WAIVER OF BREACH. Any failure or delay by Aames in enforcing any provision of this Agreement shall not operate as a waiver thereof. The waiver by Aames of a breach of any provision of this Agreement by the Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      AAMES FINANCIAL CORPORATION,

                                      a Delaware corporation

                                      By:
                                         ---------------------------------

                                      Its:
                                          --------------------------------

                                      STOCKHOLDER



                                      -----------------------------------
                                      Neil B. Kornswiet



                                      -----------------------------------
                                      Debra Kornswiet

                                                                       EXHIBIT I

                                   LCPI LETTER

Aames Financial Corporation
3731 Wilshire Boulevard
Los Angeles, California 90010

Attention:        Barbara S. Polsky, Esq.
                  Senior Vice President
                  and General Counsel

Ladies and Gentlemen:

         In connection with the merger (the "Merger") of Aames Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Aames Financial Corporation ("Aames"), into One Stop Mortgage, Inc. ("One Stop"), we will acquire shares ("Shares") of Aames Stock ("Aames Stock") in exchange for the Warrant. (Capitalized terms not defined herein have the meanings ascribed to such terms in the Agreement and Plan of Reorganization, dated as of August 12, 1996, by and among Aames, Merger Sub and One Stop.)

         We represent and agree as follows:

         1. We have carefully read this letter and, to the extent we felt necessary, have discussed it with legal counsel.

         2. We will not make any sale or other disposition of the Shares in violation of the Securities Act of 1933 ("Act") or related rules and regulations. We understand that the Shares must be held by us indefinitely unless (A) the Shares have been registered under the Act for sale by us, or (B) exemption from registration is available.

         3. We understand that Aames is under an obligation to initially register only a portion of the Shares for sale or other disposition by us or on our behalf and to register the balance of the Shares pursuant to our Warrant Agreement with One Stop.

         4. We also understand that stop transfer instructions will be given to Aames' transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares a legend stating in substance:

                           THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR

                  AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.

         5. We agree that commencing on the Effective Date of the Merger and until the time that financial results covering at least 30 days of post-Merger combined operations of One Stop and Aames have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies of the SEC, we will not sell, transfer or otherwise dispose of any interest in the shares of One Stop Stock owned by us or any of the Shares that we receive as a result of the Merger or reduce our interest in or our risk relating to any of such shares. We understand that Aames will publish such financial results as soon as reasonably practicable following the close of the first calendar quarter which shall include at least 30 days of such post-Merger combined operations.

         6. We know of no plan (written or oral) pursuant to which holders of shares of the outstanding One Stop Stock intend to sell or otherwise dispose of more than 50%, in the aggregate, of their interest in such shares, either by a sale or other disposition of One Stop Stock before the Merger, by the exercise of dissenters' right in the Merger or by a sale or other disposition of shares of Aames Stock to be received by them as a result of the Merger.

         7. We are acquiring the Aames Stock for investment purposes only, for our own account, not as nominee or agent for any other person that is not an affiliate of the undersigned firm or corporation and not with a view to, or for resale in connection with, a distribution or public offering thereof within the meaning of the Securities Act.

         8. We hereby acknowledge that there has been direct communication and negotiation between us and Aames, and that we have had the opportunity to ask questions of, and receive answers from, Aames or any person acting on its behalf concerning the financial condition, business affairs and prospects of Aames.

                                                     Very truly yours,



Date: ________________                      ____________________________________
                                                          Signature



                                            ____________________________________
                                                     Type or Print Name

                                                                       EXHIBIT J

                              TERMINATION AGREEMENT

         This Termination Agreement (this "Agreement") is made and entered into as of the ___ day of August, 1996, by and among Lehman Brothers Holdings Inc., a Delaware corporation ("LB"), Lehman Commercial Paper, Inc., a New York corporation ("LCPI"), One Stop Mortgage, Inc., a Wyoming corporation ("One Stop") and Aames Financial Corporation, a Delaware corporation ("Aames"), with reference to the following:

                                    RECITALS

                  A. One Stop is a party to that certain Amended and Restated Warehouse and Security Agreement, Working Capital Loan Agreement and Standby Financing Agreement with LB and LCPI (collectively, the "Credit Facilities").

                  B. In consideration of LB's entry into the Credit Facilities, One Stop issued to LB a warrant (the "Warrant") to purchase shares of Common Stock of One Stop.

                  C. On August 12, 1996, One Stop and Aames, among others, entered into that certain Agreement and Plan of Reorganization pursuant to which a wholly owned subsidiary of Aames will merge (the "Merger") with and into One Stop and all of the equity securities of One Stop, including the Warrant, shall be exchanged for equity securities of Aames.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

                  1. ACKNOWLEDGEMENT OF SATISFACTION OF WARRANT OBLIGATIONS. LB hereby acknowledges receipt of 675,000 shares of Aames Common Stock (the "Warrant Shares") in full satisfaction of all of One Stop's obligations to LB and LCPI under the Warrant. LB and LCPI further acknowledge that other than the Warrant Shares, it has no interest in, or right to acquire or otherwise receive an interest in, any security of One Stop or Aames.

                  2. ACKNOWLEDGEMENT OF TERMINATION OF CREDIT FACILITIES. LB and LCPI hereby acknowledge receipt of written notice from One Stop requesting the termination of the Credit Facilities effective as of _______, 1996 (the "Termination Date"). LB and LCPI hereby acknowledge that upon repayment of all loans extended under the Credit Facilities and any accrued and unpaid interest thereon, which amounts at the Termination Date are as set forth on the pay-off schedule on Annex "A" hereto the Credit Facilities shall terminate without further cost or obligation.

                  3. NO COMPLAINTS, CHARGES OR LAWSUITS. LB and LCPI hereby warrant and represent that neither they, nor either of them, has filed nor authorized the filing of any complaints, charges or lawsuits against One Stop and/or Aames regarding the Credit Facilities with any governmental agency or court, and that if, unbeknownst to LB and/or LCPI, such a complaint, charge or lawsuit has been filed on either or both of their behalf, they will immediately cause it to be withdrawn and dismissed with prejudice.

                  4. RELEASE.

                           (a) Subject to the receipt of the Warrant Shares and
the termination of the Credit Facilities as contemplated by Sections 1 and 2 of this Agreement, each of LB and LCPI, for itself and each of its respective affiliates, hereby and forever generally releases, relieves, absolves and discharges One Stop and Aames, and each of their respective affiliates, together with their respective agents, assigns, attorneys, employees, directors, officers, representatives, stockholders and successors, as applicable, from any and all actions, causes of action, obligations, promises, agreements, debts, costs, damages, losses, claims, liabilities, attorneys' fees, rights, suits and demands of whatever character (whether known or unknown, suspected or unsuspected, now existing or arising in the future) based on, arising out of, or otherwise related to (i) the relationship between LB and LCPI on the one hand and One Stop on the other hand, (ii) the Credit Facilities and/or (iii) the Warrant.

                           (b) With regard to any claims which may exist or
arise out of the matters which are subject to the releases contained in this
Section 3 (collectively the "Released Matters") (whether known or unknown, suspected or unsuspected, now existing or arising in the future), the LB and LCPI, and each of them, expressly waive any and all rights under Section 1542 of the Civil Code of the State of California which provides as follows:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                  LB and LCPI expressly waive and release any right or benefit which they have or may have under any similar law or rule of any other jurisdiction pertaining to the Released Matters. It is the intention of each party, through this Agreement, and with the advice of counsel, fully, finally, and forever to settle and release all such matters and claims relative thereto which have existed, do now exist or may exist between the parties arising out of or related to the Released Matters. In furtherance of such intention, the release herein given shall be, and remain in effect as, a full and complete release of such matters notwithstanding the discovery of the existence of any additional claims or facts relating thereto.

                           (c) Notwithstanding the provisions of this Section 4,
following the Merger, Aames confirms that LCPI shall be entitled to exercise its rights under Sections 9.5 and 9.6 of the Warrant with respect to the Warrant Shares, in accordance with the terms and provisions thereof applicable mutatis mutandis to the Warrant Shares.

                  5. PREDECESSORS, SUCCESSORS, ASSIGNS AND BENEFICIARIES. This Agreement shall inure to the benefit of and shall bind the predecessors, successors, assigns, representatives, beneficiaries and attorneys of the LP, LCPI, One Stop and Aames, and each of them. This Agreement is intended to and does release and inure to the benefit of One Stop and Aames and their affiliated corporations and other related business entities including, without limitation, parent corporations, subsidiaries, divisions, agents, attorneys, employees, directors, officers, representatives and stockholders, individually as well as in the capacity indicated.

                  6. INTEGRATION. This Agreement constitutes a single, integrated contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. This Agreement may be amended or modified only by a writing signed by LP, LCPI, One Stop and Aames.

                  7. CHOICE OF LAW AND FORUM. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND CONTROLLED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES. ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT SHALL BE BROUGHT IN LOS ANGELES, CALIFORNIA.

                  8. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.

                  9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one instrument.

                  10. PARAGRAPH HEADINGS; INTERPRETATION. Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement is to be interpreted for or against any party because that party or its legal representative drafted such provision.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  LEHMAN BROTHERS HOLDINGS INC.,
                                  a Delaware corporation

                                  By:
                                      ---------------------------------------
                                  Its:
                                      ---------------------------------------

                                  LEHMAN COMMERCIAL PAPER, INC.,
                                  a New York corporation

                                  By:
                                      ---------------------------------------
                                  Its:
                                      ---------------------------------------

                                  ONE STOP MORTGAGE, INC.,
                                  a Wyoming corporation

                                  By:
                                      ---------------------------------------
                                  Its:
                                      ---------------------------------------

                                  AAMES FINANCIAL CORPORATION,
                                  a Delaware corporation

                                  By:
                                      ---------------------------------------
                                  Its:
                                      ---------------------------------------

                                     ANNEX A

                        CREDIT FACILITY PAYMENT SCHEDULE

I.       Restated Warehouse and Security Agreement.

                  Payment Date                                  Payment Amount



II.      Working Capital Loan Agreement.

                  Payment Date                                  Payment Amount



III.     Standby Financing Agreement.

                  Payment Date                                  Payment Amount

                                                                       EXHIBIT K

                FORM OF OPINION OF AAMES FINANCIAL CORPORATION'S
                                 GENERAL COUNSEL

                  The opinion of counsel required by Section 11.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to counsel for One Stop Mortgage, Inc. ("One Stop") and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Agreement).

                  1. Aames Financial Corporation ("Aames") is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.

                  2. Each of Aames and Aames Acquisition Corporation ("Merger Sub") have all necessary corporate power and authority to own or lease its properties and assets, and to carry on its business as now conducted. Aames is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to do so would not, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of Aames on a consolidated basis.

                  3. The authorized capital of Aames is as set forth in Section
5.2 of the Agreement. All of the outstanding shares of Aames Stock are duly authorized, validly issued, fully paid and nonassessable. To my knowledge, except as disclosed in the Aames SEC Filings, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Aames Stock or any other securities convertible into Aames Stock, and Aames is not obligated to issue any additional shares of Aames Stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

                  4. The execution and delivery by each of Aames and Merger Sub of the Agreement and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Aames and Merger Sub, as applicable and the Agreement is a valid and binding obligation of Aames and Merger Sub, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles.

                  5. Neither the execution and delivery by Aames or Merger Sub of the Agreement, nor the consummation of the transactions contemplated therein, nor compliance by Aames or Merger Sub with any of the provisions thereof, will
(i) conflict with or result in the breach of, or default under any provision of the certificate of incorporation or bylaws of Aames or Merger Sub, (ii) to my knowledge, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which either

Aames or Merger Sub is a party, or by which either Aames or Merger Sub or any of their respective properties or assets is bound, except where such breach or default would not have a material adverse effect on the business, financial condition or results of operations of Aames on a consolidated basis or where the required consent or waiver has been received; or (iii) to my knowledge, violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to either Aames or Merger Sub or any of their respective properties or assets, except where such violation would not have a material adverse effect on the business, financial condition or results of operations of Aames on a consolidated basis.

                  6. Subject to the filing of the Certificate of Merger, all approvals under Delaware and federal law required to be obtained by Aames or Merger Sub in order to permit the consummation by Aames and Merger Sub of the Merger have been obtained.

                  7. The Aames Stock to be issued in connection with the Merger, when issued, sold and delivered in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances.

                  In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of Aames or Merger Sub or Aames' registrar and transfer agent. The opinion need refer only to matters of Delaware and federal law, and such counsel may expressly exclude any opinions as to choice of law matters, antitrust matters and may add other qualifications and explanations of the basis of her opinion as may be reasonably acceptable to One Stop.

                                                                       EXHIBIT L

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of the ____ day of August, 1996, by and among Aames Financial Corporation, a Delaware corporation (the "Company"), and the parties listed on
Schedule I hereto (the "Holders"), with reference to the following:

                                    RECITALS

                  A. This Agreement is made pursuant to the Agreement Plan of Reorganization, dated as of August 12, 1996 ("Reorganization Agreement"), by and among the Company, Aames Acquisition Corporation, a wholly-owned subsidiary of the Company and a Delaware corporation, and One Stop Mortgage, Inc., a Wyoming corporation ("One Stop").

                  B. In order to induce One Stop to enter into the Reorganization Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Holders. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Reorganization Agreement.

                                    AGREEMENT

         NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

         1. DEFINITIONS. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings given such terms in the Reorganization Agreement, and the following terms shall have the following meanings:

                  Advice: As defined in the last paragraph of Section 3 hereof.

                  Affiliate: As to any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

                  Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

                  Commission: The Securities and Exchange Commission.

                  Common Stock: Common stock, $0.001 par value per share, of the Company.

                  Company: Aames Financial Corporation, a Delaware corporation, and any successor corporation thereto.

                  Effectiveness Period: As defined in Section 2(a) hereof.

                  Effectiveness Target Date: The 10th day following the Publication Date.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

                  Filing Date: The first business day after the Closing Date.

                  Holder: Each registered holder of any Restricted Securities.

                  Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  Prospectus: The prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the issuance or resale of any portion of the Restricted Securities covered by such Shelf Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

                  Publication Date: The date of the Company's first publication of financial results covering at least 30 days of post Merger combined operations.

                  Restricted Securities: Of the shares of Company Common Stock issued in the Merger 1,649,700 shares issued to Neil B. Kornswiet and Debra Kornswiet and 675,000 shares issued to LB.

                  Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

                  Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

                  Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  Shelf Registration Statement: The registration statement of the Company that covers the resale of any of the Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

                  Special Counsel: A single special counsel to the Holders of the Restricted Securities, for which the Holders of the Restricted Securities will be reimbursed pursuant to Section 5 hereof.

         2. SHELF REGISTRATION.

                  (a) The Company shall use its best efforts to file with the Commission as soon as practicable after the Closing Date, but in no event later than the Filing Date, one Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering the Restricted Securities. The Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Restricted Securities for resale by the Holders in open market transactions (with or without the use of one or more brokers). The Company shall use its reasonable best efforts, as described in Section 3, to cause the Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep the Shelf Registration Statement continuously effective under the Securities Act thereafter for the period ending two years after the Closing Date (subject to extension pursuant to clause (b) and the last paragraph of Section 3 hereof), or such shorter holding period as may be specified by the Commission in amending Rule 144(d) or ending when there cease to be outstanding any Restricted Securities (the "Effectiveness Period").

                  (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement as required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement if required by the Securities Act or reasonably requested by the Holders of a majority in aggregate principal amount of the

Restricted Securities covered by such Shelf Registration Statement; provided that the Effectiveness Period shall be extended as provided herein.

         3. REGISTRATION PROCEDURES. In connection with the Company's Shelf Registration Statement, the Company is required by the provisions of Section 2 hereof to effect the registration of Restricted Securities on the appropriate form available to permit the sale of the Restricted Securities in open market transactions (with or without the use of one or more brokers), and pursuant thereto the Company, at its expense and as expeditiously as reasonably possible, agrees to:

                  (a) Furnish to the Holders such number of copies of the Shelf Registration Statement, and each amendment and supplement thereto, preliminary Prospectus, final Prospectus and such other documents as the Holders may reasonably request;

                  (b) Prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective and current for the Effectiveness Period (other than any period in which sales have been deferred pursuant to Section 2 above); cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition as contemplated hereby;

                  (c) Use its best efforts to register or qualify the securities covered by the Shelf Registration Statement under the state securities or "blue sky" laws of up to ten (10) jurisdictions as the Holders may select within ten
(10) days prior to the original filing of the Shelf Registration Statement , except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                  (d) Notify the Holders promptly after it shall receive notice thereof, of the date and time when the Shelf Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of any such registration statement has been filed;

                  (e) Notify the Holders promptly of any request by the Commission or any state governmental authority for the amendment or supplementation of the Shelf Registration Statement or Prospectus or for additional information;

                  (f) Prepare and file with the Commission, promptly upon the request of any Holders, any amendments or supplements to the Shelf Registration Statement or Prospectus that, in the written opinion of Special Counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Securities by such Holders;

                  (g) Prepare and file promptly with the Commission, and promptly notify the Holders of the filing of, such amendments or supplements to the Shelf Registration Statement or Prospectus as may be necessary to correct any statements or omissions if to the Company's knowledge, at the time when a Prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (h) If any of the Holders is required to deliver a Prospectus at a time when the Prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to the Shelf Registration Statement and such Prospectus as may be necessary for such Prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                  (i) Advise the Holders promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission, any state securities commission, any other governmental agency or any court suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (j) Not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus to which the Holders of a majority of the aggregate of the Restricted Securities included or to be included in a registration have reasonably objected in writing on the grounds that such Shelf Registration Statement or Prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least one (1) business day prior to the filing thereof; provided, however, that the failure of such Holders or their Special Counsel to review or object to the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus shall not affect the rights of such Holders or their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under Section 5 hereof;

                  (k) Make available for inspection upon request by any Holder of Restricted Securities covered by the Shelf Registration Statement and by Special Counsel, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder or Special Counsel, in connection with such registration statement but only (x) to the extent necessary to the conduct of customary due diligence, and (y) if the recipient thereof has executed a confidentiality agreement in a form reasonably acceptable to the Company protecting against the misappropriation or disclosure of the Company's confidential information; and

                  (l) List all Common Stock covered by the Shelf Registration Statement on the stock exchange or system, if any, on which the Common Stock of the Company is then listed.

                           The Company may require each seller of the Restricted
Securities as to which any registration is being effected to: (i) furnish to the Company such information regarding the distribution of such Restricted Securities as is required by law to be disclosed in the Shelf Registration Statement and (ii) provide to the Company a signed writing accepting and acknowledging its rights and obligations hereunder. The Company may exclude from such registration the Restricted Securities of any holder of Restricted Securities who unreasonably fails to furnish such information or signed writing at least five business days prior to the effective date of the Shelf Registration Statement.

                           Each Holder of the Restricted Securities agrees by
acquisition of such Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), 3(g) or 3(i) hereof, such Holder will forthwith discontinue disposition of such Restricted Securities covered by such Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of the Restricted Securities covered by such Shelf Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

                           The registration rights of the Holders pursuant to
this Agreement and the ability to offer and sell Restricted Securities pursuant to the Shelf Registration Statement are subject to the conditions and limitations contained in this paragraph, and each Holder will be deemed to have agreed with the Company that if the Board of Directors of the Company determines in its good faith judgment that the use of any Prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Restricted Securities pursuant to the Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Restricted Securities pursuant to the Shelf Registration Statement shall be suspended until the date upon which the Company notifies the Holders in writing (the "Suspension Termination Notice") that suspension of such rights for the grounds set forth in this paragraph is no longer necessary, and the Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary (but in any event, any such suspension shall be effective for a period not in excess of 90 consecutive days and for no more than 180 days in any calendar year). If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during which the period from and including the date of the giving of such notice of suspension to and including the date the Company delivers the Suspension Termination Notice.

         4. REGISTRATION EXPENSES.

                  (a) All fees and expenses of the Company incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not the Shelf Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Shelf Registration Statement.

                  (b) In connection with the registration hereunder, the Company shall reimburse the Holders of the Restricted Securities being registered or tendered for in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the Holders, which firm shall be chosen by the Holders of a majority in aggregate principal amount of the Restricted Securities.

         5. INDEMNIFICATION.

                  (a) The Company hereby agrees to indemnify and hold harmless each Holder of Restricted Securities that is included in the Shelf Registration Statement pursuant to the provisions of this Agreement, and each Person who controls such Holder within the meaning of the Securities Act from and against, and agrees to reimburse such Holder and its controlling Persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder and its controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by (i) an untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished by such Holder or such controlling Person specifically for use in the preparation of the Shelf Registration Statement or (ii) any untrue statement or alleged untrue statement of material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus corrects the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claim, action, demand, loss, damage, liability, cost or expense for which indemnification is sought, (y) a copy of the later Prospectus had been made available to the Holders in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Holder seeking indemnification was under an obligation to deliver such later Prospectus to the purchaser and
(z) there would have been no such liability but for such failure to deliver such later Prospectus by such Holder.

                  (b) Each Holder of shares of Restricted Securities that are included in the Shelf Registration Statement pursuant to the provisions of this Agreement hereby agrees to indemnify and hold harmless the Company, its officers, directors and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that a Holder shall not be liable in any case to the extent such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus shall correct the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claims, actions, demands, losses, damages, liabilities, costs or expenses for such indemnification is sought, (y) a copy of the later Prospectus had been made available to the Holders in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Company, another Holder, or a controlling person other than the Holder shall have been under an obligation to deliver such later Prospectus, and (z) there would have been no such liability but for such failure to deliver such later Prospectus by the Company, another Holder or controlling Person.

                  (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party otherwise than under this
Section 5 and shall not relieve the indemnifying party from liability under this
Section 5 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the prior written consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  (d) If the indemnification provided for in subsection (a) or
(b) of this Section 5 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the amount any Holder of Restricted Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price multiplied by the number of shares of Restricted Securities sold by such Holder pursuant to the registration statement that gives rise to such obligation to contribute. The relative fault of the Company on the one hand and the Stockholders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Stockholder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

         6. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company agrees to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act.

         7. MISCELLANEOUS.

                  (a) Amendments and Waivers. With the written consent of the Holders of a majority of the Restricted Securities, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Restricted Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Restricted Securities. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give promptly written notice thereof to the Holders of the Restricted Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 7(a). Specifically, but without limiting the generality of the foregoing, the failure of the Holders at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of the Holders at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  (b) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

                           (i) if to the Company, as provided in the
Reorganization Agreement,

                           (ii) if to any Holder of any Restricted Securities,
to the address of such Holder as it appears in the Common Stock register of the Company.

                           Except as otherwise provided in this Agreement, all
such communications shall be deemed to have been duly given when (v) delivered by hand, if personally delivered, (w) one Business Day after being timely delivered to a next-day air courier, (x) five Business Days after being deposited in the mail, postage prepaid, if mailed, (y) when answered back, if telexed or (z) when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of the Restricted Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of the Restricted Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts made and performed within the State of California without regard to principles of conflicts of law.

                  (f) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (g) Construction. All Section and other subdivision titles or captions contained in this Agreement are for convenience of reference only and shall not effect the meaning or interpretation of any provision of this Agreement. All terms used in this Agreement include, where appropriate the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section or other subdivision; and all Section and other subdivision references contained herein refer to Sections and other subdivisions hereof. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions.

                  (h) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      AAMES FINANCIAL CORPORATION,
                                      a Delaware corporation

                                      By:
                                         --------------------------------------
                                      Its:
                                         --------------------------------------


                                      HOLDERS


                                      By:
                                         --------------------------------------

                                      By:
                                         --------------------------------------

                                      By:
                                         --------------------------------------

                                   SCHEDULE I

                  PARTIES TO THE REGISTRATION RIGHTS AGREEMENT

                                 AMENDMENT NO. 1
                   TO THE AGREEMENT AND PLAN OF REORGANIZATION

     This Amendment No. 1 (this "Amendment") to the Agreement and Plan of Reorganization, dated August 12, 1996 (the "Agreement"), is made and entered into as of the 28th day of August 1996, by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Aames Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Aames ("Merger Sub"), One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"), and Neil B. Kornswiet, who along with his spouse is the principal stockholder of One Stop (the "Principal Stockholder"), with reference to the following:

                                    RECITALS

     A. Aames, Merger Sub, One Stop and the Principal Stockholder (solely for the purposes of Article IV thereof) entered into the Agreement as of August 12, 1996.

     B. During the negotiation of the Agreement, One Stop made certain administrative errors in the calculation of options granted to the employees of One Stop and such errors are currently reflected in the Agreement.

     C. The correction of such administrative errors is necessary in order to properly reflect the terms of the options originally granted to the employees of One Stop; such correction will in no way change One Stop's original obligations to such employees.

     D. Aames, Merger Sub, One Stop and the Principal Stockholder desire to amend certain terms and provisions of the Agreement as set forth herein in order to correct the above-referenced administrative errors and correct certain other provisions of the Agreement.

                                    AGREEMENT

     NOW, THEREFORE,on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

     1. DEFINITIONS. For the purposes of this Amendment, the Agreement shall mean the Agreement and all Schedules and Exhibits thereto. All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

     2. AMENDMENTS. The Agreement is hereby amended as follows:

          (a) Section 1.11 of the Agreement is deleted in its entirety and replaced with the following:

          "1.11 "Average Price of Aames Stock" means the average of the Closing Prices of Aames Stock for the 10 consecutive trading days ending on (and including) Monday, August 26, 1996 (subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the NYSE and on which trading in Aames Stock has not been halted or suspended. In the event Aames pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the Aames Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of Aames Stock.

          (b) Section 2.1 (c) of the Agreement is deleted in its entirety and replaced with the following:

          "(c) Subject to Sections 2.2 and 2.12, each share of One Stop Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically canceled and cease to be an issued and outstanding share of One Stop Stock and shall be converted into the right to receive 16,479.4 shares of Aames Stock (the "Conversion Ratio")."

          (c) Section 2.11 of the Agreement is deleted in its entirety and replaced with the following:

          "2.11 CONVERSION. As a result of the Merger, all of the outstanding securities of One Stop, as of the Effective Time, will be concerted into the right to receive (x) 1,647,940 shares of Aames Stock issuable to the Principal Stockholder and his spouse, (y) 675,000 shares of Aames Stock issuable to LB, and (z) 377,060 shares of Aames Stock issuable upon exercise of the options assumed pursuant to Section 2.10 above."

          (d) Section 11.5 of the Agreement is deleted in its entirety and replaced with the following:

          "11.5     OFFICER'S CERTIFICATE.  There shall have been
          delivered to One Stop on the Closing Date a certificate executed by the Chief Operating Officer of Aames, certifying, to the best of his knowledge, compliance with the provisions of Sections 11.2, 11.3 and 11.4."

          (e) Schedule 4.2(a) to the Agreement is deleted in its entirety and replaced with SCHEDULE 4.2(a) hereto.

          (f) The first paragraph of Schedule 4.10 to the Agreement is deleted in its entirety and replaced with SCHEDULE 4.10 hereto.

          (g) Schedule 4.18 to the Agreement is deleted in its entirety and replaced with SCHEDULE 4.18 hereto.

          (h) Exhibit B to the Agreement is deleted in its entirety and replaced with EXHIBIT B hereto.

          (i) Exhibit C to the Agreement is deleted in its entirety and replaced with EXHIBIT C hereto.

          (j) Exhibit F to the Agreement is deleted in its entirety and replaced with EXHIBIT F hereto.

          (k) Exhibit J to the Agreement is deleted in its entirety and replaced with EXHIBIT J hereto.

          (l) Exhibit L to the Agreement is deleted in its entirety and replaced with EXHIBIT L hereto.

     3. SURVIVAL OF AGREEMENT. Except as expressly amended by Section 2 hereof, the Agreement shall in all respects survive the execution and delivery of this Amendment unmodified and shall remain in full force and effect.

     4. MISCELLANEOUS. This Amendment is made and entered into in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder. This Amendment may be executed in one or more counterparts, all of which, taken together, shall constitute one original document.

                        [Signatures Are On The Next Page]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                   AAMES FINANCIAL CORPORATION,

                                   a Delaware corporation

                                   /s/ CARY H. THOMPSON
                                   -------------------------------
                                   By:  Cary H. Thompson
                                   Its: Chief Operating Officer


                                   AAMES ACQUISITION CORPORATION,

                                   a Delaware corporation

                                   /s/ CARY H. THOMPSON
                                   --------------------------------
                                   By:  Cary H. Thompson
                                   Its: Executive Vice President
                                        and Secretary


                                   ONE STOP MORTGAGE, INC.,

                                   a Wyoming corporation

                                   /s/ NIEL B. KORNSWIET
                                   --------------------------------
                                   By:  Neil B. Kornswiet

                                   Its: President

                                   /s/ NEIL B. KORNSWIET
                                   ---------------------------------
                                   Neil B. Kornswiet

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

          This Escrow Agreement (this "Escrow Agreement") is made and entered into as of the _____ day of August, 1996, by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Neil B. Kornswiet ("NK"), Lehman Commercial Paper Inc., a New York corporation ("LCPI") and Chemical Trust Company of California, a California corporation (the "Escrow Agent"). NK and LCPI are each referred to herein as a "One Stop Stockholder" and are collectively referred to herein as the "One Stop Stockholders."

                                    RECITALS

     A. Aames, One Stop Mortgage Inc., a Wyoming corporation ("One Stop") and Aames Acquisition Corporation, a wholly owned subsidiary of Aames ("Merger Sub"), have entered into an Agreement and Plan of Reorganization, dated as of August 12, 1996 (the "Agreement"), pursuant to which Merger Sub will merge with and into One Stop (the "Merger").

     B. Pursuant to the terms of the Agreement, at the Effective Time (as hereinafter defined), Aames will deposit shares of the Aames Stock issuable to the Principal Stockholders in connection with the Merger to the Escrow Agent (the "Escrow Deposit"), to be held and disposed of in accordance with the terms and conditions hereof.

     C. For the purposes of this Agreement the following terms will have the following meanings:

          "Average Price of Aames Stock" means the average of the Closing Prices of Aames Common Stock, par value $0.001 per share (the "Aames Stock") for the 10 consecutive trading days ending on (and including) Monday, August 26, 1996 (subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the New York Stock Exchange, Inc. and on which trading in Aames Stock has not been halted or suspended. In the event Aames pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the Aames Stock between the date of the Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of Aames Stock.

          "Closing" means the consummation of the Merger on the Closing Date (as defined herein) at the offices of Troop Meisinger Steuber & Pasich, LLP, 10940 Wilshire Boulevard, Los Angeles, CA 90024, or at such other place as the parties may agree upon.

          "Closing Date" means a Business Day to be designated by the Parties.

          "Effective Time" means the date and time of the filing of the Articles of Merger effecting the Merger with (a) the office of the Wyoming Secretary of State and (b) the Certificate of Merger effecting the Merger with the office of the Delaware Secretary of State.

          "Principal Stockholder" means NK together with his spouse.

          Capitalized terms not otherwise defined herein shall take the meanings given them in the Agreement.

                                    AGREEMENT

          NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

          1. Indemnity.

               (a) Indemnification Obligations. Subject to Section 1(b), the One Stop Stockholders shall indemnify, save and keep Aames and its officers, directors, employees, and stockholders (each an "Indemnified Party") harmless against and from all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any claim ) (collectively, "Damages") which arise out of or by virtue of:

                    (i) any inaccuracy in or breach of any representation and warranty made by One Stop set forth in the Agreement or any One Stop Schedule;

                    (ii) the breach by One Stop, or failure of One Stop to comply with, any of the covenants or obligations under the Agreement to be performed by One Stop; and

                    (iii) the matter referred to in the first paragraph of
Schedule 4.10 to the Agreement; it being understood that, without limiting the foregoing, Damages for purposes of this subsection (iii) shall be net of the fair market value or the proceeds upon disposition or liquidation by Aames or One Stop, as applicable, of any loans referred to in such paragraph or related property acquired by Aames or One Stop as a result of such matter.

This Escrow Agreement shall constitute the sole and exclusive remedy of the Indemnified Parties for all Damages which arise out of or by virtue of the foregoing. The representations and warranties included in the Agreement are exclusive, and the parties hereto confirm that they have not relied upon any representations, warranties or covenants not contained therein, in any Schedule thereto or the other documents delivered in connection therewith to enter into this Escrow Agreement.

               (b) Limitation on Indemnification Obligations. The One Stop Stockholders' obligations under Section 1 (a) above shall be subject to the following limitations:

                    (i) Subject to the provisions of Section 1(b)(v) below, no Indemnified Party shall be entitled to recover under this Escrow Agreement unless a claim has been asserted by a Claim Notice (as defined below) delivered to the One Stop Stockholders on or prior to the date (the "Applicable Date") as is the earlier to occur of (i) the date of issuance of the first independent audit report of Aames which includes any period ending after the Effective Time, or (ii) the close of business on the first anniversary of the Closing Date;

                    (ii) Subject to the provisions of Section 1(b)(v) below, notwithstanding anything to the contrary herein contained, the One Stop Stockholders shall not be obligated hereunder with respect to any Damages until such time as the Damages asserted by all Indemnified Parties in the aggregate exceed $2,000,000 (the "Threshold"), at which time all Damages in excess of the Threshold shall be recoverable (except as limited by the other provisions of this Escrow Agreement);

                    (ii) Subject to the provisions of Section 1(b)(v) below, notwithstanding anything to the contrary herein contained, the One Stop Stockholders shall not be obligated hereunder with respect to any Damages to the extent that such Damages exceed the value of the Escrow Shares. The One Stop Stockholders shall have no right of contribution against One Stop or against Aames or any of Aames' subsidiaries by reason or arising from any Claim asserted by an Indemnified Party under this Agreement;

                    (iii) The amount of any recovery by an Indemnified Party pursuant to this Section 1 shall be net of any insurance benefits actually received by such Indemnified Party on or prior to the date such Claim actually results in a distribution of Escrow Shares to such Indemnified Party pursuant to the terms of this Escrow Agreement;

                    (iv) Subject to the provisions of Section 1(b)(v) below, the obligations of the One Stop Stockholders under this Escrow Agreement shall be satisfied solely by the distribution to the Indemnified Party of Escrow Funds held pursuant to this Escrow Agreement. Subject to the provisions of Section 1(b)(v) below, after there are no Escrow Funds held pursuant to this Escrow Agreement, the One Stop Stockholders shall have no further obligation under this Escrow Agreement; and

                    (v) Notwithstanding anything to the contrary herein contained, the limitations contained in this Section 1(b) shall not apply to any Damages to the extent it arises out of fraud or intentional misrepresentation by One Stop Stockholders.

                    (c) At the Closing, Aames shall deposit a number of shares of Aames Stock to be received by the One Stop Stockholders pursuant to Section
2.1 of the Agreement (the "Indemnification Shares") in escrow with the Escrow Agent, to be held and administered in accordance with the terms and conditions of this Escrow Agreement, that has an aggregate market value of $5,000,000 based upon the Average Price of Aames Stock. Of the Indemnification Shares, 75% shall be deposited by or for the account of NK and 25% shall be deposited by or for the account of LCPI. Fractional shares of Aames Stock shall not be deposited in escrow. In lieu thereof, each One Stop Stockholder shall round up such fractional share to the nearest whole number and deposit in escrow an additional share of Aames Stock. The Indemnification Shares shall be registered in the name of the respective One Stop Stockholders and shall be accompanied by stock powers endorsed in blank.

          2. Escrow Funds.

               (a) The Escrow Agent shall hold the Indemnification Shares and all other amounts deposited with it pursuant to Section 6 of this Escrow Agreement in an account entitled the "Indemnification Escrow Account" (the "Escrow Account"). The Indemnification Shares, and such other amount from time to time held by the Escrow Agent in the Escrow Account are hereinafter referred to as the "Escrow Funds."

               (b) The Escrow Agent hereby acknowledges receipt of the Indemnification Shares. The Escrow Agent is directed to hold, deal with and dispose of the Escrow Funds as hereinafter set forth.

          3. Charges Against Escrow Funds. In the event that, and from time to time as, an Indemnified Party determines that it has a claim of indemnification pursuant to Section 1(a) of this Agreement (a "Claim"), Aames shall provide a notice to each of the One Stop Stockholders and the Escrow Agent in the form attached as Exhibit A hereto (a "Claim Notice") of such Claim (whether liquidated or unliquidated) against the Escrow Funds, stating the amount thereof and a brief description of the facts upon which the Claim is based. The Claim Notice to the Escrow Agent shall certify the date of delivery of such Claim Notice to each of the One Stop Stockholders. Unless the Escrow Agent receives prior notice from NK pursuant to Section 4 below, the Escrow Agent shall deliver to the Indemnified Party out of the Escrow Account Escrow Funds having a value equal to the amount of such Claim or Claims as specified in the Claim Notice. Subject to the provisions of Section 4 herein, delivery of any Escrow Funds to an Indemnified Party shall be made on the Business Day that is, or, if the 15th calendar day is not a Business Day, immediately follows, the 15th calendar day after delivery to the Escrow Agent of a Claim Notice (or as soon as practicable thereafter). For all purposes under this Escrow Agreement, the Indemnification Shares and all other amounts deposited in the Escrow Account pursuant to Section 6 of this Escrow Agreement shall be valued at a per share value equal to the Average Price of the Aames Stock.

          4. Dispute of Claim.

               (a) NK shall have the right to dispute, in whole or in part, any Claim prior to the Business Day that is, or, if the 15th calendar day is not a Business Day, immediately follows the 15th calendar day following the delivery to NK of a Claim Notice. Such dispute shall be made by delivering to the Indemnified Party and the Escrow Agent written notice in substantially the form attached hereto as Exhibit B (an "Objection Notice") that NK disputes, in whole or in part, the matters set forth in the Claim Notice either with respect to the validity or the amount of the Claim, or on the basis that the matter in question is not properly chargeable against the Escrow Account under the terms hereof. Such Objection Notice shall include the basis, with reasonable specificity, of NK's objection.

               (b) During the thirty (30) day period following receipt of an Objection Notice, NK and the Indemnified Party in good faith shall attempt to reach agreement (it being understood that neither the Indemnified Party nor NK shall be required to reach such an agreement) on an amount due (or that no amount is due) with respect to the Damages asserted in the Claim Notice and denied in the Objection Notice and shall provide a joint written notice to the Escrow Agent (executed by both the Indemnified Party and NK) specifying the amount of Escrow Funds, if any, to be disbursed to the Indemnified Party. After its receipt of any such joint written notice, if applicable, the Escrow Agent shall promptly cause to be transferred to the Indemnified Party the Escrowed Funds directed to be disbursed to such Indemnified Party in such joint written notice. If the Indemnified Party and NK do not reach such agreement within said thirty (30) day period, then the Escrow Agent shall continue to hold in escrow, and shall take no action with respect to, Escrow Funds having a value equal to the Damages asserted in the Claim Notice and denied in the Objection Notice except as provided in Section 5 hereof and except that the Escrow Agent shall distribute such Escrow Funds to the Indemnified Party (i) upon receipt of joint written instructions to such effect executed by both the Indemnified Party and NK, or (ii) upon receipt of written notice executed by both the Indemnified Party and NK that the dispute has been resolved by arbitration granting an award of Damages to the Indemnified Party, which notice shall be accompanied by the order of the arbitrator.

               (c) In the event that NK has delivered an Objection Notice to the Escrow Agent disputing all or a portion of a Claim asserted by an Indemnified Party and the Indemnified Party and NK cannot within the 30 day period referred to above agree upon their respective rights regarding the disputed Claim, then either the Indemnified Party or NK may submit the dispute to binding arbitration in Los Angeles, California, pursuant to the procedures and rules for commercial arbitration of the American Arbitration Association. The Indemnified Party and NK shall bear their respective costs and expenses of any such arbitration. The arbitration provided hereunder shall be the exclusive means of resolving any dispute hereunder and shall be binding on all parties.

          5. Termination: Release of Escrow Funds. Subject to Section 10(d) and
(e) herein, the Escrow Agent shall distribute to the One Stop Stockholders at the first anniversary of the Closing Date (the "Termination Date") the Escrow Funds less the aggregate amount of such Escrow Funds (if any) which has been distributed to the Indemnified Parties pursuant to Claim Notices and such Escrow Funds (if any) which is then subject to a pending Claim Notice (whether or not an Objection Notice has been given with respect thereto). Any Escrow Funds that are not distributed to the One Stop Stockholders on the Termination Date because it is subject to a pending Claim Notice as to which NK has given or, if the time for giving such notice has not yet expired, gives, an Objection Notice shall be distributed in accordance (i) with joint written instructions executed by both the Indemnified Party and NK, or (ii) with written notice executed by the Indemnified Party and NK that the dispute has been resolved by arbitration and that the attached arbitration order or other determination should be promptly followed by the Escrow Agent to the extent it deals with the Escrow Funds held in the Escrow Account, or (iii) with an effective and final, nonappealable order of a court of competent jurisdiction. All Escrow Funds distributed to the One Stop Stockholders hereunder shall be distributed 75% to NK and 25% to LCPI.

          6. Holding of Escrow Funds. The Escrow Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Escrow Funds held by it from time to time hereunder. All dividends and other distributions (other than cash dividends paid on the Aames Stock held as part of the Escrow Funds) paid or made on a portion or all of the Escrow Funds (including without limitation any stock split affecting the Aames Stock included as part of the Escrow Funds, and any dividend or distribution declared with respect to the Aames Stock included as part of the Escrow Funds that is paid in whole or in part with shares of stock) shall be deemed to have been paid or made to the One Stop Stockholders for income tax purposes, but shall be received by the Escrow Agent and held and distributed by it in the same manner as, and shall constitute a part of, the Escrow Funds. A stock split affecting or a dividend or distribution declared with respect to the Aames Stock included as part of the Escrow Funds that is paid in whole or in part with shares of stock shall not be deemed to change the number or value of the Aames Stock included as part of the Escrow Funds held hereunder (although any such split, dividend or distribution shall constitute a part of the share of Aames Stock with respect to which it is paid or relates). Unless and until such time as the Aames Stock held as part of the Escrow Funds or a portion of them are distributed to an Indemnified Party as provided herein, the One Stop Stockholders shall have the full right to vote such shares. If the Escrow Agent shall receive any cash dividends paid on or with respect to the Aames Stock included as part of the Escrow Funds, the Escrow Agent shall distribute such cash dividends to the One Stop Stockholders promptly following receipt thereof. All such dividends distributed to the One Stop Stockholders hereunder shall be distributed 75% to NK and 25% to LCPI.

          7. Grant of Security Interest. It is understood and agreed by the parties hereto that the Escrow Account established pursuant to this Escrow Agreement is intended to secure the obligations and undertakings of each of NK and LCPI under this Escrow Agreement. Accordingly, to secure its obligations thereunder, each of NK and LCPI hereby irrevocably grants to Aames a first priority security interest, in and to (a) the Escrow Account, (b) all Escrow Funds and (c) all proceeds of the foregoing, in each case to the extent that the same are subject to the escrow established by this Escrow Agreement (collectively, the "COLLATERAL"). Upon release of any Collateral to any party hereto in accordance with the terms hereof, the security interest created hereunder shall automatically terminate without further action by any party hereto.

          8. Acknowledgment of Escrow Agent. The Escrow Agent hereby acknowledges the security interest in the Collateral in favor of Aames. The parties hereto shall take all actions requested by Aames as may be reasonably necessary to perfect the security interest created under this Escrow Agreement in the Collateral and cause it to be prior to all other security interests and liens including, without limitation, placing appropriate restrictive legends on the certificates evidencing the Indemnification Shares.

          9. Designated Officers. Aames and NK shall from time to time provide the Escrow Agent with a certificate which shall be signed, in the case of Aames, by two authorized officers of Aames, and in the case of NK, by NK, which certificate shall contain (a) the names of the person(s) who are authorized to execute any written notice, instruction or certificate to the Escrow Agent required or permitted by the terms of this Escrow Agreement (which, in the case of NK shall be NK), and (b) a specimen signature(s) of such authorized person(s) ("Certificate of Designation"). The initial authorized officers of Aames and their respective signatures, and the signature of NK, will be set forth on Certificates of Designation of Aames and NK, delivered to the Escrow Agent on the Closing Date. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated to the Escrow Agent by telecopy, the receipt of which by the Escrow Agent shall be confirmed by telephone call from the sending party, and a confirmation copy of which shall be sent by first class mail the same day. All notices, instructions or other certificates from the Escrow Agent to the other parties hereto shall be by first class mail. The Escrow Agent may conclusively rely without any inquiry or investigation on each notice, instruction or other certificate received by it in the manner set forth above if signed by those persons designated in each Certificate of Designation. The addresses of the parties as set forth below may be changed by notice to all other parties.

                              (i) if to Aames, to:

                                  Aames Financial Corporation
                                  3731 Wilshire Boulevard
                                  Los Angeles, California 90010
                                  Attention: Barbara S. Polsky, Esq.
                                             Senior Vice President
                                             and General Counsel

                              (ii) if to NK, to:

                                   Neil B. Kornswiet
                                   16105 Whitecap Lane
                                   Huntington Beach, California 92649

                              (iii) if to LCPI, to:

                                    Lehman Commercial Paper Inc.

                                    3 World Financial Center
                                    New York, NY 10285
                                    Attention:

                              (iv) if to the Escrow Agent, to:

                                   Chemical Trust Company of California
                                   50 California Street, 10th Floor
                                   San Francisco, CA 94111

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received three (3) calendar days after mailing by the Escrow Agent. The Escrow Agent is not obligated to take any action with respect to any request or demand of Aames or NK, its successor, or, if there is no such successor, its designee, unless properly authenticated and delivered in the form required hereunder.

          10. Regarding the Escrow Agent. In consideration of the acceptance by the Escrow Agent of its duties hereunder, it is agreed by all parties hereto that:

               (a) The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Escrow Agreement, and it shall not be subject to, or obliged to recognize, any other agreement between the Parties hereto even though reference thereto may be made herein; provided, however, that with the Escrow Agent's written consent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by or on behalf of Aames, the Escrow Agent and NK. The Escrow Agent may withhold such consent only if such amendment would adversely affect the rights or liabilities of the Escrow Agent.

               (b) The Escrow Agent is authorized, in its reasonable discretion, to disregard any and all notices or instructions given by any of the Parties hereto or by any other person, firm or corporation, except only (i) such notices or instructions as are herein specifically provided for, and (ii) orders or process of any court with jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon or under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then, and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

               (c) The Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith. In taking any action whatsoever hereunder, the Escrow Agent shall be fully protected in relying upon any written notice, paper, demand, certificate or other document reasonably believed by it in good faith to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent may perform any of its duties hereunder either directly or by or through agents or attorneys. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents now or hereafter deposited hereunder, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing and delivering or purporting to execute or deliver any such document. The Escrow Agent shall not be responsible for the sufficiency of any deposit received or any portion of the Escrow Funds, and its only duties hereunder are the express duties detailed herein, and no duties or covenants shall be implied as to the Escrow Agent. The Escrow Agent shall not be responsible for monitoring compliance with any of the limitations on indemnity set forth in Section 1(b) of this Escrow Agreement, including but not limited to, the requirements of Section 1(b)(ii) regarding the Threshold. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

               (d) If the Escrow Agent believes it to be reasonably necessary to consult with counsel concerning any of its duties in connection with this Escrow Agreement, or in case it becomes involved in litigation on account of being Escrow Agent hereunder or on account of having received property subject hereto, then in either case, the Escrow Agent's costs, expenses, and reasonable attorneys' fees shall be reimbursed by Aames and the One Stop Stockholders (on a joint and several basis).

               (e) Aames shall pay the regular fees and charges of the Escrow Agent, and shall pay in arrears, when billed by the Escrow Agent, the transaction and out-of-pocket costs of the Escrow Agent together with any extraordinary fees. Aames hereby agrees to indemnify and hold harmless the Escrow Agent from and against all claims, damages and losses, including legal and accounting fees and expenses, arising out of this Escrow Agreement, provided that no indemnification will be made for gross negligence or willful misconduct by the Escrow Agent; provided, further, that NK and LCPI shall jointly and severally indemnify and hold harmless the Escrow Agent from and against all claims, damages and losses attributable to claims or demands made by NK or LCPI or by third parties against NK or LCPI, except that no indemnification will be made for gross negligence or willful misconduct by the Escrow Agent.

          11. Resignation, Removal, Merger or Consolidation of Escrow Agent. The Escrow Agent may at any time resign by giving 60 days' written notice of resignation to Aames and the One Stop Stockholders. Aames and NK may jointly at any time remove the Escrow

Agent by giving written notice to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be either a bank, trust company or other financial institution, having an office in California satisfactory to both Aames and NK, shall be appointed by written instrument executed and delivered by both Aames and the One Stop Stockholders to the Escrow Agent and to such successor Escrow Agent, and upon the resignation or removal of the predecessor Escrow Agent, the successor Escrow Agent shall, without any further act, deed or conveyance, become vested with all the right, title and interest to all property held hereunder, of such predecessor Escrow Agent; but nevertheless such predecessor Escrow Agent shall, on the written request of the NK, Aames or such successor Escrow Agent execute and deliver to such successor Escrow Agent an instrument transferring to such successor Escrow Agent all right, title and interest hereunder in and to the property in the Escrow Funds and all other rights hereunder, of such predecessor Escrow Agent. If no successor Escrow Agent has been appointed at the end of 60 days after notice of resignation by the Escrow Agent, the Escrow Agent may file interpleader proceedings in an appropriate court in the County of San Francisco in which Aames and the One Stop Stockholders shall be joined as parties. Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

          12. Governing Agreement; Amendments. The Escrow Agent hereby acknowledges receipt of a copy of the Agreement, but except for reference thereto for definitions of certain words and the terms not defined herein, the Escrow Agent is not charged with any duty or obligation arising under the Agreement and the responsibilities and duties of the Escrow Agent shall be governed by this Escrow Agreement. As between the Escrow Agent, on the one hand, and the other parties hereto, on the other hand, this Escrow Agreement (including those sections of the Agreement referenced herein and attached hereto) constitutes the entire agreement with respect to the subject matter herein. As between the other parties hereto, this Escrow Agreement shall govern to the extent of any conflict between it and the Agreement; provided, that the Principal Stockholder and Aames agree to make such amendments herein as may be necessary to reconcile any conflict between the terms hereof and the Agreement. No change in, addition to, or waiver of the terms and conditions hereof shall be binding upon any of the parties hereto unless approved in writing by the other parties hereto.

          13. Applicable Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California.

          14. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which is an original but all of which together shall constitute one and the same instrument.

          15. Assignment. This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, designees and legal representatives. Except as otherwise provided herein, no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express written consent of all other parties hereto. The Principal Stockholder may not sell, assign or in any other manner transfer any right to receive funds from the Escrow Account other than by will, the laws of intestacy or nonvoluntarily by operation of law.

          WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  AAMES FINANCIAL CORPORATION,

                                  a Delaware corporation

                                  ________________________________
                                  By:      Cary H. Thompson
                                  Its:     Chief Operating Officer

                                  ________________________________
                                  Neil B. Kornswiet

                                  LEHMAN COMMERCIAL PAPER INC.,

                                  a New York corporation

                                  ________________________________
                                  By: ____________________________
                                  Its: ___________________________

                                  CHEMICAL TRUST COMPANY OF
                                  CALIFORNIA,

                                  as Escrow Agent

                                  ________________________________
                                  By: ____________________________
                                  Its: Authorized Officer

                                    EXHIBIT A

                                                                          [DATE]

                                  CLAIM NOTICE

               Re: Escrow Agreement dated                , 1996 (the
               "Agreement") by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Neil B. Kornswiet ("NK"), Lehman Commercial Papaer Inc., a New York corporation ("LCPI") and Chemical Trust Company of California, a California corporation ("Escrow Agent")

         You hereby are notified that Aames has determined that Aames Stock with
an Average Price of Aames Stock equal to $      [is chargeable/can be reserved]
as a Claim or Claims (as defined in Section 3 of this Escrow Agreement) against the Escrow Funds. The basis for such Claim or Claims is/are:

          [insert a paragraph stating with reasonable specificity the facts upon which the Claim or Claims is/are based]

                                                     AAMES FINANCIAL CORPORATION

                                       By:
                                           [Designee as identified in Section 6]

                                    EXHIBIT B

                                                                          [DATE]

                                OBJECTION NOTICE

               Re: Escrow Agreement dated _______________, 1996 (the "Agreement") by and among Aames Financial Corporation, a Delaware corporation ("Aames"), Neil B. Kornswiet ("NK"), Lehman Commercial Paper Inc., a New York corporation ("LCPI"), and Chemical Trust Company of California, a California corporation ("Escrow Agent")

         You hereby are notified that the One Stop Designee disputes [in part/in its entirety] the Claim or Claims (as defined in Section 3 of this Escrow Agreement) against the Escrow Funds set out in the Claim Notice of Aames dated
, a copy of which is attached hereto ("Aames's Claim"). This Objection Notice is being delivered to you within the period set forth in Section 4 of the Escrow Agreement following delivery to you of Aames's Claim. The basis for disputing such Claim/Claims is/are:

          [insert a paragraph stating with reasonable specificity the portion of the Claim or Claims which is/are being disputed and the basis of the objection]]

                                       By:
                                             Neil B. Kornswiet

                                                                       EXHIBIT C

                              NON-COMPETE AGREEMENT

          This Non-Compete Agreement (this "Agreement") is made and entered into as of the ___ day of August, 1996, by and between Aames Financial Corporation, a Delaware corporation ("Aames") and Neil B. Kornswiet ("Stockholder"), with reference to the following:

                                    RECITALS

          A. Aames, Aames Acquisition Corporation, a wholly-owned subsidiary of Aames and a Delaware corporation ("Merger Sub"), and One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"), have entered into that certain Agreement and Plan of Reorganization ("Merger Agreement"), dated as of August 12, 1996, pursuant to which Merger Sub will merge into One Stop ("Merger").

          B. Stockholder is a shareholder, director and officer of One Stop.

          C. As an inducement to Aames and Merger Sub to enter into the Merger Agreement, Stockholder desires to agree to refrain from competing with, using trade secrets or soliciting customers or employees of One Stop.

          D. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

               "Business" shall mean the business of home equity lending.

               "One Stop Enterprises" shall mean any of the businesses conducted by One Stop whether on the date of the Merger Agreement or thereafter.

               "Trade Secrets" shall mean:

                    (a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, customer lists, potential customers, broker list, potential brokers, rate sheets, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans, proposals otherwise pertaining to same, with respect to Aames, or One Stop or their respective affiliates.

                    (b) Notwithstanding any other provisions of this Agreement to the contrary, "Trade Secrets" shall not include any information which is or has become available from an independent third party whose disclosure of such information has not breached any obligation to One Stop or Aames or any of their subsidiaries; information which is obtained by Stockholder from a third person who is lawfully in possession of such information and not in violation of any contractual, legal or fiduciary obligation to One Stop or Aames or any of their affiliates with respect to such information; and information readily ascertainable from public, trade or other nonconfidential sources.


                                    AGREEMENT

          NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

         1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with One Stop he has developed considerable expertise in the business operations of One Stop and has access to extensive confidential information with respect to One Stop. Stockholder recognizes that Aames and One Stop would be irreparably damaged, and Aames' substantial investment in One Stop materially impaired, if Stockholder were to enter into an activity competing with the Business of either Aames, One Stop, their respective affiliates, or their respective successors in violation of the terms of this Agreement, or if Stockholder were to disclose or make unauthorized use of any Trade Secrets, or if Stockholder were to solicit customers or employees of Aames, One Stop, their respective affiliates, or their respective successors. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects.

          2. NONCOMPETITION; TRADE SECRETS; NO SOLICITATION; EXCEPTIONS.

               (a) Stockholder shall not, directly or indirectly, without the prior written consent of Aames, (i) until the fifth anniversary of the Closing Date own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in the Business within the United States ("Territory"); (ii) until the fifth anniversary of the Closing Date engage in any other manner, within the Territory, in the Business; or (iii) until the sixth anniversary of the Closing Date induce or attempt to induce any Person who is a customer, supplier, distributor, officer or employee of Aames, One Stop, or their respective affiliates (whether on the Closing Date or thereafter) to terminate such Person's relationships with, or to take any action that would be disadvantageous to, Aames, One Stop, or their respective affiliates. Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of paragraphs
(i) or (ii) above, if Stockholder participates in any such business solely as a passive investor in up to 5% of the equity securities of a company or partnership, provided such securities are publicly traded.

               (b) Without limiting the generality of the foregoing, other than for the benefit of Aames or One Stop, Stockholder (i) shall make no use of Trade Secrets, or any part thereof, and (ii) shall not disclose the Trade Secrets, or any part thereof, to any other Person, firm or corporation, and (iii) shall deliver all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets now possessed or hereafter acquired by Stockholder, to Aames.

               (c) Notwithstanding any provision of this Agreement to the contrary, Stockholder may disclose or reveal any information, whether including in whole or part any Trade Secrets, that:

                    (i) Stockholder is required to disclose or reveal under any applicable law or regulation, provided Stockholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Aames and One Stop prompt advance notice of such requirement;

                    (ii) Stockholder is otherwise required to disclose or reveal by any governmental entity, provided Stockholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Aames prompt advance notice of such requirement; or

                    (iii) which, in the opinion of Stockholder's counsel, Stockholder is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any governmental entity, provided Stockholder makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws and regulations, gives Aames prompt advance notice of such requirement.

          3. INDEPENDENCE OF OBLIGATIONS. The covenants of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Aames or One Stop, on the other, or any of their subsidiaries; and the existence of any claim or cause of action by Stockholder against One Stop or Aames or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Stockholder.

          4. EQUITABLE RELIEF. Stockholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Stockholder of the covenants set forth in Section 2 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to equitable relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Stockholder of any of said covenants.

          5. SEVERABILITY, ETC. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          6. CONDITION PRECEDENT. It shall be a condition precedent to the obligations of Stockholder under this Agreement that the Merger has occurred.

          7. NOTICES. Any notice or communication required or permitted hereunder shall be deemed to have been given if in writing and (a) delivered in person, (b) telexed, or (c) telecopied (provided that any notice given pursuant to clauses (b) and (c) is also mailed by certified or registered mail, postage prepaid) as follows:

If to Aames, addressed to:

         Aames Financial Corporation
         3731 Wilshire Boulevard
         Los Angeles, California 90010
         Attention: Barbara S. Polsky, Esq.
                    Senior Vice President
                    and General Counsel

With a copy addressed to:

         Troop Meisinger Steuber & Pasich, LLP
         10940 Wilshire Boulevard
         Los Angeles, California 90024
         Attention:  C. N. Franklin Reddick III, Esq.

If to Stockholder, addressed to:

         Neil B. Kornswiet
         16105 Whitecap Lane
         Huntington Beach, California 92649

With a copy addressed to:

         Brown & Wood LLP
         One World Trade Center
         58th Floor
         New York, NY 10048
         Attention:  Jack M. Costello, Jr., Esq.

or at such other address and to the attention of such other Person as a party may notice to the other in accordance with this Section 7.

          8. WAIVER OF BREACH. Any failure or delay by Aames in enforcing any provision of this Agreement shall not operate as a waiver thereof; and the waiver by Aames of a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

          9. ASSIGNMENT. This Agreement shall be assignable by Aames only to any Person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Aames or acquire any of the One Stop Enterprises or which acquires all or substantially all of the assets or outstanding capital stock of Aames.

          10. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement may not be altered or amended except by an agreement in writing signed by the parties to be bound.

          11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Aames and its successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

          12. GOVERNING LAW. The Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

          13. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  AAMES FINANCIAL CORPORATION,

                                  a Delaware corporation

                                  ______________________________
                                  By:      Cary  H. Thompson
                                  Its:     Chief Operating Officer

                                  STOCKHOLDER

                                  ______________________________
                                  Neil B. Kornswiet

                                                                     EXHIBIT F


                              EMPLOYMENT AGREEMENT

                 This Employment Agreement (this "Agreement") is made and entered into as of the ____ day of August, 1996, by and between Aames Financial Corporation, a Delaware corporation (the "Parent"), and Neil B. Kornswiet, an individual ("Executive"), with reference to the following:

                                    RECITALS

         A. The Parent is a party to an Agreement and Plan of Reorganization, dated as of August 12, 1996, by and between the Parent, One Stop Mortgage, Inc., a Wyoming corporation (the "Company") and Aames Acquisition Corporation, a Delaware corporation ("Merger Sub") (the "Reorganization Agreement") pursuant to which Merger Sub will be merged with and into the Company, resulting in the Company becoming a wholly owned subsidiary of Parent; and

         B. It is material condition to the consummation of the transactions contemplated by the Reorganization Agreement that the parties enter into and deliver this Agreement to one another.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the parties consummating the transactions contemplated by the Reorganization Agreement and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto to agree as follows:

                 1. EMPLOYMENT AND DUTIES. The Parent hereby employs Executive to serve as Chief Executive Officer and President and Chairman of the Board of the Company, and effective September 3, 1996, as Executive Vice President of the Parent, with the powers and duties customarily accorded to such positions, including those powers and duties set forth in the respective Bylaws of the Parent and Company for such office and such other duties consistent therewith as may be assigned to Executive from time to time by the
Chief Executive Officer of the Parent.   Executive shall report to the Chief
Executive Officer of the Parent. Executive shall devote his entire business time and attention to his duties hereunder and shall endeavor in good faith to perform his duties in an efficient, faithful and business-like manner. During the term of his employment, it is intended that Executive also serve as a Director on the Board of Directors of the Company (the "Company Board") and a Director on the Board of Directors of Parent (the "Parent Board"), and the Parent will take action within its powers to include Executive among the slate of directors proposed to be nominated by the Parent Board at any applicable stockholders meeting.

                 2. TERM. The initial term of this Agreement shall begin on the date hereof and shall expire on the fifth anniversary of the date hereof unless terminated earlier as set forth in Section 6 hereof or by mutual agreement of the parties hereto (the "Initial Term"). At the expiration of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year (the "Extension Term") unless either party shall have given written notice to the other party at least ninety days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. If Executive's employment under this Agreement is extended for an Extension Term, it shall thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in Section 6 or by mutual agreement of the parties hereto.

                 3.       COMPENSATION.

                          (a)     Base Salary.  During the term of this
Agreement, Executive shall be paid a base salary (the "Base Salary"), payable in accordance with the Parent's normal payroll practices in the amount of
$750,000 per year.   The amount of the Base Salary payable to Executive shall
be reviewed at least annually; provided, however, that Executive's Base Salary shall not be reduced below $750,000 per annum during the term of this Agreement.

                          (b)     Performance Bonus.

                                  i)       In addition to Base Salary to be
paid to Executive hereunder, the Parent shall pay to Executive a bonus (the "Performance Bonus") equal to 7.5 percent of the Company's Adjusted Pre-Tax Income for each fiscal year or portion thereof during the term of Executive's employment hereunder.

                                  ii)      The Performance Bonus for each
fiscal year shall be paid in four quarterly payments (the "Quarterly Payments") as set forth in clauses iii) and iv) below.

                                  iii)     Within forty-five days following the
end of the first three fiscal quarters during any fiscal year which includes any portion of the employment term hereunder, the Company shall deliver to Executive a statement setting forth the amount of the Company's Adjusted Pre-Tax Income for such quarter and for the period from the beginning of the fiscal year (or, in the case of fiscal 1997, the date of the commencement of Executive's employment hereunder) through the most recent fiscal quarter (the "Measurement Period"), certified by the Chief Financial Officer of Parent, accompanied by a cash payment in the amount by which (x) 7.5% of the Company's Adjusted Pre-Tax Income for the Measurement Period, exceeds (y) the sum of the Quarterly Payments previously paid to Executive with respect to such fiscal year.


                                  iv)  Within 90 days following the end of the
fourth quarter of any fiscal year which includes any portion of the employment term hereunder, the Company shall deliver to Executive a reasonably detailed calculation of the Company's Adjusted Pre-Tax Income for such fiscal year and the Performance Bonus payable hereunder for such fiscal year, prepared by the Parent's outside accounting firm. If the amount of the Performance Bonus for such fiscal year, exceeds the sum of the Quarterly Payments made to Executive with respect to such fiscal year, such calculation shall be accompanied by a cash payment in the amount of the difference between the Performance Bonus payable with respect to such fiscal year and the sum of the Quarterly Payments previously paid to Executive with respect to such fiscal year. If the sum of the Quarterly Payments previously paid to Executive with respect to such fiscal year exceed the amount of the Performance Bonus, then Executive shall, within 15 days of receipt of such calculation, pay such difference to the Company.

                                  v)       If the employment term of Executive
hereunder commences or ends during any of the Company's fiscal quarters or years, the applicable Performance Bonus and Quarterly Payment computed hereunder with respect to such fiscal period shall be prorated based upon the actual number of days during such fiscal period included in the employment term of Executive hereunder; provided however, that the Performance Bonus for the fiscal quarter commencing July 1, 1996 shall not be prorated and shall be paid as if Executive had commenced employment pursuant to this Agreement on July 1, 1996.

                                  vi)      For purposes of this Agreement, the
Company shall adopt a fiscal year commencing on July 1 and ending on June 30.

                          (c)     Adjusted Pre-Tax Income.  For purposes of
this Agreement, Adjusted Pre-tax Income shall mean the income of the Company computed on an accrual basis in accordance with generally accepted accounting principles as previously consistently applied by Parent (GAAP), before federal, state and local income taxes; provided that, in determining Adjusted Pre-Tax Income, the following adjustments and exceptions shall apply to the application of GAAP (even if required by "push down" or similar accounting rules under GAAP) and whether or not recorded on the financial statements of the Company:

                                  i)       Revenues shall include only revenues
(i) of the Company derived from the origination, purchase, sale or servicing of mortgage loans in the ordinary course of the Company's business, (ii) revenues of the Parent (net of all expenses) derived from the servicing of mortgage loans originated by the Company (for purposes of this subsection (c)i)(ii) revenues shall include, without limitation, all loan interest income net of related carying costs), (iii) revenues received by the Parent (net of commissions paid by the Parent) with respect to the refinancing of any mortgage loan originated by the Company, and (iv) revenues received by Parent (net of commissions paid by the Parent) with respect to credit life, disability and other ancillary products sold in connection with the Company's origination of mortgage loans;

                                  ii)      Any equity based benefits to the
employees, directors or agents of the Company, such as profit interests or appreciation rights, shall be excluded from Adjusted Pre-Tax Income;

                                  iii)     The legal, accounting and other
professional fees and expenses (whether incurred before or after the consummation of the merger) and all other costs associated with negotiating, entering and closing the Lehman Financing and Warrant Transactions, Reorganization Agreement and the other agreements entered into in connection therewith incurred by the Company, Parent or Merger Sub, or their respective affiliates, shall be excluded from the computation of Adjusted Pre-Tax Income;

                                  iv)      All  transactions between the
Company and the Parent or any of the affiliates of Parent shall be entered into only on an arms-length basis, consistent with the past practices of Parent;

                                  v)       Charges from Parent (or its
affiliates) for outside legal and accounting services relating to the operations of the Company, shall be based on the actual out-of-pocket costs charged by such third party professionals;

                                  vi)      There shall be established an
intercompany account between Parent and the Company. All transfers of cash between the two companies shall be accounted for in the intercompany account as a loan from one company to the other and not as an equity contribution or dividend payment to the extent the cash so transferred was raised by Parent through the issuance of debt securities or under any credit or other financing facilities now or hereafter made available to Parent. Adjusted Pre-Tax Income shall reflect an interest expense on the amount owing to Parent in the intercompany account computed using the weighted average interest rate payable by Parent during the relevant period on Parent's outstanding debt.

                                  vii)     All costs, fees and expenses
incurred by the Company with respect to any loss which the Executive or other stockholders of the Company actually indemnify the Company, pursuant to the Reorganization Agreement, or which are covered by insurance (but only to the extent of the indemnification or insurance payments actually made to the Company), shall be excluded from the calculation of Adjusted Pre-Tax Income;

                                  viii)    All costs, fees and expenses
incurred by the Parent with respect to any department or division that provides administrative services or support to both the Parent and the Company shall be allocated among the Parent and the Company pro rata based upon total loan originations and, if not included in the calculation of total loan originations, loan purchases of the Parent (and its subsidiaries) and the Company during the relevant period; and

                                  ix)      The proceeds or other amounts
received, if any, by the Company from life or other key man insurance on Executive shall not be included in income or otherwise considered in any way in computing Adjusted Pre-tax Income.

                          (d)     Stock Bonus.  Executive shall be eligible to
receive stock options under the Parent's stock option plans with annual awards
to be determined by the Compensation Committee of the Parent Board.   All
options granted to Executive by the Parent in connection with the Executive's employment are hereinafter referred to collectively as the "Options."

                 4. OTHER EXECUTIVE BENEFITS. During the term of this Agreement, the Parent shall provide to Executive benefits commensurate with his position, including each of the following benefits:

                          (a)     Medical and Dental Coverage.  The Parent
agrees to provide coverage to Executive and dependent members of his family under the same medical and dental plans as may be maintained from time to time in the discretion of the Parent Board for the benefit of the Chief Executive Officer of Parent (the "CEO") and the dependent members of his family.

                          (b)     Vacation.  Executive shall be entitled to
four (4) weeks of paid vacation during Executive's first year of employment with the Parent and shall be entitled to five (5) weeks during each year of employment with the Parent thereafter for the term of this Agreement. In each case, such entitlement shall accrue pro rata over the contract year and shall be taken at such time or times as shall not unreasonably interfere with the operations of the Company.

                          (c)     Business Expenses.  The Parent will pay or
reimburse Executive for any out-of-pocket expenses incurred by Executive in the course of providing his services hereunder, which comply with Parent's travel and expense policies adopted from time to time by the Parent Board for the CEO. Such reimbursement shall be made by the Parent in the same manner and within the same time period as applicable to the other executive officers of the Parent.

                          (d)     Automobile.  The Parent shall provide
Executive with the use of a luxury automobile that is selected by Executive.
On the earlier of significant damage or destruction or attaining three years of age, the Company shall replace such automobile with a new automobile selected by Executive. The Company shall pay all costs of insurance, repair, maintenance and operation of such automobile.

                          (e)     Benefit Plans.  Executive shall be entitled
to participate in any pension, profit-sharing, stock option, stock purchase or other benefit plan of the Parent and the Company now existing or hereafter adopted for the benefit of employees generally or the senior executives of the Parent and the Company.

                          (f)     Life Insurance.  Provided the following
policies may be obtained at a reasonable cost, the Parent shall provide Executive with a $1,000,000 standard term life insurance policy and a $1,000,000 standard term accidental death policy.

                          (g)     Disability.  Provided the following policy
may be obtained at a reasonable cost, the Parent shall provide Executive with a long-term disability policy which provides for an annual disability payment in an amount equal to 125% of Executive's Base Salary.

                 5.       CONFIDENTIAL INFORMATION.

                          (a)     Non-Disclosure.  Executive hereby agrees,
during the term of this Agreement, he will not disclose to any person or otherwise use or exploit any proprietary or confidential information, including, without limitation, trade secrets, processes, records of research, proposals, reports, methods, processes, techniques, computer software or programming, or budgets or other financial information, regarding the Company, the Parent or any of their respective subsidiaries or any of their respective businesses, properties, customers or affairs (collectively, "Confidential Information") obtained by him at any time during the term, except to the extent required by Executive's performance of his assigned duties. Notwithstanding anything herein to the contrary, the term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by Executive in violation of this Agreement, (ii) is or becomes available to Executive on a non-confidential basis from a source other than the Company, the Parent or any of their respective subsidiaries, provided that such source is not known by Executive to be furnishing such information in violation of a confidentiality agreement with or other obligation of secrecy to the Company, the Parent or any of their respective subsidiaries, (iii) has been made available, or is made available, on an unrestricted basis to a third party by the Company, by an individual authorized to do so or (iv) is known by Executive prior to its disclosure to Executive. Executive may use and disclose Confidential Information to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Information or its use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Executive, or if Executive receives a request to disclose all or any part of the information contained in the Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Executive.

                          (b)     Injunctive Relief.  Executive agrees that the
remedy at law for any breach by him of the covenants and agreements set forth in this Section 5 may be inadequate and that in the event of any such breach, the Company, the Parent or their respective subsidiaries may, in addition to the other remedies that may be available to it at law, seek injunctive relief prohibiting him (together with all those persons associated with him) from the breach of such covenants and agreements.

                 6.       TERMINATION.

                          (a)     Termination by Parent for "Cause or
Voluntarily by Executive. The Parent may terminate this Agreement for "Cause" effective immediately upon written notice thereof to Executive. For purposes of this Agreement, "Cause" shall mean and be limited to the following events:
(i) an act of fraud, embezzlement or similar conduct by Executive involving the Company, the Parent or any of their respective subsidiaries; (ii) any action by Executive involving the arrest of Executive for violation of any criminal statute constituting a felony if the Board reasonably determines that the continuation of Executive's employment after such event would have an adverse impact on the operations or reputation of the Company, the Parent or any of their respective subsidiaries in the financial community; or (iii) a continuing, repeated willful failure or refusal by Executive to perform his duties; provided, however, that this Agreement may not be terminated under this subclause (iii) unless Executive shall have first received written notice from the Board advising Executive of the specific acts or omissions alleged to constitute a failure or refusal to perform and such failure or refusal to perform continues after Executive shall have had a reasonable opportunity to correct the acts or omissions cited in such notice.

                 In the event of termination for "Cause" or voluntarily by Executive other than as permitted in Sections 6(b)(i) and (ii) and 6(c), (x) Executive shall be entitled to receive that portion of the Base Salary and all benefits accrued through the date of termination and (y) all Options that have become exercisable as of the date of termination shall remain so for a period of 90 days.

                          (b)     Termination by Parent Other Than for "Cause."

                                     i)    Death.  Provided that notice of
         termination has not previously been given under any Section hereof, if Executive shall die during the term of this Agreement, this Agreement and all of the Parent's obligations hereunder shall terminate, except that Executive's estate or designated beneficiaries shall be entitled to receive (A) all earned and unpaid Base Salary through the date of termination; (B) the Base Salary and Performance Bonus and all benefits with respect to the then current contract year which would have been payable or provided to Executive had the term ended two years following the last day of the month in which Executive's death occurred; and (C) all other benefits that may be due to Executive or Executive's estate or beneficiaries under the general provisions of any benefit plan, stock incentive plan or other plan in which Executive is then a participant, which benefits shall continue to be provided for a period of two years following the date of death. In addition, all Options that have become exercisable as of the date of death shall remain so for a period of twelve (12) months.

                                    ii)    Disability.  Provided that notice of
         termination has not previously been given under any Section hereof, if Executive becomes ill or is injured or disabled during the term such that Executive fails to perform all or substantially all of the duties to be rendered hereunder and such failure continues for a period in excess of 26 consecutive weeks (a "Disability"), the Parent shall continue to employ Executive under this Agreement for two years from the date of the Disability (which two year period shall commence at the beginning of the 26 week period referred to herein) and shall continue to pay Executive the Base Salary in effect on the date of the Disability (determined at the beginning of the 26 week period referred to herein), the Performance Bonus and all benefits then in effect; provided, that (A) the Parent may relieve Executive of his duties and responsibilities hereunder to the extent permitted by law and (B) any long-term disability payments received by Executive under any disability insurance plan made available to Executive by the Parent if the premiums were paid by the Parent shall be deducted from the salary and bonus payments otherwise required to be paid to Executive hereunder. If during the term and subsequent to the Disability commencement date (which shall be at any time following the end of the 26 week period referred to herein) Executive shall fully recover, the Parent shall have the right (exercisable within 60 days after receipt of notice from Executive of such recovery), but not the obligation, to restore Executive to full-time service at full compensation. If the Parent elects not to restore Executive to full-time service, Executive shall be entitled to obtain other employment. If Executive is not restored to full-time employment with the Parent, all Options that have become exercisable as of the date of Disability (determined at the end of the 26 week period referred to herein) shall remain so for a period of 12 months.

                                   iii)    Without Cause.  If the Parent elects
         to terminate Executive for any reason whatsoever other than as provided in Section 6(a) or if the Parent causes a Defacto Termination of Executive (as defined below) (each, a "Severance Termination"), Executive shall receive the "Separation Package." As used herein, the "Separation Package" shall consist of (x) Base Salary for the Severance Period (at the annual rate in effect at the date of the Severance Termination), plus (y) an amount equal to the Performance Bonus actually paid to Executive with respect to the period prior to the date of the Severance Termination equal to the Severance Period (or if Executive has been employed for a term less than the Severance Period, the amount of Performance Bonus paid to Executive for the entire period of employment multiplied by a fraction, the numerator of which is the number of days in the Severance Period and the denominator of which is the actual number of days for which Executive was employed by the Parent), and (z) an amount, if any, necessary to reimburse Executive on a net after tax basis for any applicable federal excise tax. In addition, all Options which are scheduled to vest following the date of the Severance Termination shall vest as of such date. Further, all Options which have become exercisable as of the date of the Severance Termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for a period of 12 months. In the event of a Severance Termination, Executive will also be provided with reasonable office space and secretarial support as well as the same mailing address and telephone number which Executive had during the term for up to six months, and the Parent shall pay the costs of out placement services with a provider of its choice at a level appropriate to Executive's title and position
         as requested by Executive.   For purposes of this paragraph, the
         "Severance Period" shall be the longer of (x) three years, and (y) the remaining portion of the Initial Term of Executive's employment hereunder. For purposes of this paragraph, a "Defacto Termination" shall include any of the following events: (i) the Parent shall fail to pay or shall reduce the Base Salary, Performance Bonus or other benefits provided herein, except as permitted hereunder, or shall otherwise breach any material provision hereof which breach is not cured within 10 days after receipt of notice thereof from Executive;
         (ii) the Parent shall fail to cause Executive to remain the Executive Vice President of the Parent and Chief Executive Officer and President and Chairman of the Board of the Company; (iii) Executive shall not be continuously afforded the authority, powers, responsibilities and privileges contemplated in Section 1 above (whether or not accompanied by a change in title); (iv) the Parent shall require Executive's primary services to be rendered in an area other than the Company's principal offices in Orange County; or (v) after a Change in Control (as defined below), the Parent increases the base salary for senior executives of the Parent generally without similarly increasing the Base Salary of Executive. For purposes of clause (iii), Executive shall be deemed not to have been continuously afforded the authority, powers, responsibilities and privileges contemplated in Section 1 above if there shall occur any reduction in the scope, level or nature of Executive's employment hereunder, or any demotion, any phasing out or assignment to others, of the duties contemplated herein.

                          (c)     Change in Control.

                                  i)       Following a Change in Control, this
Agreement shall continue to be binding upon the Company and Executive shall be entitled to the payments provided for in this Section 6 in the event of termination resulting from death, disability, cause, or a Separation Termination, all as provided for in Section 6(a) and 6(b).

                                  ii)      Executive may (but shall not be
obligated to) terminate this Agreement effective 30 days after the giving of such notice given at any time within two years following a Change in Control. In the event that Executive elects to terminate this Agreement pursuant to this
Section 6(c)(ii), Executive shall be entitled to the following payments:

                                        (A)     If  the Change in Control is
effected to an Adverse Person (as defined below), then Executive shall be entitled to and receive the Severance Package. In addition, all Options then held by Executive which are not yet vested shall vest as of the date of such termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for the entire remaining term of the Options.

                                        (B)     If the Change in Control is
effected to a person other than an Adverse Person, Executive shall be entitled to receive the Severance Package. In addition, all Options which are scheduled to vest during the 12 months following the termination date shall vest as of the date of such termination. Further, all Options that have become exercisable as of the date of such termination (including those which do so as a result of the provisions of the preceding sentence) shall remain so for a period of 12 months.

                          (d)     Payment of Termination Amounts.  Executive
may elect to have all amounts to be paid to Executive pursuant to this Section 6 payable (i) over the remaining term of this Agreement or for such shorter period as expressly provided for herein, as applicable, or (ii) in a lump sum within 30 days following termination; provided, however, in the case of death or disability, the Performance Bonus shall be payable at such time as performance-based bonuses are paid to similarly situated employees of the Parent. In the event Executive elects to be paid pursuant to clause (i), Executive agrees promptly to notify the Parent in writing of Executive's acceptance of full-time employment; within 15 days after receipt of such notice, the Parent shall pay Executive in a lump sum any amounts which remain otherwise due to Executive hereunder.

                          (e)     Stock and Similar Rights.  Except with regard
to the vesting and exercise dates of Options as set forth in this Section 6, Executive's rights under any other agreement or plan under which stock options, restricted stock or similar awards are granted shall be determined in accordance with the terms and provisions of such plans or agreements.

                          (f)     No Mitigation.  Payment of any sum under this
Section 6 shall not be subject to any claim of mitigation.

                          (g)     Other Insurance Policies.  Upon any
termination of Executive's employment, and upon reimbursement of the Company of all amounts paid by the Company in connection with such policies, Executive shall have the right to purchase or otherwise direct the disposition or assignment of any disability insurance policy on him held by the Company (excluding only group disability insurance policies) upon the payment of One Dollar ($1.00) as the total consideration for each such policy.

                          (h)     Officer and Director Positions.  Executive
agrees that if this Agreement is terminated for any reason, he shall immediately resign from all officer and director positions he then holds with the Company, the Parent, or any of their respective subsidiaries.

                 7. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events which occur after the date of the Original Agreement:

                          (a)     The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Rule 13d-3")) of more than 50% of the combined voting power of the then outstanding voting securities of the Company or of 20% or more of the combined voting power of the then outstanding securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Voting Securities of Parent"); provided, however, that neither of the following acquisitions shall constitute a Change in Control; (i) any acquisition by the Company, the Parent or their respective subsidiaries or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, the Parent or their respective subsidiaries or any corporation controlled by the Company, Parent or any of their respective subsidiaries; or

                          (b)     Individuals who, as of the date hereof
constitute the Parent Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of the Original Agreement whose election, or nomination for election by the stockholders of the Company, shall be approved by a vote of a least a majority of the directors then compromising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                          (c)     Approval by the stockholders of the Parent of
a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (i) more than 60% of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation, which may be the Parent or any of its subsidiaries (the "Resulting Corporation") entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation; (ii) no Person (excluding the Company, the Parent or any of their respective subsidiaries or any employee benefit plan (or related trust) sponsored by any of them, the Resulting Corporation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities) shall own beneficially, directly or indirectly 20% or more of the combined voting power of the Resulting Corporation Voting Securities; and (iii) at least a majority of the members of the Board shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                          (d)     Approval by the stockholders of the Parent of
(i) a complete liquidation or dissolution of the Parent or (ii) the sale or other disposition of all or substantially all of the assets of the Company or Parent, other than to a corporation (the "Buyer") with respect to which (x) following such sale or other disposition, more than 60% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors ("Buyer Voting Securities"), shall be owned beneficially, directly or indirectly, by Parent, any of its subsidiaries, any employee benefit plan sponsored by the Company, the Parent or any their respective subsidiaries or by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownership of Outstanding Voting Securities, immediately prior to such sale or other disposition; (y) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or Buyer and any Person that shall immediately prior to such sale or other disposition own beneficially, directly or indirectly, 20% or more of the combined voting power of Outstanding Voting Securities), shall own beneficially, directly or indirectly, 20% or more of the combined voting power or, Buyer Voting Securities; and (z) at least a majority of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition or assets of the Company.

                 For purposes of this Agreement, an Adverse Person shall mean any person which acquires control of the Parent in a transaction involving a Change in Control other than a transaction which, before the time of the transaction, has been approved by the Board of Directors of the Parent.

         8. INSURANCE. During the term, the Parent shall maintain, at no cost to Executive, officers and directors liability insurance that would cover Executive in an amount of no less than $45,000,000.

         9.      GENERAL PROVISIONS.

                          (a)     Notices.  All notices, requirements,
requests, demands, claims or other communications hereunder shall be in writing. Any notice, requirement, request, demand, claim or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two (2) business days after having been set by registered or certified mail, return-receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below, and the appropriate telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or
(iv) if sent through an overnight delivery service under circumstances by which such service guarantees next day delivery, the date following the date so sent:

If to the Company, to:

         Aames Financial Corporation
         3731 Wilshire Boulevard
         Los Angeles, California 90010
         Attention:       Barbara S. Polsky, Esq.
                          Senior Vice President
                          and General Counsel


If to Executive, to:

         Neil B. Kornswiet
         16105 Whitecap Lane
         Huntington Beach, California 92649


Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                          (b)     Assignment.  This Agreement and the benefits
hereunder are personal to the Parent and the Company and are not assignable or transferable, nor may be the services to be performed hereunder be assigned by the Parent and the Company to any person, firm or corporation; provided however, that this Agreement and the benefits hereunder may be assigned by the Parent and the Company to any corporation into which the Parent and the Company may be merged or consolidated, and this Agreement and the benefits hereunder will automatically be deemed assigned to any such corporation, subject, however, to Executive's right to terminate this Agreement to the extent provided in Section 6. In the event of any assignment of this Agreement to any corporation acquiring all or substantially all of the assets of the Parent or the Company or to any other corporation into which the Parent or the Company may be merged or consolidated, the responsibilities and duties assigned to Executive by such successor corporation shall be the responsibilities and duties of, and compatible with the status of, a senior executive officer of such successor corporation. The Parent or the Company may delegate any of its obligations hereunder to any subsidiary of the Company, provided that such delegation shall not relieve the Parent or the Company of any of its obligations hereunder. Executive may not assign its rights hereunder or delegate his duties hereunder to any Person.

                          (c)     Complete Agreement.  This Agreement contains
the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all previous written or oral negotiations, commitments, understandings, agreements and any other writings or communications in respect of such subject matter.

                          (d)     Amendments.  This Agreement may be modified,
amended, superseded or terminated only by a writing duly signed by both parties.

                          (e)     Severability.  Any provision of this
Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                          (f)     No Waiver.  Any waiver by either party of a
breach of any provisions of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall be considered a waiver or to deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                          (g)     Binding Effect.  This Agreement shall be
binding on, and shall inure to the benefit of, the parties hereto and their permitted assigns, successors and legal representatives.

                          (h)     Counterparts.  This Agreement may be executed
by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same document.

                          (i)     Governing Law.  This Agreement has been
negotiated and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

                          (j)     Arbitration.  The parties hereby expressly
agree that any controversy or claim relating to this Agreement, including the construction, enforcement or application of the terms hereof, shall be submitted to arbitration in Los Angeles, California by the American Arbitration Association in accordance with the Commercial Arbitration Rules of such association. The arbitrator shall be a retired judge of the Los Angeles Superior Court or other party acceptable to the parties and the rules of evidence shall apply. The costs of the arbitrator shall be borne equally.
Each party shall be responsible for its own attorneys' fees and costs.
However, the arbitrator shall have the right to award costs and expenses (including actual attorneys' fees) to the prevailing party as well as equitable relief. The award of the arbitrator shall be final and binding and shall be enforceable in any court of competent jurisdiction. Nothing in this paragraph shall preclude the parties from seeking an injunction or other equitable relief from a court of competent jurisdiction under appropriate circumstances.

                          (k)     Headings.  The headings included in this
Agreement are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                        AAMES FINANCIAL CORPORATION,
                                        a Delaware corporation


                                        _______________________________________
                                        By:     Cary H. Thompson
                                        Its:    Chief Operating Officer



                                        EXECUTIVE


                                        _______________________________________
                                        Neil B. Kornswiet

                                                                       EXHIBIT J

                              TERMINATION AGREEMENT

     This Termination Agreement (this "Agreement") is made and entered into as of the ___ day of August, 1996, by and among Lehman Brothers Holdings Inc., a Delaware corporation ("LB"), Lehman Commercial Paper, Inc., a New York corporation ("LCPI"), One Stop Mortgage, Inc., a Wyoming corporation ("One Stop") and Aames Financial Corporation, a Delaware corporation ("Aames"), with reference to the following:

                                    RECITALS

          A. One Stop is a party to that certain Amended and Restated Warehouse and Security Agreement (the "Warehouse Loan"), Working Capital Loan Agreement (the "Working Capital Loan") and Standby Financing Agreement (the "Standby Loan") with LB and LCPI (collectively, the "Credit Facilities").

          B. In consideration of LB's entry into the Credit Facilities, One Stop issued to LB a warrant (the "Warrant") to purchase shares of Common Stock of One Stop.

          C. On August 12, 1996, One Stop and Aames, among others, entered into that certain Agreement and Plan of Reorganization pursuant to which a wholly owned subsidiary of Aames will merge (the "Merger") with and into One Stop and all of the equity securities of One Stop, including the Warrant, shall be exchanged for equity securities of Aames.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

          1. ACKNOWLEDGEMENT OF SATISFACTION OF WARRANT OBLIGATIONS. LCPI hereby acknowledges receipt of 675,000 shares of Aames Common Stock (the "Warrant Shares") in full satisfaction of all of One Stop's obligations to LB and LCPI under the Warrant. LB and LCPI further acknowledge that other than the Warrant Shares, it has no interest in, or right to acquire or otherwise receive an interest in, any security of One Stop or Aames.

          2. ACKNOWLEDGEMENT OF TERMINATION OF CREDIT FACILITIES. LB and LCPI hereby acknowledge receipt of written notice from One Stop requesting the termination of the Credit Facilities, which notice is effective with respect to the Working Capital Loan and the Standby Loan as of September 6, 1996 and effective with respect to the Warehouse Loan on such date as Aames elects to terminate the Warehouse Loan (but in no event later than

September 27, 1996). LB and LCPI hereby acknowledge that upon repayment of all loans extended under the Credit Facilities and any accrued and unpaid interest thereon, the Credit Facilities shall terminate without further cost or obligation.

          3. NO COMPLAINTS, CHARGES OR LAWSUITS. LB and LCPI hereby warrant and represent that neither they, nor either of them, has filed nor authorized the filing of any complaints, charges or lawsuits against One Stop and/or Aames regarding the Credit Facilities with any governmental agency or court, and that if, unbeknownst to LB and/or LCPI, such a complaint, charge or lawsuit has been filed on either or both of their behalf, they will immediately cause it to be withdrawn and dismissed with prejudice.

          4. RELEASE.

               (a) Subject to the receipt of the Warrant Shares and the termination of the Credit Facilities as contemplated by Sections 1 and 2 of this Agreement, each of LB and LCPI, for itself and each of its respective affiliates, hereby and forever generally releases, relieves, absolves and discharges One Stop and Aames, and each of their respective affiliates, together with their respective agents, assigns, attorneys, employees, directors, officers, representatives, stockholders and successors, as applicable, from any and all actions, causes of action, obligations, promises, agreements, debts, costs, damages, losses, claims, liabilities, attorneys' fees, rights, suits and demands of whatever character (whether known or unknown, suspected or unsuspected, now existing or arising in the future) based on, arising out of, or otherwise related to (i) the relationship between LB and LCPI on the one hand and One Stop on the other hand, (ii) the Credit Facilities and/or (iii) the Warrant.

               (b) With regard to any claims which may exist or arise out of the matters which are subject to the releases contained in this Section 3 (collectively the "Released Matters") (whether known or unknown, suspected or unsuspected, now existing or arising in the future), the LB and LCPI, and each of them, expressly waive any and all rights under Section 1542 of the Civil Code of the State of California which provides as follows:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          LB and LCPI expressly waive and release any right or benefit which they have or may have under any similar law or rule of any other jurisdiction pertaining to the Released Matters. It is the intention of each party, through this Agreement, and with the advice of counsel, fully, finally, and forever to settle and release all such matters and claims relative thereto which have existed, do now exist or may exist between the parties arising out of or related to the Released Matters. In furtherance of such intention, the release herein given shall be, and remain in effect as, a full and complete release of such matters notwithstanding the discovery of the existence of any additional claims or facts relating thereto.

               (c) Notwithstanding the provisions of this Section 4, following the Merger, Aames confirms that LCPI shall be entitled to exercise its rights under Sections 9.5 and 9.6 of the Warrant with respect to the Warrant Shares, in accordance with the terms and provisions thereof applicable mutatis mutandis to the Warrant Shares.

          5. PREDECESSORS, SUCCESSORS, ASSIGNS AND BENEFICIARIES. This Agreement shall inure to the benefit of and shall bind the predecessors, successors, assigns, representatives, beneficiaries and attorneys of the LP, LCPI, One Stop and Aames, and each of them. This Agreement is intended to and does release and inure to the benefit of One Stop and Aames and their affiliated corporations and other related business entities including, without limitation, parent corporations, subsidiaries, divisions, agents, attorneys, employees, directors, officers, representatives and stockholders, individually as well as in the capacity indicated.

          6. INTEGRATION. This Agreement constitutes a single, integrated contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement. This Agreement may be amended or modified only by a writing signed by LP, LCPI, One Stop and Aames.

          7. CHOICE OF LAW AND FORUM. THIS AGREEMENT SHALL BE CONSTRUED UNDER AND CONTROLLED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES. ANY ACTION BROUGHT TO ENFORCE THIS AGREEMENT SHALL BE BROUGHT IN LOS ANGELES, CALIFORNIA.

          8. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.

          9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one instrument.

          10. PARAGRAPH HEADINGS; INTERPRETATION. Paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement is to be interpreted for or against any party because that party or its legal representative drafted such provision.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  LEHMAN BROTHERS HOLDINGS INC.,
                                  a Delaware corporation

                                  By:________________________________
                                  Its:_______________________________

                                  LEHMAN COMMERCIAL PAPER, INC.,

                                  a New York corporation

                                  By:________________________________
                                  Its:_______________________________

                                  ONE STOP MORTGAGE, INC.,
                                  a Wyoming corporation

                                  By:      Neil B. Kornswiet
                                  Its:     President

                                  AAMES FINANCIAL CORPORATION,
                                  a Delaware corporation

                                  By:      Cary H. Thompson
                                  Its:     Chief Operating Officer

                                     ANNEX A

                        CREDIT FACILITY PAYMENT SCHEDULE

I.       Restated Warehouse and Security Agreement.

                  Payment Date                             Payment Amount
                  ------------                             --------------

II.      Working Capital Loan Agreement.

                  Payment Date                             Payment Amount
                  ------------                             --------------

III.     Standby Financing Agreement.

                  Payment Date                             Payment Amount
                  ------------                             --------------

                                                                       EXHIBIT L

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of the _____ day of August, 1996, by and among Aames Financial Corporation, a Delaware corporation (the "Company"), and the parties listed on
Schedule I hereto (the "Holders"), with reference to the following:

                                    RECITALS

          A. This Agreement is made pursuant to the Agreement Plan of Reorganization, dated as of August 12, 1996 ("Reorganization Agreement"), by and among the Company, Aames Acquisition Corporation, a wholly-owned subsidiary of the Company and a Delaware corporation, and One Stop Mortgage, Inc., a Wyoming corporation ("One Stop") and Neil B. Kornswiet (solely with respect to Article IV of the Reorganization Agreement).

          B. In order to induce One Stop to enter into the Reorganization Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Holders. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Reorganization Agreement.

                                    AGREEMENT

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto do agree as follows:

     1. DEFINITIONS. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings given such terms in the Reorganization Agreement, and the following terms shall have the following meanings:

          Advice: As defined in the last paragraph of Section 3 hereof.

          Affiliate: As to any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

          Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

          Commission: The Securities and Exchange Commission.

          Common Stock: Common stock, $0.001 par value per share, of the Company.

          Company: Aames Financial Corporation, a Delaware corporation, and any successor corporation thereto.

          Effectiveness Period: As defined in Section 2(a) hereof.

          Effectiveness Target Date: The 10th day following the Publication
Date.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

          Holder: Each registered holder of any Restricted Securities.

          Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          Prospectus: The prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the issuance or resale of any portion of the Restricted Securities covered by such Shelf Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          Publication Date: The date of the Company's first publication of financial results covering at least 30 days of post Merger combined operations.

          Restricted Securities: Of the shares of the Common Stock issued in the Merger 906,367 shares issued to Neil B. Kornswiet and Debra K. Kornswiet as community property and 371,250 shares issued to LCPI.

          Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          Shelf Registration Statement: Any registration statement of the Company that covers the resale of any of the Restricted Securities pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

          Special Counsel: A single special counsel to the Holders of the Restricted Securities, for which the Holders of the Restricted Securities will be reimbursed pursuant to Section 5 hereof.

     2. SHELF REGISTRATION.

          (a) The Company shall use its best efforts to file with the Commission as soon as practicable after the Closing Date, but in no event later than September 13, 1996, one Shelf Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering 576,779 shares of the Restricted Securities issued to Neil B. Kornswiet and Debra K. Kornswiet and 236,250 shares of the Restricted Securities issued to LCPI. The Company shall use its reasonable best efforts, as described in Section 3, to cause such Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep such Shelf Registration Statement continuously effective under the Securities Act thereafter for the period ending one year after the Closing Date (subject to extension pursuant to clause (b) and the last paragraph of Section 3 hereof), or such shorter holding period as may be specified by the Commission in amending Rule 144(d) or ending when there cease to be outstanding any Restricted Securities which were the subject of such Shelf Registration Statement (the "Effectiveness Period"). If the Commission does not amend Rule 144(d) to reduce the holding period to 12 months, then as soon as practical following the first anniversary of the Effectiveness Date, the Company shall use its reasonable best efforts to file with the Commission a second Shelf Registration Statement for an offering to made on a continuous basis pursuant to Rule 415 covering all of the unsold Restricted Securities. The Company shall use its reasonable best efforts, as described in Section 3, to cause such Shelf Registration Statement to be declared effective under the Securities Act and to keep such Shelf Registration Statement continuously effective under the Securities Act for the period ending on the second anniversary of the Effectiveness Date (subject to extension pursuant to clause
(b) of the last paragraph of Section 3 hereof), or such shorter holding period as may be specified by the Commission in amending Rule 144(d) or ending when there ceases to be outstanding any Restricted Securities (also the "Effectiveness Period"). The Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Restricted Securities for resale by the Holders in open market transactions (with or without the use of one or more brokers).

          (b) During the relevant Effectiveness Period, the Company shall use its reasonable best efforts to keep the then applicable Shelf Registration Statement continuously effective by supplementing and amending such Shelf Registration Statement as required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement if required by the Securities Act or reasonably requested by the Holders of a majority in aggregate principal amount of the Restricted Securities covered by such Shelf Registration Statement; provided that the relevant Effectiveness Period shall be extended as provided herein.

     3. REGISTRATION PROCEDURES. In connection with each Shelf Registration Statement, the Company is required by the provisions of Section 2 hereof to effect the registration of Restricted Securities on the appropriate form available to permit the sale of the Restricted Securities in open market transactions (with or without the use of one or more brokers), and pursuant thereto the Company, at its expense and as expeditiously as reasonably possible, agrees with respect to each Shelf Registration Statement to:

          (a) Furnish to the Holders such number of copies of the Shelf Registration Statement, and each amendment and supplement thereto, preliminary Prospectus, final Prospectus and such other documents as the Holders may reasonably request;

          (b) Prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective and current for the relevant Effectiveness Period (other than any period in which sales have been deferred pursuant to Section 2 above); cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended methods of disposition as contemplated hereby;

          (c) Use its best efforts to register or qualify the securities covered by the Shelf Registration Statement under the state securities or "blue sky" laws of up to ten (10) jurisdictions as the Holders may select within ten (10) days prior to the original filing of the Shelf Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;


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
          (d) Notify the Holders promptly after it shall receive notice thereof, of the date and time when the Shelf Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of any such registration statement has been filed;

          (e) Notify the Holders promptly of any request by the Commission or any state governmental authority for the amendment or supplementation of the Shelf Registration Statement or Prospectus or for additional information;

          (f) Prepare and file with the Commission, promptly upon the request of any Holders, any amendments or supplements to the Shelf Registration Statement or Prospectus that, in the written opinion of Special Counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Restricted Securities by such Holders;

          (g) Prepare and file promptly with the Commission, and promptly notify the Holders of the filing of, such amendments or supplements to the Shelf Registration Statement or Prospectus as may be necessary to correct any statements or omissions if to the Company's knowledge, at the time when a Prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h) If any of the Holders is required to deliver a Prospectus at a time when the Prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to the Shelf Registration Statement and such Prospectus as may be necessary for such Prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (i) Advise the Holders promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission, any state securities commission, any other governmental agency or any court suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (j) Not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus to which the Holders of a majority of the aggregate of the Restricted Securities included or to be included in a registration have reasonably objected in writing on the grounds that such Shelf Registration Statement or Prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least one (1) business day prior to the filing thereof; provided, however, that the failure of such Holders or their Special Counsel to review or object to the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf

Registration Statement or Prospectus shall not affect the rights of such Holders or their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under Section 5 hereof;

          (k) Make available for inspection upon request by any Holder of Restricted Securities covered by the Shelf Registration Statement and by Special Counsel, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder or Special Counsel, in connection with such registration statement but only (x) to the extent necessary to the conduct of customary due diligence, and (y) if the recipient thereof has executed a confidentiality agreement in a form reasonably acceptable to the Company protecting against the misappropriation or disclosure of the Company's confidential information; and

          (l) List all Common Stock covered by the Shelf Registration Statement on the stock exchange or system, if any, on which the Common Stock of the Company is then listed.

               The Company may require each seller of the Restricted Securities as to which any registration is being effected to: (i) furnish to the Company such information regarding the distribution of such Restricted Securities as is required by law to be disclosed in the Shelf Registration Statement and (ii) provide to the Company a signed writing accepting and acknowledging its rights and obligations hereunder. The Company may exclude from such registration the Restricted Securities of any holder of Restricted Securities who unreasonably fails to furnish such information or signed writing at least five business days prior to the effective date of such Shelf Registration Statement.

               Each Holder of the Restricted Securities agrees by acquisition of such Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), 3(g) or 3(i) hereof, such Holder will forthwith discontinue disposition of such Restricted Securities covered by such Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the applicable Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of the Restricted Securities covered by such Shelf Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

               The registration rights of the Holders pursuant to this Agreement and the ability to offer and sell Restricted Securities pursuant to any Shelf Registration Statement are subject to the conditions and limitations contained in this paragraph, and each Holder will be deemed to have agreed with the Company that if the Board of Directors of the Company determines in its good faith judgment that the use of any Prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company's ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Restricted Securities pursuant to any Shelf Registration Statement or to require the Company to take action with respect to the registration or sale of any Restricted Securities pursuant to a Shelf Registration Statement shall be suspended until the date upon which the Company notifies the Holders in writing (the "Suspension Termination Notice") that suspension of such rights for the grounds set forth in this paragraph is no longer necessary, and the Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary (but in any event, with respect to either or both Shelf Registration Statements, any such suspension shall be effective for a period not in excess of 90 consecutive days and for no more than 180 days in any calendar year). If the Company shall give any such notice, the then applicable Effectiveness Period shall be extended by the number of days during which the period from and including the date of the giving of such notice of suspension to and including the date the Company delivers the Suspension Termination Notice.

     4. REGISTRATION EXPENSES.

               (a) All fees and expenses of the Company incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Shelf Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Shelf Registration Statement.

               (b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Restricted Securities being registered or tendered for in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the Holders, which firm shall be chosen by the Holders of a majority in aggregate principal amount of the Restricted Securities.

     5. INDEMNIFICATION.

          (a) The Company hereby agrees to indemnify and hold harmless each Holder of Restricted Securities that is included in any Shelf Registration Statement pursuant to the provisions of this Agreement, and each Person who controls such Holder within the meaning of the Securities Act from and against, and agrees to reimburse such Holder and its controlling Persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder and its controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Shelf Registration Statement, any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by (i) an untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished by such Holder or such controlling Person specifically for use in the preparation of any Shelf Registration Statement or (ii) any untrue statement or alleged untrue statement of material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus corrects the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claim, action, demand, loss, damage, liability, cost or expense for which indemnification is sought, (y) a copy of the later Prospectus had been made available to the Holders in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Holder seeking indemnification was under an obligation to deliver such later Prospectus to the purchaser and
(z) there would have been no such liability but for such failure to deliver such later Prospectus by such Holder.

          (b) Each Holder of shares of Restricted Securities that are included in any Shelf Registration Statement pursuant to the provisions of this Agreement hereby agrees to indemnify and hold harmless the Company, its officers, directors and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Shelf Registration Statement, any Prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon written information furnished by such Holder specifically for use in the preparation thereof; provided, however, that a Holder shall not be liable in any case to the extent such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a Prospectus if (x) a later Prospectus shall correct the untrue statement or alleged untrue statement, or omission or alleged omission, which is the basis for the claims, actions, demands, losses, damages, liabilities, costs or expenses for such indemnification is sought, (y) a copy of the later Prospectus had been made available to the Holders in a timely fashion in accordance with the Securities Act and had not been sent or given to such purchaser at or prior to confirmation of sale to such purchaser and the Company, another Holder, or a controlling person other than the Holder shall have been under an obligation to deliver such later Prospectus, and (z) there would have been no such liability but for such failure to deliver such later Prospectus by the Company, another Holder or controlling Person.

          (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party otherwise than under this
Section 5 and shall not relieve the indemnifying party from liability under this
Section 5 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the prior written consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

          (d) If the indemnification provided for in subsection (a) or (b) of this Section 5 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the amount any Holder of Restricted Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price multiplied by the number of shares of Restricted Securities sold by such Holder pursuant to the registration statement that gives rise to such obligation to contribute. The relative fault of the Company on the one hand and the Stockholders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Stockholder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

     6. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company agrees to file timely such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act.

     7. MISCELLANEOUS.

          (a) Amendments and Waivers. With the written consent of the Holders of a majority of the Restricted Securities, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Restricted Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Restricted Securities. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company agrees to give promptly written notice thereof to the Holders of the Restricted Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 7(a). Specifically, but without limiting the generality of the foregoing, the failure of the Holders at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of the Holders at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          (b) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

               (i) if to the Company, as provided in the Reorganization
Agreement,

               (ii) if to any Holder of any Restricted Securities, to the address of such Holder as it appears in the Common Stock register of the Company.

               Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when (v) delivered by hand, if personally delivered, (w) one Business Day after being timely delivered to a next-day air courier, (x) five Business Days after being deposited in the mail, postage prepaid, if mailed, (y) when answered back, if telexed or (z) when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of the Restricted Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of the Restricted Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

          (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts made and performed within the State of California without regard to principles of conflicts of law.

          (f) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (g) Construction. All Section and other subdivision titles or captions contained in this Agreement are for convenience of reference only and shall not effect the meaning or interpretation of any provision of this Agreement. All terms used in this Agreement include, where appropriate the singular as well as the plural and the masculine, feminine and neuter genders. The words "herein", "hereof" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section or other subdivision; and all Section and other subdivision references contained herein refer to Sections and other subdivisions hereof. Use herein of the term "or" is not intended to be exclusive, unless the context clearly requires. All provisions hereof apply to successive events and transactions.

          (h) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  AAMES FINANCIAL CORPORATION,
                                  a Delaware corporation

                                  By:________________________________

                                  Its:_______________________________

                                  HOLDERS

                                  By:________________________________

                                  By:________________________________

                                  By:________________________________

                                   SCHEDULE I

                       HOLDERS OF THE REGISTRATION RIGHTS

1.       Neil B. Kornswiet and Debra K. Kornswiet, as community property

2.       Lehman Commercial Paper Inc.